   As filed with the Securities and Exchange Commission on February 2, 1999
                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                                 Mattel, Inc.
            (Exact Name of Registrant as Specified in its Charter)

          Delaware                                 5092                       95-1567322
(State or Other Jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer
  Incorporation or Organization)         Classification Code Number)      Identification Number)

                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                (310) 252-2000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                --------------
                              Lee B. Essner, Esq.
               Assistant General Counsel and Assistant Secretary
                                 Mattel, Inc.
                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                (310) 252-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                --------------
                                  Copies to:

 Thomas C. Sadler, Esq.                  Neal S. Winneg, Esq.               Mark G. Borden, Esq.
    Latham & Watkins                   The Learning Company, Inc.             Hale and Dorr LLP
 633 West Fifth Street, Suite 4000        One Athenaeum Street                 60 State Street
 Los Angeles, California 90071         Cambridge, Massachusetts 02142     Boston, Massachusetts 02109
     (213) 485-1234                            (617) 494-1200                     (617) 526-6000

                                --------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions under the Merger Agreement (described in the Joint Proxy Statement/Prospectus herein) are satisfied or waived.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                                   Proposed
                                                                    Proposed       Maximum
                                                     Amount         Maximum       Aggregate      Amount Of
             Title Of Each Class Of                   To Be      Offering Price    Offering     Registration
          Securities To Be Registered             Registered(1)    Per Share       Price(2)         Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value (including the
 Preference Share Purchase Rights attached
 thereto)(3)...................................  152,963,658 (4) Not applicable $3,661,567,564 $1,080,163 (5)
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the maximum number of shares of common stock, par value of $1.00 per share ("Mattel Common Stock"), of Mattel, Inc. ("Mattel") that are issuable, or to be reserved for issuance, in the merger described in the Joint Proxy Statement/Prospectus herein (the "Merger").
(2) Estimated solely for the purpose of calculation of the registration fee pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and based upon the average of the high and low sales prices of the common stock, par value $.01 per share ("TLC Common Stock"), of The Learning Company, Inc. ("TLC") on the New York Stock Exchange Composite Transactions Tape on January 29, 1999 ($24.25 and $23.625, respectively).
(3) Shares of the Mattel Common Stock being registered hereby are accompanied by Mattel's Preference Share Purchase Rights. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by the certificates for the Mattel Common Stock and will be transferred along with and only with the Mattel Common Stock.
(4) Represents the number of shares of Mattel Common Stock issuable in the Merger assuming a 1.2 exchange ratio and that (i) all outstanding shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, of TLC are converted into shares of TLC Common Stock prior to the Merger, (ii) all outstanding Exchangeable Non-Voting Shares of TLC's Canadian subsidiary, Softkey Software Products Inc., are exchanged into shares of TLC Common Stock prior to the Merger, (iii) all of TLC's outstanding 5 1/2% Senior Convertible Notes Due 2000 are converted into shares of TLC Common Stock prior to the Merger, (iv) all options or warrants to purchase TLC Common Stock are exercised prior to the Merger, and (v) all shares of TLC Common Stock contingently issuable prior to the consummation of the Merger pursuant to TLC employee benefit plans are issued prior to the Merger.
(5) The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act. A registration fee of $522,834 was previously paid by the Registrant pursuant to Rule 14a-6 promulgated under the Securities Exchange Act of 1934, as amended, in connection with the filing of the preliminary Joint Proxy Statement/Prospectus on January 11, 1999. Pursuant to Rule 457(b) under the Securities Act, such fee is being credited against the registration fee, and accordingly, an additional fee of $557,329 is being paid in connection with this Registration Statement.
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8 of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8, may determine.
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

    [MATTEL LOGO]                                             [TLC LOGO]
                        SPECIAL MEETING OF STOCKHOLDERS
                 MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT


  The Boards of Directors of Mattel, Inc. ("Mattel") and The Learning Company, Inc. ("TLC") have unanimously approved a merger agreement that will result in TLC merging with and into Mattel. Following the completion of the merger, TLC will cease to exist and the combined company will be named Mattel, Inc.

  If the merger is completed:

  . Each share of TLC common stock you own will be converted into the right to receive not less than 1.0 or more than 1.2 shares of Mattel common stock. Subject to the above minimum and maximum, the exact ratio (the "Exchange Ratio") of Mattel common stock that you will receive for each share of TLC common stock will be calculated as follows: $33.00 divided by the average of the closing prices of the Mattel common stock on the New York Stock Exchange for 10 randomly selected trading days out of the 20 trading days ending on the fifth trading day preceding the merger.

  . Each share of TLC Series A Convertible Participating Preferred Stock will be converted into the right to receive a number of shares of Mattel common stock equal to the Exchange Ratio multiplied by 20.

  . Each outstanding Exchangeable Non-Voting Share of TLC's Canadian subsidiary, Softkey Software Products Inc., will remain outstanding, but will thereafter be exchangeable into a number of shares of Mattel common stock equal to the Exchange Ratio.

  . Mattel stockholders will continue to own their existing shares.

  The shares of Mattel's common stock to be issued to holders of TLC's common stock and preferred stock and issuable after the merger upon the exchange of the Exchangeable Non-Voting Shares of Softkey Software Products Inc. will, depending on the Exchange Ratio, represent between 26.7% and 30.4% of the outstanding Mattel voting stock after the merger (including Exchangeable Non-Voting Shares and excluding unexercised stock options and other convertible securities.)

  The merger cannot be completed unless both Mattel's and TLC's stockholders approve the merger agreement. We have scheduled special meetings for our respective stockholders to vote on the merger agreement.

  Whether or not you plan to attend a special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal(s) submitted at your meeting, unless your shares are held in a brokerage account. If you fail to return your proxy card or to vote in person at your meeting, the effect will be a vote against the merger.

                         YOUR VOTE IS VERY IMPORTANT.

  The dates, times and places of the meetings are as follows:

    For Mattel stockholders:
                   , 1999
         local time
    For TLC stockholders:

                  , 1999
         local time
  This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

       Jill E. Barad                             Michael J. Perik
       Chairman of the Board                     Chairman of the Board
       and Chief Executive Officer               and Chief Executive Officer
       Mattel, Inc.                              The Learning Company, Inc.


 Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved the Mattel common stock to be issued in the merger or determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
  Joint Proxy Statement/Prospectus dated         , 1999 and first mailed to
stockholders on         , 1999.

                             [INSIDE FRONT COVER]

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT MATTEL AND TLC THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. SUCH INFORMATION IS AVAILABLE WITHOUT CHARGE TO MATTEL AND TLC STOCKHOLDERS UPON WRITTEN OR ORAL REQUEST. CONTACT MATTEL AT
333 CONTINENTAL BOULEVARD, EL SEGUNDO, CALIFORNIA 90245, ATTN.: ROBERT NORMILE, SECRETARY. MATTEL'S TELEPHONE NUMBER IS (310) 252-2000. CONTACT TLC AT ONE ATHENAEUM STREET, CAMBRIDGE, MASSACHUSETTS 02142, ATTN.: NEAL S. WINNEG, SECRETARY. TLC'S TELEPHONE NUMBER IS (617) 494-1200.

  TO OBTAIN TIMELY DELIVERY OF REQUESTED DOCUMENTS PRIOR TO THE SPECIAL MEETING OF MATTEL STOCKHOLDERS OR THE SPECIAL MEETING OF TLC STOCKHOLDERS, YOU
MUST REQUEST THEM NO LATER THAN           , 1999, WHICH IS FIVE BUSINESS DAYS
PRIOR TO THE DATES OF SUCH MEETINGS.

  ALSO SEE "WHERE YOU CAN FIND MORE INFORMATION" IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                 MATTEL, INC.
                           333 Continental Boulevard
                         El Segundo, California 90245

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       To Be Held On             , 1999

                               ----------------

To the Stockholders of Mattel, Inc.:

  A Special Meeting of Stockholders of Mattel, Inc., a Delaware corporation
("Mattel"), will be held on             , 1999, at     , local time, at
                  (the "Mattel Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of December 13, 1998 (the "Merger Agreement"), between Mattel and The Learning Company, Inc., a Delaware corporation ("TLC"), pursuant to which:

      (a) TLC will be merged (the "Merger") with and into Mattel, with Mattel being the surviving corporation;

      (b) each issued and outstanding share of common stock, $.01 par value per share, of TLC (the "TLC Common Stock") will be changed and converted into and represent the right to receive a number (the "Exchange Ratio") of shares of common stock, $1.00 par value per share, of Mattel (the "Mattel Common Stock"), equal to the number determined by dividing $33.00 by the Average Mattel Price (as defined below); provided, that (i) if the number determined by dividing $33.00 by the Average Mattel Price is less than or equal to 1.0, the Exchange Ratio will be 1.0, and (ii) if the number determined by dividing $33.00 by the Average Mattel Price is 1.2 or higher, the Exchange Ratio will be 1.2;

      (c) each issued and outstanding share of Series A Convertible Participating Preferred Stock, $.01 par value per share, of TLC (the "TLC Series A Preferred Stock") (other than shares of TLC Series A Preferred Stock held by stockholders exercising appraisal rights), will be changed and converted into and represent the right to receive a number of shares of Mattel Common Stock equal to the product of (i) the Exchange Ratio and
          (ii) the number of shares of TLC Common Stock issuable upon conversion of such share of TLC Series A Preferred Stock immediately prior to the effective time of the Merger; and

      (d) the share of special voting stock, $1.00 par value per share, of TLC (the "TLC Special Voting Stock") (unless the holder of such share exercises appraisal rights) will be changed and converted into and represent the right to receive one share of special voting preferred stock, $1.00 par value per share, of Mattel (the "Mattel Special Voting Share").

          After the Merger is consummated, each outstanding Exchangeable Non-Voting Share (collectively, the "Exchangeable Shares") of TLC's Canadian subsidiary, Softkey Software Products Inc., will remain outstanding, but pursuant to the terms of the Exchangeable Shares, will then be exchangeable into a number of shares of Mattel Common Stock equal to the Exchange Ratio.

          "Average Mattel Price" means the average of the closing prices of the Mattel Common Stock on the New York Stock Exchange (the "NYSE") as reported on the NYSE Composite Transaction Tape for the Random Trading Days. The "Random Trading Days" are the 10 trading days selected by lot out of the 20 trading days ending on and including the fifth trading day preceding the effective time of the Merger. The Random Trading Days will be selected by lot by designated representatives of Mattel and TLC at 5:00 p.m. New York City time on the second trading day preceding the effective time of the Merger.

    2. To transact such other business as may properly come before the Mattel Special Meeting or any adjournment or postponement of the Mattel Special Meeting, including without limitation, potential adjournments or postponements of the Mattel Special Meeting for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

  Mattel's Board of Directors has unanimously approved the Merger Agreement and recommends that you vote FOR approval and adoption of the Merger Agreement. We have described the proposal in more detail in the accompanying Joint Proxy Statement/Prospectus, which you should read in its entirety before voting. A copy of the Merger Agreement is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus.

  The close of business on         , 1999 has been fixed by Mattel's Board of
Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Mattel Special Meeting or any adjournment or postponement thereof. Only holders of record of Mattel Common Stock and Mattel Series C Mandatorily Convertible Redeemable Preferred Stock, $1.00 par value per share (the "Mattel Series C Preferred Stock"), at the close of business on the record date may vote at the Mattel Special Meeting. All of the shares of Mattel Series C Preferred Stock are held by BankBoston, N.A., as Depositary for the holders of Mattel Series C Depositary Shares (the "Mattel Series C Depositary Shares"). Each Mattel Series C Depositary Share represents one twenty-fifth of a share of Mattel Series C Preferred Stock. The Mattel Series C Preferred Stock will be voted by BankBoston, N.A. in accordance with instructions received from the holders of the Mattel Series C Depositary Shares. Each share of Mattel Series C Preferred Stock is entitled to 12.219 votes per share. Consequently, holders of Mattel Series C Depositary Shares are entitled to direct BankBoston, N.A. with respect to 0.48876 of a vote per Mattel Series C Depositary Share.

  The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Mattel Common Stock and Mattel Series C Preferred Stock, voting together as a single class, is required to approve and adopt the Merger Agreement.

  All stockholders of Mattel, and the holders of Mattel Series C Depositary Shares, are cordially invited to attend the Mattel Special Meeting in person. However, to ensure your representation at the Mattel Special Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the Mattel Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement. If you fail to return a properly executed proxy card or to vote in person at the Mattel Special Meeting, the effect will be a vote against the Merger Agreement.

                                          By Order of the Board of Directors

El Segundo, California                    Robert Normile
         , 1999                           Secretary

THE BOARD OF DIRECTORS OF MATTEL RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                          THE LEARNING COMPANY, INC.
                             One Athenaeum Street
                        Cambridge, Massachusetts 02142

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       To Be Held On              , 1999

                               ----------------

To the Stockholders of
The Learning Company, Inc.:

  A Special Meeting of Stockholders of The Learning Company, Inc., a Delaware
corporation ("TLC"), will be held on        , 1999, at     , local time, at
                                (the "TLC Special Meeting"), for the following
purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of December 13, 1998 (the "Merger Agreement"), between TLC and Mattel, Inc., a Delaware corporation ("Mattel"), pursuant to which:

      (a) TLC will be merged (the "Merger") with and into Mattel, with Mattel being the surviving corporation;

      (b) each issued and outstanding share of common stock, $.01 par value per share, of TLC (the "TLC Common Stock") will be changed and converted into and represent the right to receive a number (the "Exchange Ratio") of shares of common stock, $1.00 par value per share, of Mattel (the "Mattel Common Stock"), equal to the number determined by dividing $33.00 by the Average Mattel Price (as defined below); provided, that (i) if the number determined by dividing $33.00 by the Average Mattel Price is less than or equal to 1.0, the Exchange Ratio will be 1.0, and (ii) if the number determined by dividing $33.00 by the Average Mattel Price is 1.2 or higher, the Exchange Ratio will be 1.2;

      (c) each issued and outstanding share of Series A Convertible Participating Preferred Stock, $.01 par value per share, of TLC (the "TLC Series A Preferred Stock") (other than shares of TLC Series A Preferred Stock held by stockholders exercising appraisal rights), will be changed and converted into and represent the right to receive a number of shares of Mattel Common Stock equal to the product of (i) the Exchange Ratio and
          (ii) the number of shares of TLC Common Stock issuable upon conversion of such share of TLC Series A Preferred Stock immediately prior to the effective time of the Merger; and

      (d) the share of special voting stock, $1.00 par value per share, of TLC (the "TLC Special Voting Stock") (unless the holder of such share exercises appraisal rights) will be changed and converted into and represent the right to receive one share of special voting preferred stock, $1.00 par value per share, of Mattel (the "Mattel Special Voting Share").

          After the Merger is consummated, each outstanding Exchangeable Non-Voting Share (the "Exchangeable Shares") of TLC's Canadian subsidiary, Softkey Software Products Inc. ("Softkey"), will remain outstanding, but pursuant to the terms of the Exchangeable Shares, will then be exchangeable into a number of shares of Mattel Common Stock equal to the Exchange Ratio.

          "Average Mattel Price" means the average of the closing prices of the Mattel Common Stock on the New York Stock Exchange (the "NYSE") as reported on the NYSE Composite Transaction Tape for the Random Trading Days. The "Random Trading Days" are the 10 trading days selected by lot out of the 20 trading days ending on and including the fifth trading day preceding the effective time of the Merger. The Random Trading Days will be selected by lot by designated representatives of Mattel and TLC at 5:00 p.m. New York City time on the second trading day preceding the effective time of the Merger.

    2. To transact such other business as may properly come before the TLC Special Meeting or any adjournment or postponement of the TLC Special Meeting, including without limitation, potential adjournments or postponements of the TLC Special Meeting for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

  TLC's Board of Directors has unanimously approved the Merger Agreement and recommends that you vote FOR approval and adoption of the Merger Agreement. We have described the proposal in more detail in the accompanying Joint Proxy Statement/Prospectus, which you should read in its entirety before voting. A copy of the Merger Agreement is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus.

  The close of business on         , 1999 has been fixed by TLC's Board of
Directors as the record date for the determination of stockholders entitled to notice of and to vote at the TLC Special Meeting or any adjournment or postponement thereof. Only holders of record of TLC Common Stock and TLC Series A Preferred Stock at the close of business on the record date may vote at the TLC Special Meeting. In addition, holders of record of Exchangeable Shares of Softkey at the close of business on the record date will be entitled to notice of the TLC Special Meeting and to direct the vote of CIBC Mellon Trust Company, the holder as trustee for such persons, of the one outstanding share of TLC Special Voting Stock.

  Any record holder of TLC Series A Preferred Stock or TLC Special Voting Stock (i) who, before the taking of the vote on the approval and adoption of the Merger Agreement, delivers to TLC a written demand stating that he, she or it intends to demand appraisal of his, her or its shares if the Merger is consummated and (ii) whose shares are not voted in favor of approval and adoption of the Merger Agreement, may be entitled to such appraisal of his, her or its shares. Mattel, as the surviving corporation in the Merger, and any such stockholder shall in such cases have the rights and duties and shall follow the procedures set forth in Section 262 of the Delaware General Corporation Law, a copy of which is included as Annex D to the attached Joint Proxy Statement/Prospectus. For a description of the procedures to be followed in asserting appraisal rights in connection with the proposed Merger, see "The Merger--Appraisal Rights" in the accompanying Joint Proxy Statement/Prospectus.

  The affirmative vote of the holders of a majority of the voting power of the outstanding shares of TLC Common Stock, TLC Series A Preferred Stock and the share of TLC Special Voting Stock, voting together as a single class, is required to approve and adopt the Merger Agreement.

  All stockholders of TLC and holders of Exchangeable Shares are cordially invited to attend the TLC Special Meeting in person. However, to ensure your representation at the TLC Special Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the TLC Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement. If you fail to return a properly executed proxy card or to vote in person at the TLC Special Meeting, the effect will be a vote against the Merger Agreement.

                                          By Order of the Board of Directors

Cambridge, Massachusetts                  Neal S. Winneg
       , 1999                             Secretary

THE BOARD OF DIRECTORS OF TLC RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
WHO CAN HELP ANSWER YOUR QUESTIONS? ......................................   3
SUMMARY...................................................................   4
  The Companies...........................................................   4
  The Stockholders' Meetings..............................................   4
  Our Reasons for the Merger..............................................   4
  Our Recommendations to Stockholders.....................................   4
  The Merger..............................................................   5
  What Holders of TLC Common Stock Will Receive in the Merger.............   5
  What Holders of TLC Series A Preferred Stock Will Receive in the
   Merger.................................................................   6
  Treatment of TLC Special Voting Stock and Exchangeable Non-Voting Shares
   in the Merger..........................................................   6
  Ownership of Mattel Following the Merger................................   6
  Votes Required..........................................................   7
  Interests of Certain Persons in the Merger..............................   7
  Conditions to the Merger................................................   7
  No Solicitation by TLC..................................................   8
  Termination of the Merger Agreement.....................................   8
  Termination Fees........................................................   8
  Opinions of Financial Advisors..........................................   9
  Accounting Treatment....................................................   9
  Material Federal Income Tax Considerations..............................   9
  Certain Regulatory Matters..............................................   9
  Appraisal Rights........................................................   9
  Forward-Looking Statements May Prove Inaccurate.........................  10
  Comparative Market Price Information....................................  10
  Listing of Mattel Common Stock..........................................  10
  Comparative Per Share Prices and Dividends..............................  11
  Selected Historical and Unaudited Pro Forma Combined Financial Data.....  12
  Ratio of Earnings to Combined Fixed Charges and Preferred Stock
   Dividends..............................................................  16
THE MATTEL SPECIAL MEETING................................................  17
  General.................................................................  17
  Mattel Board of Directors' Recommendations..............................  18
  Record Date and Voting..................................................  18
  Voting and Revocation of Proxies........................................  19
THE TLC SPECIAL MEETING...................................................  20
  General.................................................................  20
  TLC Board of Directors' Recommendations.................................  20
  Record Date and Voting..................................................  20
  Voting and Revocation of Proxies........................................  21
THE MERGER................................................................  23
  Background of the Merger................................................  23
  Joint Reasons for the Merger............................................  25
  Recommendation of the Board of Directors of Mattel; Mattel's Reasons for
   the Merger.............................................................  25
  Recommendation of the Board of Directors of TLC; TLC's Reasons for the
   Merger.................................................................  26
  Opinion of Financial Advisor to Mattel..................................  27
  Opinion of Financial Advisor to TLC.....................................  30
  Interests of Certain Persons in the Merger..............................  35
  Treatment of TLC Special Voting Stock and Exchangeable Shares...........  38

                                                                            Page
                                                                            ----
  Treatment of TLC Series A Preferred Stock...............................   39
  Accounting Treatment of the Merger......................................   39
  Legal Proceedings.......................................................   40
  Regulatory Approvals....................................................   40
  Material United States Federal Income Tax Considerations................   41
  Material Canadian Federal Income Tax Considerations to Holders of
   Exchangeable Shares....................................................   42
  Delisting and Deregistration of TLC Common Stock; Listing of Mattel
   Common Stock Issued in Connection with the Merger......................   44
  Resales of Mattel Common Stock Issued in Connection with the Merger;
   Affiliate Agreements...................................................   44
  Appraisal Rights........................................................   45
  Cautionary Statement Concerning Forward-Looking Statements..............   48
  Effect of Merger on Outstanding 5 1/2% Senior Convertible Notes Due 2000
   of TLC.................................................................   49
THE MERGER AGREEMENT......................................................   49
  The Merger..............................................................   49
  Conversion of Securities................................................   49
  Treatment of Exchangeable Shares........................................   50
  Treatment of TLC Stock Options..........................................   51
  Exchange of Stock Certificates..........................................   51
  Representations and Warranties..........................................   53
  Certain Covenants.......................................................   53
  Conditions to Obligations to Effect the Merger..........................   58
  Termination; Termination Fees and Expenses..............................   60
  Amendment and Waiver....................................................   61
  Stock Option Agreement..................................................   61
  Stockholder Support Agreements..........................................   62
MATTEL, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..   64
CAPITALIZATION OF MATTEL AND TLC..........................................   73
DESCRIPTION OF MATTEL CAPITAL STOCK.......................................   75
  General.................................................................   75
  Mattel Common Stock.....................................................   75
  Description of Preference Share Purchase Rights.........................   75
  Preferred Stock.........................................................   76
  Series C Mandatorily Convertible Redeemable Preferred Stock; Series C
   Depositary Shares......................................................   76
  Mattel Special Voting Share.............................................   76
COMPARISON OF RIGHTS OF HOLDERS OF MATTEL COMMON STOCK AND TLC COMMON
 STOCK AND TLC SERIES A PREFERRED STOCK BEFORE AND AFTER THE MERGER.......   77
  Capital Stock...........................................................   77
  Number and Election of Directors........................................   77
  Voting..................................................................   78
  Special Meeting of Stockholders.........................................   78
  Written Consent of Stockholders.........................................   78
  Proposals and Nominations...............................................   78
  Rights Agreement........................................................   79
  Rights of Holders of TLC Series A Preferred Stock.......................   79

                                                                            Page
                                                                            ----
STOCKHOLDER PROPOSALS......................................................  79
TRADEMARK MATTERS..........................................................  79
LEGAL MATTERS..............................................................  80
EXPERTS....................................................................  80
WHERE YOU CAN FIND MORE INFORMATION........................................  80

ANNEXES

A. AGREEMENT AND PLAN OF MERGER
B. OPINION OF GOLDMAN, SACHS & CO.
C. OPINION OF MERRILL LYNCH & CO., INC.
D. SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
E. STOCK OPTION AGREEMENT

                    QUESTIONS AND ANSWERS ABOUT THE MERGER
Q: Why are the two companies proposing to merge?

A: Mattel, Inc. and The Learning Company, Inc. are proposing to merge because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earning power and growth potential than either company would have on its own.

  The combined company will feature a portfolio of well-known brands including, among others, BARBIE, FISHER-PRICE, AMERICAN GIRL, READER RABBIT, HOT WHEELS, MATCHBOX, CARMEN SANDIEGO and OREGON TRAIL. We intend to leverage these brands across software, toy and related product categories to capitalize on Mattel's global distribution strength and to exploit opportunities in Internet e-commerce.

Q:What will I receive in the merger?

A: Each share of TLC common stock you own will be converted into the right to receive not less than 1.0 or more than 1.2 shares of Mattel common stock. Subject to the above minimum and maximum, the exact ratio (the "Exchange Ratio") of Mattel common stock that you will receive for each share of TLC common stock will be calculated as follows: $33.00 divided by the average of the closing prices of the Mattel common stock on the New York Stock Exchange for 10 randomly selected trading days out of the 20 trading days ending on the fifth trading day preceding the merger. Each share of TLC Series A Convertible Participating Preferred Stock will be converted into the right to receive a number of shares of Mattel common stock equal to the Exchange Ratio multiplied by 20. Each Exchangeable Non-Voting Share of TLC's Canadian subsidiary, Softkey Software Products Inc., will remain outstanding, but will thereafter be exchangeable into a number of shares of Mattel common stock equal to the Exchange Ratio. For more information on the number of shares of Mattel common stock you will receive for your shares of TLC Common Stock or TLC Series A Convertible Participating Preferred Stock, see "The Merger Agreement--Conversion of Securities" on page 49. Each share of Mattel common stock you own prior to the merger will continue to remain outstanding after the merger.

Q: Do the companies recommend voting in favor of the merger agreement?

  A:Yes. The Board of Directors of Mattel recommends that its stockholders vote in favor of the merger agreement. The Board of Directors of TLC likewise recommends that its stockholders vote in favor of the merger agreement.

Q:What do I need to do now?

A: This Joint Proxy Statement/Prospectus contains important information regarding the proposed merger, as well as information about Mattel and TLC. It also contains important information about what the management and the Board of Directors of each of Mattel and TLC considered in evaluating the proposed merger. We urge you to read this Joint Proxy Statement/Prospectus carefully, including its Annexes, and to consider how the merger affects you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information" on page 80. For information about where to call to get answers to your questions, see "Who Can Help Answer Your Questions?" on page 3.

Q:How do I vote?

A: If you are a stockholder of TLC or Mattel, you should simply indicate on your proxy card how you want to vote, sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your respective special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote for the merger agreement, except if your shares are held in a brokerage account. If you fail to return your proxy card or to vote in person at your respective special meeting, the effect will be a vote against the merger agreement.

  If you are a holder of Exchangeable Non-Voting Shares of Softkey Software Products Inc., enclosed with this Joint Proxy Statement/ Prospectus are materials informing you of your rights with respect to voting of the share of special voting stock of TLC at the special meeting of stockholders of TLC and instructions informing you how to exercise your rights.

Q:When and where are the special meetings?

A: The Mattel special meeting will take place on            , 1999 at   , local
   time, at       . The TLC special meeting will take place on              ,
   1999 at   , local time, at       .

Q: If my shares are held in a brokerage account, will my broker vote my shares for me?

A: Your broker will not vote your shares for you unless you provide instructions on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at your respective special meeting. You may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Mattel at the address on page 19 if you are a Mattel stockholder, or to TLC at the address on page 22 if you are a TLC stockholder. Third, you may attend your respective special meeting and vote in person. Simply attending your respective special meeting, without voting in person, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at your respective special meeting.

Q:Should I send in my stock certificates now?

A: No. If you are a TLC stockholder, after the merger is completed, we will send you written instructions for exchanging your stock certificates. After the merger, TLC stockholders will have the rights of holders of Mattel common stock. See "The Merger Agreement--Exchange of Stock Certificates." Mattel stockholders and holders of Exchangeable Non-Voting Shares of Softkey Software Products Inc. will not exchange their stock certificates.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. In addition to stockholder approvals, we must also obtain regulatory approvals.
   We expect to complete the merger by the end of             1999.

Q: What are the tax consequences of the merger?

A: The merger generally will be tax-free to Mattel stockholders and TLC stockholders for United States federal income tax purposes and to holders of Exchangeable Non-Voting Shares of Softkey Software Products Inc. for United States and Canadian federal income tax purposes. To review the tax consequences to such holders in greater detail, see pages 41 through 44.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

  If you are a Mattel stockholder and would like additional copies of the Joint Proxy Statement/Prospectus or if you have questions about the merger, including how to complete and return your proxy card, you should contact:

                                  Mattel, Inc.
                           333 Continental Boulevard
                          El Segundo, California 90245
                    Attention: Office of Investor Relations
                          Phone Number: (310) 252-2000

                                       or

                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                          Phone Number: (800) 769-4414

  If you are a TLC stockholder and would like additional copies of the Joint Proxy Statement/Prospectus or if you have questions about the merger, including how to complete and return your proxy card, you should contact:

                           The Learning Company, Inc.
                              One Athenaeum Street
                         Cambridge, Massachusetts 02142
                    Attention: Office of Investor Relations
                          Phone Number: (617) 494-5816

                                       or

                             D.F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                          Phone Number: (800) 758-5880

                                    SUMMARY

  This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page
80. We have included page references parenthetically to direct you to a more complete description of the topics in this Summary.

                                 The Companies

Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245
(310) 252-2000

  Mattel, Inc. designs, manufactures, markets and distributes a broad variety of toy products on a worldwide basis. Mattel's core brands can be grouped in the following five categories: Fashion Dolls (BARBIE fashion dolls and accessories, collector dolls and FASHION MAGIC); Infant and Preschool (FISHER-PRICE, Disney Preschool and Plush, POWER WHEELS, SESAME STREET, SEE 'N SAY, MAGNA DOODLE and VIEW-MASTER); Entertainment (Disney, Nickelodeon, games and puzzles); Wheels (HOT WHEELS, MATCHBOX, Tyco Electric Racing and Tyco Radio Control); and Large and Small Dolls (AMERICAN GIRL, CABBAGE PATCH KIDS, POLLY POCKET and Tyco large dolls and Plush). As used in this Joint Proxy Statement/Prospectus, the term "Mattel" refers to Mattel and its wholly-owned subsidiaries, unless the context otherwise requires.

The Learning Company, Inc.
One Athenaeum Street
Cambridge, Massachusetts 02142
(617) 494-1200

  The Learning Company, Inc. develops and publishes a broad range of high-quality branded consumer software for personal computers that educates across every age category, from young children to adults. TLC's primary emphasis is in education and productivity software, but it also offers a selection of lifestyle and, to a lesser extent, entertainment products, both in North America and internationally. As used in this Joint Proxy Statement/Prospectus, the term "TLC" refers to TLC and its wholly-owned subsidiaries, unless the context otherwise requires.

                           The Stockholders' Meetings
                               (Pages 17 and 20)

  The Special Meeting of Stockholders of Mattel will be held at          , at
   , local time, on         , 1999.

  The Special Meeting of Stockholders of TLC will be held at           , at
   , local time, on              , 1999.

                  Our Reasons for the Merger (Pages 25 and 26)

  Each of Mattel and TLC believes that the merger, including the stock exchange ratio, is fair and in the best interests of our respective stockholders. We believe the merger offers both companies' stockholders the opportunity to benefit from the greater financial strength, operational efficiencies, earning power and growth potential which is expected to result from combining our companies.

  The combined company will feature a portfolio of well-known brands including, among others, BARBIE, FISHER-PRICE, AMERICAN GIRL, READER RABBIT, HOT WHEELS, MATCHBOX, CARMEN SANDIEGO and OREGON TRAIL. We intend to leverage these brands across software, toy and related product categories to capitalize on Mattel's global distribution strength and to exploit opportunities in Internet e-commerce.

                      Our Recommendations to Stockholders
                               (Pages 25 and 26)

To Mattel Stockholders:

  The Mattel Board of Directors voted unanimously to approve the merger agreement and the transactions contemplated thereby. The Mattel Board believes that the merger is in your best interests and recommends that you vote FOR the proposal to approve and adopt the merger agreement.

To TLC Stockholders:

  The TLC Board of Directors voted unanimously to approve the merger agreement and the transactions contemplated thereby. The TLC Board believes that the merger is in your best interests and recommends that you vote FOR the proposal to approve and adopt the merger agreement.

                              The Merger (Page 23)

  The merger agreement is attached as Annex A to this Joint Proxy Statement/ Prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger.

                        What Holders of TLC Common Stock
                      Will Receive in the Merger (Page 49)

  Each share of your TLC common stock will be exchanged for not less than 1.0 or more than 1.2 shares of Mattel common stock. Subject to the above minimum and maximum, the exact number of shares of Mattel common stock that you will receive for each share of your TLC common stock will be calculated as follows:
$33.00 divided by the average of the closing prices of the Mattel common stock on the New York Stock Exchange for 10 randomly selected trading days out of the 20 trading days ending on the fifth trading day preceding the merger. In this Joint Proxy Statement/Prospectus we refer to the number of shares of Mattel common stock you will receive in exchange for each share of TLC common stock as the "Exchange Ratio." In no event will the Exchange Ratio be less than 1.0 or greater than 1.2.

Under this formula:

 . The minimum Exchange Ratio of 1.0 share of Mattel common stock will apply if the average closing price of Mattel common stock is $33.00 or more for the randomly selected trading days.

 . The maximum Exchange Ratio of 1.2 shares of Mattel common stock will apply if the average closing price of Mattel common stock is $27.50 or less for the randomly selected trading days.

 . The Exchange Ratio will vary between the minimum and maximum if the average closing price of Mattel common stock is between $27.50 and $33.00 for the randomly selected trading days.

For Example:

 . If the average closing price of Mattel common stock for the randomly selected trading days is $37.00, you will receive one share of Mattel common stock for each share of TLC common stock you hold. Due to the higher average closing price of the Mattel common stock, the market value as determined over the randomly selected trading days will be approximately $37.00, rather than $33.00.

 . If the average closing price of Mattel common stock for the randomly selected trading days is $24.00, you will receive 1.2 shares of Mattel common stock for each share of TLC common stock you hold. Due to the lower average closing price of Mattel common stock, the market value as determined over the randomly selected trading days will be approximately $28.80, rather than $33.00.

 . If the average closing price of Mattel common stock for the randomly selected trading days is between $27.50 and $33.00, you will receive between 1.0 and 1.2 shares of Mattel common stock for each share of TLC common stock you hold. The market value as determined over the randomly selected trading days of the Mattel common stock will be $33.00.

  The value of Mattel common stock may fluctuate between the time the Exchange Ratio is determined and when you receive your shares of Mattel common stock.

  The pricing mechanism described above, in which the Exchange Ratio becomes fixed if the average closing price of Mattel common stock rises above or falls below a range of prices, is referred to as a "collar." We believe that a collar mechanism provides certain protections in the event of significant change in the price of Mattel common stock prior to completion of the merger and is not an uncommon feature of transactions like the merger. Under the merger agreement, changes in Mattel's or TLC's stock price do not give rise to any termination, walk-away, resolicitation or other rights for either TLC or Mattel.

  Mattel will not issue you fractional shares of Mattel common stock in connection with the merger. Instead, you will be paid cash with respect to fractional shares. Additionally, pursuant to a Rights Agreement between Mattel and BankBoston, N.A. (formerly The First National Bank of Boston), one non-voting preference share purchase right will be issued together with and will attach to each share of Mattel common stock issued in the merger. For a description of the non-voting preference share purchase rights, see pages 75 and 76.

  TLC stockholders should not send in their stock certificates until instructed to do so after the merger is completed.

    What Holders of TLC Series A Preferred Stock Will Receive in the Merger
                               (Pages 39 and 50)

  Each share of TLC Series A Preferred Stock will be converted into the right to receive a number of shares of Mattel common stock equal to the Exchange Ratio multiplied by 20.

  We do not expect that shares of TLC Series A Preferred Stock will be outstanding at the time the merger is consummated because each holder of TLC Series A Preferred Stock has agreed that immediately prior to the consummation of the merger, each share of TLC Series A Preferred Stock will be converted into shares of TLC common stock. The shares of TLC common stock will then be changed and converted into and represent the right to receive a number of shares of Mattel common stock equal to the Exchange Ratio.

  Treatment of TLC Special Voting Stock and Exchangeable Non-Voting Shares in
                                  the Merger
                               (Pages 38 and 50)

  The share of special voting stock of TLC will be changed into and will represent the right to receive one share of special preferred stock of Mattel, which will have rights, privileges, restrictions and conditions substantially equivalent to those of the special voting stock of TLC.

  The outstanding Exchangeable Non-Voting Shares of TLC's Canadian subsidiary, Softkey Software Products Inc., will remain outstanding, will continue to be listed on the Toronto Stock Exchange and will generally have the same rights, privileges, restrictions and conditions as prior to the merger, except that each such Exchangeable Non-Voting Share of Softkey Software Products Inc. will be exchangeable into a number of shares of Mattel common stock equal to the Exchange Ratio. In addition, holders of Exchangeable Non-Voting Shares of Softkey Software Products Inc. will receive rights that have an economically equivalent value to the non-voting preference share purchase rights that will be issued with and attached to shares of Mattel common stock issued in the merger.

                   Ownership of Mattel Following the Merger

  Based on 87,275,796 shares of TLC common stock, 750,000 shares of TLC Series A Preferred Stock (which are convertible into 15,000,000 shares of TLC common stock in the aggregate) and 5,154,831 Exchangeable Non-Voting Shares of Softkey Software Products Inc. (which are exchangeable into 5,154,831 shares of TLC common stock in the aggregate) outstanding on January 6, 1999:

 . and assuming an Exchange Ratio of 1.0, TLC stockholders will receive approximately 102.3 million shares of Mattel common stock in the merger which, together with the Exchangeable Non-Voting Shares of Softkey Software Products Inc. (which will direct the vote of the share of special voting preferred stock of Mattel to be voted with the Mattel common stock after the merger), will constitute approximately 26.7% of the outstanding voting power of Mattel following the merger.

 . and assuming an Exchange Ratio of 1.2, TLC stockholders will receive approximately 122.7 million shares of Mattel common stock in the merger which, together with the

    Exchangeable Non-Voting Shares of Softkey Software Products Inc. (which will direct the vote of the share of special voting preferred stock of Mattel to be voted with the Mattel common stock after the merger), will constitute approximately 30.4% of the outstanding voting power of Mattel following the merger.

                       Votes Required (Pages 18 and 21)

  To approve the merger agreement:

 . the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of Mattel common stock and the Mattel Series C Mandatorily Convertible Redeemable Preferred Stock, voting together as one class, must vote in favor of the merger agreement.

 . the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of TLC common stock, the TLC Series A Preferred
    Stock and the TLC Special Voting Stock, voting together as one class, must vote in favor of the merger agreement.

  The directors of TLC and certain holders of shares of TLC common stock, TLC Series A Preferred Stock and/or Exchangeable Non-Voting Shares of Softkey Software Products Inc. who, as of the record date for the TLC Special Meeting,
collectively own approximately    % of the outstanding voting power of TLC,
have already agreed pursuant to stockholder support agreements to vote in favor of the proposal to approve and adopt the merger agreement. For a description of these stockholder support agreements, see pages 62 and 63.

  The directors, executive officers and affiliates of Mattel, as a group, may be deemed to own, as of the record date for the Mattel Special Meeting,
approximately    % of the outstanding voting power of Mattel. Mattel currently expects that all of these holders of Mattel securities will vote in favor of the approval and adoption of the merger agreement. The directors, executive officers and affiliates of TLC, as a group, may be deemed to own, as of the
record date for the TLC Special Meeting, approximately    % of the outstanding
voting power of TLC. TLC currently expects that all of these holders will vote in favor of the approval and adoption of the merger agreement.

                  Interests of Certain Persons in the Merger
                                   (Page 35)

  The executive officers and directors of TLC have interests in the merger that are different from or in addition to your interests. For example, the executive officers and directors have stock options that will be converted under the terms of TLC's various employee benefit plans into options to purchase shares of Mattel common stock and will become immediately exercisable as a result of the merger.

  TLC has entered into amended employment agreements with Michael J. Perik, Chief Executive Officer of TLC, and Kevin O'Leary, President of TLC, which become effective upon consummation of the merger, and pursuant to which Mattel will pay them each an annual base salary of $650,000 to remain officers of the TLC division of Mattel after the merger. Following the merger, Mattel will grant each of Mr. Perik and Mr. O'Leary premium price options with respect to 1,000,000 shares of Mattel common stock.

  Please refer to pages 35 through 38 generally for more information concerning acceleration of stock options, employment arrangements, severance agreements, and other arrangements benefiting TLC's executive officers and directors.

                      Conditions to the Merger (Page 58)

  The completion of the merger depends upon meeting a number of conditions, including the following:

 . the approval of the merger agreement by the stockholders of each of Mattel and TLC;

 . the absence of any new law or any injunction that effectively prohibits the merger;

 . the termination or expiration of any waiting period applicable to the merger under the

    Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

 . the effectiveness of the registration statement filed with the Securities and Exchange Commission with respect to the shares of Mattel common stock to be issued to the TLC stockholders in the merger;

 . the approval of the listing on the New York Stock Exchange of the Mattel common stock to be issued to TLC stockholders in the merger and issuable after the merger upon the exchange of the Exchangeable Non-Voting Shares of Softkey Software Products Inc.;

 . the receipt of letters from PricewaterhouseCoopers LLP that the merger qualifies for pooling of interests accounting treatment; and

 . the receipt of legal opinions regarding material tax consequences of the merger.

  Certain of the conditions to the merger may be waived by the company entitled to assert that the condition be satisfied.

  Further, the obligation of Mattel to complete the merger is also conditioned on the following:

 . its receipt of a legal opinion that no approval of the holders of the Exchangeable Non-Voting Shares of Softkey Software Products Inc., voting as a separate class, is required for the merger to be completed or for the Exchangeable Non-Voting Shares of Softkey Software Products Inc. to thereafter be exchangeable for Mattel common stock;

 .  the approval or clearance of the merger by certain foreign nations; and

 . no exercise of appraisal rights under the Delaware General Corporation Law by either the holder of the share of TLC Special Voting Stock or the holders of more than 12,500 shares of TLC Series A Preferred Stock.

                             No Solicitation by TLC
                                   (Page 56)

  TLC has agreed that it will not initiate any discussion regarding a business combination of TLC with any other party.

                      Termination of the Merger Agreement
                                   (Page 60)

  Mattel and TLC can mutually agree to terminate the merger agreement without completing the merger, and either Mattel or TLC can terminate the merger agreement if any of the following occurs:

 .  the merger is not completed by September 30, 1999;

 .  a court or other governmental authority permanently prohibits the merger;

 .  the approval of the stockholders of either Mattel or TLC is not obtained; or

 . the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the merger agreement.

  Mattel can terminate the merger agreement if any of the following occurs:

 . the Board of Directors of TLC fails to recommend approval of the merger by its stockholders or withdraws or modifies in any adverse manner its approval or recommendation of the merger;

 . the Board of Directors of TLC recommends or solicits a competing proposal to acquire TLC; or

 . the Board of Directors of TLC resolves to take any of the actions described above.

                           Termination Fees (Page 60)

  The merger agreement requires TLC to pay Mattel a termination fee of $35 million if the merger agreement terminates under certain circumstances and an additional termination fee of $75 million if, within 12 months, TLC enters into a business combination with a third party. An option granted to Mattel by TLC to purchase up to 15,673,160 shares of TLC common stock also becomes exercisable if the merger agreement terminates under certain circumstances. The option may only be exercised to the extent that the total profit derived from the termination fees and from shares acquired pursuant to the option does not exceed $125 million. Mattel and TLC have each agreed to reimburse up to $3 million of expenses of the other party if the other party terminates the merger agreement in certain circumstances.

                         Opinions of Financial Advisors
                               (Pages 27 and 30)

  In deciding to approve the merger agreement, our Boards of Directors received opinions from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. Mattel received an opinion from its financial advisor, Goldman, Sachs & Co., and TLC received an opinion from its financial advisor, Merrill Lynch & Co., Inc. The full text of these opinions are attached as Annexes B and C to this Joint Proxy Statement/Prospectus and should be read carefully in their entirety. The opinions of Goldman, Sachs & Co. and Merrill Lynch & Co., Inc. are directed to the Board of Directors of Mattel and TLC, respectively, and do not constitute a recommendation to any stockholder with respect to matters relating to the merger.

                         Accounting Treatment (Page 39)

  We expect the merger to qualify as a pooling of interests under United States generally accepted accounting principles, which means that for accounting and financial reporting purposes, Mattel will treat Mattel and TLC as if they had always been a combined entity. The completion of the merger is conditioned on the receipt of letters from PricewaterhouseCoopers LLP to the effect that the merger qualifies for pooling of interests accounting treatment under United States generally accepted accounting principles, if consummated in accordance with the merger agreement.

          Material Federal Income Tax Considerations (Pages 41 and 42)

  We have structured the merger so that no gain or loss generally will be recognized by you for United States federal income tax purposes on the exchange of shares of TLC common stock or TLC Series A Preferred Stock for shares of Mattel common stock. In addition, no gain or loss generally will be recognized by the holders of Exchangeable Non-Voting Shares of Softkey Software Products Inc. for United States and Canadian federal income tax purposes as a result of the merger. We have conditioned the merger on our receipt of legal opinions that the merger will qualify as a reorganization for United States federal income tax purposes.

  Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

                           Certain Regulatory Matters
                                   (Page 40)

  In order to complete the merger, Mattel and TLC must make certain filings and receive authorizations from various federal and state governmental agencies in the United States and various governmental agencies of foreign jurisdictions. These filings relate to antitrust matters and other regulations.

  It is possible that some of these governmental authorities may impose conditions for granting approval. We cannot predict whether we will obtain all the required regulatory approvals within the time frame contemplated by the merger agreement or without burdensome conditions.

                           Appraisal Rights (Page 45)

  Under the Delaware General Corporation Law, the holders of TLC common stock are not entitled to any appraisal rights with respect to the merger because shares of TLC common stock are, and shares of Mattel common stock issued in connection with the merger will be, listed on the New York Stock Exchange. However, holders of shares of TLC Series A Preferred Stock have, and the holder of the TLC Special Voting Stock has, the right to seek an appraisal of, and to be paid the fair value of, their shares. Section 262 of the Delaware General Corporation Law, which governs the rights of stockholders who wish to seek appraisal of their shares, is summarized under the heading "The Merger--Appraisal Rights" on pages 45 through 48, and is attached as Annex D hereto.

           Forward-Looking Statements May Prove Inaccurate (Page 48)

  We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Mattel or TLC, including the anticipated cost savings and revenue enhancements from the merger. Also, when we use words such as "believe," "expect," "anticipate" or similar expressions, we are making forward-looking statements. Stockholders should note that many factors could affect the future financial results of Mattel and TLC, and could cause these results to differ materially from those expressed in our forward-looking statements. These factors include the following:

 . the risk that we are unable to achieve the anticipated cost savings and revenue enhancements;

 . the risk that we encounter greater than expected costs and difficulties related to the integration of the businesses of Mattel and TLC;

 . the risk that we will be unable to retain key personnel of TLC after the merger;

 . the risk that we are unable to develop, introduce and gain customer acceptance of new products in a timely manner;

 .  operating, legal and regulatory risks;

 .  economic, political and competitive forces affecting our businesses; and

 . the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

                      Comparative Market Price Information
                                   (Page 11)

  Shares of both Mattel common stock and TLC common stock are listed on the New York Stock Exchange. On December 11, 1998, the last full trading day prior to the public announcement of the proposed merger, Mattel common stock closed at $30.13 per share and TLC common stock closed at $28.31 per share. In the 30 trading days ending December 11, 1998, the average closing price of Mattel common stock was $35.74 and the average closing price of TLC common stock was $28.19. On January 6, 1999, Mattel common stock closed at $23.13 per share and TLC common stock closed at $25.06 per share. We urge you to obtain current market quotations.

                    Listing of Mattel Common Stock (Page 44)

  Mattel will list the shares of Mattel common stock to be issued to TLC stockholders in the merger and the shares of Mattel common stock issuable after the merger upon exchange of the Exchangeable Non-Voting Shares of Softkey Software Products Inc. on the New York Stock Exchange and the Pacific Exchange, Inc. under Mattel's stock symbol, "MAT".

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

  Mattel common stock and TLC common stock are listed on the New York Stock Exchange. The following table sets forth (i) the high and low closing prices per share of the Mattel common stock and TLC common stock on the New York Stock Exchange and (ii) in the case of the Mattel common stock, the dividends paid on such Mattel common stock, in the quarterly periods indicated, which correspond to the companies' respective quarterly fiscal periods for financial reporting purposes.

                                               Mattel Common         TLC Common
                                                   Stock              Stock(a)
                                           ---------------------- -------------
                                            High   Low   Dividend  High   Low
                                           ------ ------ -------- ------ ------
1997:
  First Quarter........................... $29.25 $24.00  $0.06   $17.75 $ 5.75
  Second Quarter..........................  35.25  24.00   0.07     9.25   5.63
  Third Quarter...........................  35.75  32.38   0.07    15.75   8.69
  Fourth Quarter..........................  41.38  33.38   0.07    20.13  13.94
1998:
  First Quarter........................... $45.63 $35.63  $0.07   $25.00 $14.56
  Second Quarter..........................  43.63  36.00   0.08    29.63  24.13
  Third Quarter...........................  42.31  28.00   0.08    32.38  16.06
  Fourth Quarter..........................  39.63  21.69   0.08    31.06  18.25
1999:
  First Quarter (through January 6,
   1999).................................. $23.69 $23.13  $0.08   $26.19 $25.06

--------
(a) TLC did not pay cash dividends on the TLC common stock during the periods presented.

      SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following table presents selected historical financial information for Mattel and TLC. Mattel's historical financial information for the annual periods presented below is derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission. TLC's historical financial information for the fiscal years 1995, 1996 and 1997 is derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission. TLC's historical financial information for the year ended June 30, 1993, the six-month transition period ended December 31, 1993, the year ended December 31, 1994 and the balance sheet data as of December 31, 1995 are unaudited. That financial information was prepared from the previously separate audited financial statements of TLC and Broderbund Software, Inc. TLC acquired Broderbund Software, Inc. on August 31, 1998 and accounted for the acquisition as a pooling of interests, which means that for accounting and financial reporting purposes TLC and Broderbund Software, Inc. treated their companies as if they had always been combined. As a result, TLC restated its financial statements for the six-month transition period to include TLC's previously audited financial data for that period and Broderbund Software, Inc.'s audited financial data for its fiscal year ended August 31, 1993. TLC also restated its financial statements for the year ended June 30, 1993 and December 31, 1994 to include TLC's previously audited financial data for those periods and Broderbund Software, Inc.'s previously audited financial data for its fiscal years ended August 31, 1993 and 1994, respectively.

  The selected historical financial data for both companies for the nine-month periods ended September 30, 1997 and 1998 are unaudited and were prepared in accordance with United States generally accepted accounting principles applied to interim financial information. In the opinion of our respective managements, all adjustments necessary for a fair presentation of results of operations for such interim periods have been included.

  We have also provided below selected unaudited pro forma combined financial information that reflects the pooling of interests method of accounting. We have prepared this information on a basis consistent with the unaudited pro forma condensed combined financial statements included in this Joint Proxy Statement/Prospectus. You should be aware that this unaudited pro forma information is presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the merger.

  We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical and unaudited pro forma combined financial statements and related notes which are incorporated by reference in this Joint Proxy Statement/Prospectus or included herein. See "Where You Can Find More Information" on page 80 or "Mattel, Inc. Unaudited Pro Forma Condensed Combined Financial Statements" on page 64.

      SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                      (In millions, except per share data)

                                                                                           As of or For the
                                                 As of or For the Year Ended               Nine Months Ended
                                        ------------------------------------------------  --------------------
                                                                                          Sept. 30,  Sept. 30,
                                           1993      1994     1995      1996      1997      1997       1998
                                        ---------- -------- --------  --------  --------  ---------  ---------
MATTEL, INC.--
 HISTORICAL:
Net sales(a)...........................  $3,445.9  $3,971.2 $4,369.8  $4,535.3  $4,834.6  $3,221.5   $3,238.8
Income from continuing operations
 applicable to common shares(a)........      61.7     217.8    331.3     364.8     279.3      86.1      266.7
Net income applicable to common
 shares(a)(b)..........................      43.0     217.8    331.3     364.8     274.7      81.5      266.7
Income per common share--basic(c):
 Income from continuing operations.....      0.22      0.74     1.13      1.26      0.96      0.30       0.91
 Net income............................      0.15      0.74     1.13      1.26      0.95      0.28       0.91
Income per common share--diluted(c):
 Income from continuing operations.....      0.22      0.73     1.11      1.23      0.94      0.30       0.89
 Net income............................      0.15      0.73     1.11      1.23      0.93      0.28       0.89
Dividends declared per common
 share(c)..............................      0.12      0.15     0.19      0.24      0.27      0.20       0.23
Total assets(a)........................   2,744.8   3,150.4  3,341.4   3,581.1   3,803.8   4,074.6    5,157.9
Long-term liabilities(a)...............     580.2     606.4    721.7     633.3     808.3     740.5    1,102.9
Shareholders' equity(a)(d).............   1,095.3   1,385.8  1,551.7   1,805.9   1,822.1   1,764.3    1,921.0
Book value per common share(c)(e)......                                             5.92                 6.29
                                        Six Months
                           Year Ended   Ended Dec.
                          June 30, 1993  31, 1993
                          ------------- ----------
THE LEARNING COMPANY,
 INC.--HISTORICAL:
Net sales(f)............     $205.3      $  137.2  $  233.1 $  338.6  $  529.5  $  620.9  $  401.5   $  564.0
(Loss) income from
 continuing operations
 applicable to common
 shares(f)..............      (43.6)        (59.6)     32.2    (35.1)   (376.5)   (494.9)   (327.9)    (200.0)
Net (loss) income
 applicable to common
 shares(f)(g)...........      (43.6)        (59.6)     32.2    (35.1)   (376.5)   (494.9)   (327.9)    (200.0)
(Loss) income per common
 share--basic(h):
 (Loss) income from
  continuing
  operations............      (1.54)        (2.00)     0.94    (0.86)    (6.56)    (7.48)    (5.00)     (2.55)
 Net (loss) income......      (1.54)        (2.00)     0.94    (0.86)    (6.56)    (7.48)    (5.00)     (2.55)
(Loss) income per common
 share--diluted(h):
 (Loss) income from
  continuing
  operations............      (1.54)        (2.00)     0.90    (0.86)    (6.56)    (7.48)    (5.00)     (2.55)
 Net (loss) income......      (1.54)        (2.00)     0.90    (0.86)    (6.56)    (7.48)    (5.00)     (2.55)
Dividends declared per
 common share...........        --            --        --       --        --        --        --         --
Total assets(f).........                    150.7     179.1  1,047.2     969.9     623.8     594.9      691.6
Long-term
 liabilities(f).........                     24.1      16.8    550.5     574.9     377.6     516.2      265.7
Shareholders' equity
 (deficit)(f)...........                     49.2     113.5    339.2     247.9      26.0     (78.6)     172.9
Book value per common
 share(i)...............                                                             --                  0.26
UNAUDITED PRO FORMA
 COMBINED(j):
Net sales...............                                    $4,708.4  $5,064.8  $5,594.0  $3,694.6   $3,811.9
Income (loss) from
 continuing operations
 applicable to common
 shares.................                                       301.4      29.1    (208.2)   (263.4)      34.8
Income (loss) per common
 share from continuing
 operations--basic(k)...                                        0.88      0.08     (0.55)    (0.69)      0.09
Income (loss) per common
 share from continuing
 operations--
 diluted(k).............                                        0.86      0.08     (0.55)    (0.69)      0.08
Dividends declared per
 common share(l)........                                        0.19      0.24      0.27      0.20       0.23
Total assets............                                     4,394.9   4,607.0   4,512.9   4,744.8    5,949.9
Long-term liabilities...                                     1,272.2   1,208.2   1,185.9   1,256.7    1,368.6
Shareholders' equity....                                     1,897.2   2,109.8   1,933.4   1,761.0    2,144.3
Book value per common
 share(m)...............                                                            4.71                 4.96

THE LEARNING COMPANY, INC.--
 UNAUDITED PRO FORMA
 EQUIVALENTS (n):

Income (loss) per common
 share from continuing
 operations--basic......                                    $   1.06  $   0.10  $  (0.66) $  (0.83)  $   0.11
Income (loss) per common
 share from continuing
 operations--diluted....                                        1.03      0.10     (0.66)    (0.83)      0.10
Dividends declared per
 common share...........                                        0.23      0.29      0.32      0.24       0.28
Book value per common
 share..................                                                            5.65                 5.95

Notes to Selected Historical and Unaudited Pro Forma Combined Financial Data

(a) Mattel restated its consolidated financial information for 1993 for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of Mattel, accounted for as a pooling of interests. Mattel restated its consolidated financial information for 1993 through 1997 for the effects of the March 1997 merger of Tyco Toys, Inc. into Mattel, accounted for as a pooling of interests. In May and July 1994, Mattel acquired Kransco and J.W. Spear & Sons PLC, respectively. In January, June and July 1998, Mattel acquired PrintPaks, Inc., Bluebird Toys PLC and The Pleasant Company, respectively. Mattel accounted for these acquisitions under the purchase method of accounting and, accordingly, included the results of their operations since the date of their respective acquisitions.

(b) Mattel's 1993 net income applicable to common shares reflects a pre-tax restructuring charge of $143.2 million, a $4.0 million charge representing the net cumulative effect of adopting Statement of Financial Accounting Standards Nos. 109 and 106 as of January 1, 1993, and an extraordinary charge of $14.7 million related to the early extinguishment of long-term debt in connection with Mattel's merger with Fisher-Price, Inc. Net income applicable to common shares for 1994 and 1995 includes pre-tax restructuring charges of $76.7 million and $8.9 million, respectively. Net income for 1997 includes a pre-tax restructuring charge of $275.0 million and a $4.6 million extraordinary charge related to the loss on early retirement of long-term debt in connection with Mattel's merger with Tyco Toys, Inc.

(c) Mattel's per share data reflect, as appropriate, the retroactive effect of stock splits distributed to stockholders in January 1994, January 1995, and March 1996, and the mergers with Fisher-Price, Inc. and Tyco Toys, Inc. in 1993 and 1997, respectively.

(d) Effective December 26, 1987, Mattel implemented a "quasi-reorganization" and revalued its assets and liabilities to their fair values as of that date.

(e) Mattel's book value per common share represents Mattel's shareholders' equity, adjusted for the liquidation value of Mattel Series C Preferred Stock, divided by the outstanding number of common shares.

(f) TLC restated its consolidated financial information for all periods presented for the effects of its August 1998 merger with Broderbund Software, Inc., accounted for as a pooling of interests. In July 1995, TLC acquired tewi Verlag GmbH. In December 1995, TLC acquired control of The (former) Learning Company, Compton's New Media, Inc. and Compton's Learning Company. In May 1996, TLC acquired Minnesota Educational Computing Corporation. In January 1997, TLC acquired the remaining 50% interest in its Living Books joint venture. In August and October 1997, TLC acquired Parsons Technology, Inc. and Creative Wonders, L.L.C., respectively. In March and June 1998, TLC acquired Mindscape, Inc. and Sofsource, Inc., respectively. TLC accounted for these acquisitions under the purchase method of accounting and, accordingly, included the results of their operations since the date of their respective acquisitions.

(g) TLC's net loss applicable to common shares for 1995 reflects pre-tax restructuring and other charges of $71.2 million. The net loss for 1996 reflects pre-tax restructuring and other charges of $69.0 million, primarily in connection with TLC's acquisition of The (former) Learning Company and TLC's acquisition of Minnesota Educational Computing Corporation. The 1997 net loss includes pre-tax restructuring and other charges of $88.9 million in connection with TLC's acquisitions of Creative Wonders, L.L.C., Parsons Technology, Inc., and Living Books. The net loss for the nine months ended September 30, 1998 includes pre-tax restructuring and other charges of $215.4 million in connection with TLC's acquisitions of Mindscape, Inc. and Sofsource, Inc. and the merger with Broderbund Software, Inc.

(h) TLC's per share data reflect the retroactive effect of the 1998 merger with Broderbund Software, Inc., accounted for as a pooling of interests.

(i) TLC's book value per common share represents TLC's shareholders' equity, adjusted for the liquidation value of TLC Series A Preferred Stock, divided by the outstanding number of common shares. TLC's shareholders' equity was not sufficient to cover the liquidation preference of the TLC Series A Preferred Stock as of December 31, 1997, therefore no book value for TLC is shown as of that date.

(j) The unaudited pro forma combined income (loss) from continuing operations applicable to common shares excludes: (i) the positive effects of potential cost savings that the companies may achieve upon combining the resources of Mattel and TLC and (ii) transaction costs of approximately $75 million to $85 million, including investment banking, legal and accounting fees and contractual incentive benefits. Unaudited pro forma combined shareholders' equity and book value per common share as of September 30, 1998 include the impact of transaction costs related to the merger and tax benefits relating to TLC's net operating loss carryforwards and deductible temporary differences. In addition, the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1997 and 1998, and the year ended December 31, 1997, set forth the unaudited pro forma results of operations of Mattel, TLC, and Mindscape, Inc. as if the acquisition of Mindscape, Inc. by TLC, which occurred on March 5, 1998, had occurred on January 1, 1997.

(k) Unaudited pro forma combined income (loss) per share from continuing operations is based upon the combined historical weighted average number of common shares outstanding, after adjustment of TLC's historical number of shares by the Exchange Ratio (estimated to be 1.2 for purposes of this analysis).

(l) Unaudited pro forma dividends declared per common share are assumed to be the same as the historical cash dividend declarations of Mattel. Mattel has no present intention to alter its current quarterly dividend subsequent to the merger. However, Mattel's Board of Directors retains the discretion to increase or decrease the per share cash dividend amount, subject to restrictions that laws or contracts may impose.

(m) We calculated the unaudited pro forma combined book value per common share by dividing the unaudited pro forma combined shareholders' equity, adjusted for the liquidation value of Mattel Series C Preferred Stock, by the unaudited pro forma combined number of shares outstanding. We excluded the liquidation value of TLC Series A Preferred Stock from the unaudited pro forma combined book value calculation because these shares will be converted into Mattel's common stock at the time the merger is consummated.

(n) We calculated TLC's unaudited pro forma equivalents by multiplying the unaudited pro forma combined per share amounts of income (loss) per common share from continuing operations, dividends declared per common share and book value per common share by the Exchange Ratio (estimated to be 1.2 for purposes of this analysis).

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

  The following table sets forth Mattel's unaudited ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

                                   For the Years Ended     For the Nine Months
                                     December 31,(a)              Ended
                               --------------------------- -------------------
                                                           Sept. 30, Sept. 30,
                               1993(b) 1994 1995 1996 1997  1997(a)    1998
                               ------- ---- ---- ---- ---- --------- ---------
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends(c)...........  2.39   4.21 4.84 5.09 4.47   2.72      5.22

--------
(a) The ratio of earnings to combined fixed charges and preferred stock dividends for 1993 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into Mattel, which was accounted for as a pooling of interests.

(b) The ratio of earnings to combined fixed charges and preferred stock dividends for 1993 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of Mattel, which was accounted for as a pooling of interests.

(c) The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (i) income before taxes, extraordinary items, cumulative effect of changes in accounting principles, fixed charges, minority interest and undistributed income of less-than-majority-owned affiliates by (ii) the sum of fixed charges plus dividends on Mattel's outstanding shares of preferred stock during the indicated period. Fixed charges are the sum of interest costs (whether expensed or capitalized) and the portion of aggregate rental expense (one-third) which is estimated to represent the interest factor in such rentals.

                          THE MATTEL SPECIAL MEETING

General

  This Joint Proxy Statement/Prospectus is being furnished to stockholders of Mattel, Inc., a Delaware corporation ("Mattel"), as part of the solicitation of proxies by the Mattel Board of Directors (the "Mattel Board") for use at a Special Meeting of Stockholders of Mattel (the "Mattel Special Meeting") to be
held on           , 1999, at     , local time, at
                 , and at any adjournment or postponement thereof. This Joint Proxy Statement/Prospectus and the enclosed form of proxy are first being
mailed to stockholders of Mattel on or about           , 1999.

  The purpose of the Mattel Special Meeting is:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of December 13, 1998 (the "Merger Agreement"), between Mattel and The Learning Company, Inc., a Delaware corporation ("TLC"), pursuant to which:

      (a) TLC will be merged (the "Merger") with and into Mattel, with Mattel being the surviving corporation;

      (b) each issued and outstanding share of common stock, $.01 par value per share, of TLC (the "TLC Common Stock") will be changed and converted into and represent the right to receive a number (the "Exchange Ratio") of shares of common stock, $1.00 par value per share, of Mattel (the "Mattel Common Stock"), equal to the number determined by dividing $33.00 by the Average Mattel Price (as defined below); provided that (i) if the number determined by dividing $33.00 by the Average Mattel Price is less than or equal to 1.0, the Exchange Ratio will be 1.0, and (ii) if the number determined by dividing $33.00 by the Average Mattel Price is 1.2 or higher, the Exchange Ratio will be 1.2;

      (c) each issued and outstanding share of Series A Convertible Participating Preferred Stock, $.01 par value per share, of TLC (the "TLC Series A Preferred Stock") (other than shares of TLC Series A Preferred Stock held by stockholders exercising appraisal rights), will be changed and converted into and represent the right to receive a number of shares of Mattel Common Stock equal to the product of (i) the Exchange Ratio and
          (ii) the number of shares of TLC Common Stock issuable upon conversion of such share of TLC Series A Preferred Stock immediately prior to the effective time of the Merger; and

      (d) the share of special voting stock, $1.00 par value per share, of TLC (the "TLC Special Voting Stock") (unless the holder of such share exercises appraisal rights) will be changed and converted into and represent the right to receive one share of special voting preferred stock, $1.00 par value per share, of Mattel (the "Mattel Special Voting Share").

          After the Merger is consummated, each outstanding Exchangeable Non-Voting Share (collectively, the "Exchangeable Shares") of TLC's Canadian subsidiary, Softkey Software Products Inc. ("Softkey"), will remain outstanding, but pursuant to the terms of the Exchangeable Shares, will then be exchangeable into a number of shares of Mattel Common Stock equal to the Exchange Ratio.

          "Average Mattel Price" means the average of the closing prices of the Mattel Common Stock on the New York Stock Exchange (the "NYSE") for the Random Trading Days. The "Random Trading Days" are the 10 trading days selected by lot out of the 20 trading days ending on and including the fifth trading day preceding the effective time of the Merger. The Random Trading Days will be selected by lot by designated representatives of Mattel and TLC at 5:00 p.m. New York City time on the second trading day preceding the effective time of the Merger.

    2. To transact such other business as may properly come before the Mattel Special Meeting or any adjournment or postponement of the Mattel Special Meeting, including without limitation, potential adjournments or postponements of the Mattel Special Meeting for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

Mattel Board of Directors' Recommendations

  The Mattel Board, after careful consideration, has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement.

Record Date and Voting

  Holders of record of shares of Mattel Common Stock and Mattel Series C Mandatorily Convertible Redeemable Preferred Stock ("Mattel Series C Preferred
Stock") at the close of business on         , 1999 (the "Mattel Record Date")
are entitled to notice of and to vote at the Mattel Special Meeting. At such
date there were       outstanding shares of Mattel Common Stock, each of which
will be entitled to one vote, and 771,920 shares of Mattel Series C Preferred Stock, each of which will be entitled to 12.219 votes at the Mattel Special Meeting, or approximately 9,432,090 votes in the aggregate. Accordingly, an
aggregate of      votes may be cast at the Mattel Special Meeting by holders of Mattel Common Stock and Mattel Series C Preferred Stock. The representation, in person or by properly executed proxy, of the holders of a majority of all of the shares of stock entitled to vote at the Mattel Special Meeting is necessary to constitute a quorum at the Mattel Special Meeting.

  All of the shares of Mattel Series C Preferred Stock are held by BankBoston, N.A., as Depositary for the holders of the Mattel Series C Depositary Shares (the "Mattel Series C Depositary Shares"). Each Mattel Series C Depositary Share represents one twenty-fifth of a share of Mattel Series C Preferred Stock. The Mattel Series C Preferred Stock will be voted by BankBoston, N.A. in accordance with instructions received from the holders of the Mattel Series C Depositary Shares. Consequently, holders of Mattel Series C Depositary Shares are entitled to direct BankBoston, N.A. with respect to 0.48876 of a vote per Mattel Series C Depositary Share. Holders of Mattel Series C Depositary Shares who are holders on the Mattel Record Date will be entitled to notice of and to attend the Mattel Special Meeting and to instruct the Depositary as to the voting of the shares of Mattel Series C Preferred Stock represented by such holder's Mattel Series C Depositary Shares.

  The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the shares of Mattel Common Stock and Mattel Series C Preferred Stock outstanding on the Mattel Record Date, voting together as one class.

  Shares of Mattel Common Stock and Mattel Series C Preferred Stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the Mattel Special Meeting. Shares that abstain from voting as to the proposal to approve and adopt the Merger Agreement will be treated as shares that are present and entitled to vote at the Mattel Special Meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval and adoption of the Merger Agreement. If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will be treated as present and entitled to vote at the Mattel Special Meeting for purposes of determining whether a quorum exists. Brokers or nominees holding shares of record for customers will not be entitled to vote on the proposal to approve and adopt the Merger Agreement unless they receive voting instructions from their customers. Accordingly, broker non-votes will not be voted in favor of approval and adoption of the Merger Agreement meaning that such shares will have the same effect as shares voted against approval and adoption of the Merger Agreement.

  As of the Mattel Record Date, directors and executive officers of Mattel and
their affiliates may be deemed to be beneficial owners of approximately   % of
the votes represented by the outstanding shares of Mattel

Common Stock and Mattel Series C Preferred Stock and have expressed their intent to vote their shares in favor of the approval and adoption of the Merger Agreement.

Voting and Revocation of Proxies

  All shares of Mattel Common Stock and Mattel Series C Preferred Stock that are entitled to vote and are represented at the Mattel Special Meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies (other than broker non-votes) will be voted for approval and adoption of the Merger Agreement.

  The Mattel Board does not know of any matters other than those described in the notice of the Mattel Special Meeting that are to come before such meeting. If any other matters are properly presented at the Mattel Special Meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Mattel, at or before the taking of the vote at the Mattel Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Mattel before the taking of the vote at the Mattel Special Meeting or (iii) attending the Mattel Special Meeting and voting in person (although attendance at the Mattel Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, California 90245, Attention:
Secretary, or hand delivered to the Secretary of Mattel at or before the taking of the vote at the Mattel Special Meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Mattel Special Meeting.

  All expenses of Mattel's solicitation of proxies, including the cost of preparing and mailing this Joint Proxy Statement/Prospectus to Mattel stockholders, will be borne by Mattel. In addition to solicitation by use of the mails, proxies may be solicited from Mattel stockholders by directors, officers and employees of Mattel in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Mattel has retained D.F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Mattel Special Meeting at a cost of approximately $4,000 plus $2.75 per telephone call and reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Mattel will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

                            THE TLC SPECIAL MEETING

General

  This Joint Proxy Statement/Prospectus is being furnished to holders of TLC Common Stock, TLC Series A Preferred Stock and Exchangeable Shares as part of the solicitation of proxies by the TLC Board of Directors (the "TLC Board") for use at a Special Meeting of Stockholders of TLC (the "TLC Special
Meeting") to be held on           , 1999, at
                          commencing at    , local time, and at any
adjournment or postponement thereof. This Joint Proxy Statement/Prospectus and the enclosed forms of proxy cards are first being mailed to stockholders of
TLC and holders of Exchangeable Shares on or about        , 1999.

  The purpose of the TLC Special Meeting is:

    1. To consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which:

      (a) TLC will be merged with and into Mattel, with Mattel being the surviving corporation;

      (b) each issued and outstanding share of TLC Common Stock will be changed and converted into and represent the right to receive a number of shares of Mattel Common Stock equal to the number determined by dividing $33.00 by the Average Mattel Price; provided, that (i) if the number determined by dividing $33.00 by the Average Mattel Price is less than or equal to 1.0, the Exchange Ratio will be 1.0, and (ii) if the number determined by dividing $33.00 by the Average Mattel Price is 1.2 or higher, the Exchange Ratio will be 1.2;

      (c) each issued and outstanding share of TLC Series A Preferred Stock (other than shares of TLC Series A Preferred Stock held by stockholders exercising appraisal rights), will be changed and converted into and represent the right to receive a number of shares of Mattel Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of TLC Common Stock issuable upon conversion of such share of TLC Series A Preferred Stock immediately prior to the effective time of the Merger; and

      (d) the share of TLC Special Voting Stock (unless the holder of such share exercises appraisal rights) will be changed and converted into and represent the right to receive one Mattel Special Voting Share.

          After the Merger is consummated, each outstanding Exchangeable Share will remain outstanding, but pursuant to the terms of the Exchangeable Shares, will then be exchangeable into a number of shares of Mattel Common Stock equal to the Exchange Ratio.

    2. To transact such other business as may properly come before the TLC Special Meeting or any adjournment or postponement of the TLC Special Meeting, including without limitation, potential adjournments or postponements of the TLC Special Meeting for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

TLC Board of Directors' Recommendations

  The TLC Board, after careful consideration, has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement.

Record Date and Voting

  Holders of record of shares of TLC Common Stock, TLC Series A Preferred
Stock and TLC Special Voting Stock at the close of business on     , 1999 (the
"TLC Record Date") are entitled to notice of and to vote at the TLC Special
Meeting. At such date there were    outstanding shares of TLC Common Stock,
each of which will be entitled to one vote, and 750,000 outstanding shares of TLC Series A Preferred Stock, each of which is convertible into 20 shares of TLC Common Stock and will be entitled to 20 votes at the TLC Special Meeting. In addition, at the TLC Special Meeting, CIBC Mellon Trust Company, as the holder of the one outstanding share
of TLC Special Voting Stock, will be entitled to cast up to      votes,
representing the number of Exchangeable Shares of Softkey outstanding on the TLC Record Date (other than Exchangeable Shares held by TLC, its subsidiaries or any entity controlled by or under common control of TLC). The Exchangeable Shares are exchangeable on a one-for-one basis for TLC Common Stock.
Accordingly, an aggregate of       votes may be cast at the TLC Special
Meeting by holders of TLC Common Stock, TLC Series A Preferred Stock and TLC Special Voting Stock. The representation, in person or by properly executed proxy, of the holders of a majority of all of the shares of stock entitled to vote at the TLC Special Meeting is necessary to constitute a quorum at the TLC Special Meeting.

  The one outstanding share of TLC Special Voting Stock was issued to CIBC Mellon Trust Company, as Trustee (the "Trustee"), under a Voting and Exchange Trust Agreement pursuant to which each holder of an Exchangeable Share is entitled to instruct the Trustee to exercise one of the votes attached to the TLC Special Voting Stock for each Exchangeable Share held by such holder.

  The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the shares of TLC Common Stock, the TLC Series A Preferred Stock and the TLC Special Voting Stock outstanding on the TLC Record Date, voting together as one class.

  Shares of TLC Common Stock, TLC Series A Preferred Stock and TLC Special Voting Stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the TLC Special Meeting. Shares that abstain from voting as to the proposal to approve and adopt the Merger Agreement will be treated as shares that are present and entitled to vote at the TLC Special Meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as votes against approval and adoption of the Merger Agreement. Broker non-votes will be treated as present and entitled to vote at the TLC Special Meeting for purposes of determining whether a quorum exists. Brokers or nominees holding shares of record for customers will not be entitled to vote on the proposal to approve and adopt the Merger Agreement unless they receive voting instructions form their customers. Accordingly, broker non-votes will not be voted in favor of approval and adoption of the Merger Agreement meaning that such shares will have the same effect as shares voted against approval and adoption of the Merger Agreement.

  As of the TLC Record Date, directors and executive officers of TLC and their
affiliates may be deemed to be beneficial owners of approximately     % of the
votes represented by the outstanding shares of TLC Common Stock, TLC Series A Preferred Stock and TLC Special Voting Stock. Pursuant to stockholder support agreements entered into with Mattel, the directors of TLC and their affiliates
who, as of the TLC Record Date, control   % of the votes entitled to be cast
at the TLC Special Meeting have irrevocably appointed Mattel as proxy to vote all of their shares in favor of the proposal to approve and adopt the Merger Agreement at the TLC Special Meeting. See "The Merger Agreement--Stockholder Support Agreements."

Voting and Revocation of Proxies

  All shares of TLC Common Stock, TLC Series A Preferred Stock and TLC Special Voting Stock that are entitled to vote and are represented at the TLC Special Meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies (other than broker non-votes) will be voted for approval and adoption of the Merger Agreement.

  Enclosed with this Joint Proxy Statement/Prospectus are materials informing holders of Exchangeable Shares of their rights with respect to voting at the TLC Special Meeting and instructing such holders as to how to exercise such rights.

  The TLC Board does not know of any matters other than those described in the notice of the TLC Special Meeting that are to come before such meeting. If any other matters are properly presented at the TLC Special

Meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of TLC, at or before the taking of the vote at the TLC Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of TLC before the taking of the vote at the TLC Special Meeting or (iii) attending the TLC Special Meeting and voting in person (although attendance at the TLC Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to The Learning Company, Inc., One Athenaeum Street, Cambridge, Massachusetts 02142, Attention: Secretary, or hand delivered to the Secretary of TLC at or before the taking of the vote at the TLC Special Meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the TLC Special Meeting.

  All expenses of TLC's solicitation of proxies, including the cost of preparing and mailing this Joint Proxy Statement/Prospectus to TLC stockholders, will be borne by TLC. In addition to solicitation by use of the mails, proxies may be solicited from TLC stockholders by directors, officers and employees of TLC in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. TLC has retained D.F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the TLC Special Meeting at an estimated cost of approximately $6,000 plus $3.00 per telephone call and reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and TLC will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

                                  THE MERGER

Background of the Merger

  During the past year, Mattel reviewed a variety of strategic alternatives, including the acquisition of new businesses that would allow it to leverage its brand equity and further exploit its properties. In connection with such review, in the second half of 1998 Mattel explored with Goldman, Sachs & Co. ("Goldman Sachs"), financial advisor to Mattel, potential acquisition targets and engaged Goldman Sachs to review potential acquisition targets. Although discussions were held from time to time with such acquisition targets, none of such discussions advanced past the preliminary stage.

  Additionally, in the second half of 1998, as a result of continued consolidation in the consumer software industry and increased competitive trends, TLC began to consider a variety of strategic alternatives.

  On November 2, 1998, Michael Perik, the Chief Executive Officer of TLC, and Kevin O'Leary, the President of TLC, met in New York City with Jill Barad, the Chief Executive Officer of Mattel, Ned Mansour, the President, Corporate Operations of Mattel, Francesca Luzuriaga, Executive Vice President, Worldwide Business Planning and Resources of Mattel, and Harry Pearce, Chief Financial Officer of Mattel. Representatives of Merrill Lynch & Co., Inc. ("Merrill Lynch"), financial advisor to TLC, and Goldman Sachs were also present. At the meeting, Ms. Barad expressed on behalf of Mattel an interest in entering into discussions about a possible combination of TLC and Mattel. Thereafter, between November 2 and November 11, 1998, several telephone conversations took place between Mr. Perik and Mr. O'Leary and Ms. Barad and/or Mr. Mansour. In addition, on November 10, 1998, Mattel and TLC entered into a confidentiality agreement providing for the exchange of certain confidential information, and TLC delivered certain financial information to Mattel. On November 10, 1998, Mattel also engaged Goldman Sachs with respect to a potential combination with TLC.

  On November 13, 1998, representatives of the two companies met again in Boston. Representatives of Merrill Lynch and Goldman Sachs attended that meeting. During the meeting, the representatives of the two companies reviewed their respective businesses, exchanged information relevant to the conduct of due diligence, and discussed the benefits that could result from a combination.

  Representatives of Mattel, TLC, Goldman Sachs and Merrill Lynch next met in the San Francisco area on November 18, 1998, and on November 20, 1998, representatives of Mattel and TLC met in El Segundo, California. During those meetings, the representatives of the two companies continued to review their respective businesses and additional discussions occurred concerning the business plans of TLC and the possibility that a business combination between the two companies could result in cost and revenue synergies.

  On December 2, 1998, representatives of Mattel and TLC and their respective financial advisors met in New York City. At that meeting, the parties discussed the price range at which a transaction might be possible.

  On December 3, 1998, the TLC Board held a regularly scheduled meeting in Cambridge, Massachusetts at which, among other things, it reviewed the discussions with Mattel held to date.

  From December 3 through December 7, 1998, the parties' advisors discussed structural issues, principally related to tax and accounting issues. In addition, several telephone calls were exchanged between Merrill Lynch and Goldman Sachs regarding the price range of the transaction. During this period, Mattel continued its due diligence of TLC and TLC conducted due diligence on Mattel's business and financial condition. TLC and its outside legal counsel for the transaction, and Mattel and its outside legal counsel for the transaction also commenced drafting and negotiating the terms of the proposed Merger Agreement.

  From December 8 through December 10, 1998 numerous telephone calls were placed between representatives of Mattel, TLC, Merrill Lynch and Goldman Sachs, during which the parties continued their due diligence reviews and negotiations and exchanged information. During these calls, the parties communicated various proposals and counter-proposals for a tax-free, pooling of interests merger, including an appropriate exchange ratio and a "collar" for such exchange ratio. The parties also discussed the definitive documentation for the transaction.

  As a result of these discussions, on December 10, 1998, the per share price of the proposed Merger was set at $33.00 in Mattel Common Stock, with a collar that would maintain the value of such consideration so long as Mattel's Common Stock remained above $27.50 per share. The preliminary understanding between the parties with respect to a proposed merger continued to be subject to Mattel's and TLC's satisfaction with continued due diligence and to further negotiations relating to the definitive documentation for the transaction.

  On December 11, 1998, the Mattel Board held a telephonic meeting to review the proposed Merger with TLC and the discussions held to date. Goldman Sachs summarized certain financial analyses and engaged in a discussion about the transaction with members of the Mattel Board.

  On December 11, 1998, the TLC Board also held a telephonic meeting to review the proposed Merger with Mattel and the discussions held to date. Merrill Lynch summarized certain financial aspects of the transaction and engaged in a discussion about the transaction with members of the TLC Board. Following such discussions, the TLC Board approved a continuation of the discussions and the continuation of TLC's due diligence investigation.

  Following the parties' respective board meetings, the parties and their respective advisors held numerous conference calls to discuss the structure of the proposed Merger, the terms under which TLC could terminate the Merger Agreement to pursue an alternative transaction, the payment of termination fees, a proposed stock option agreement between Mattel and TLC, the treatment of employees of TLC and the terms of the employment agreements for certain executive officers of TLC.

  On December 13, 1998, the Mattel Board held a meeting in El Segundo, California to consider and vote upon the proposed Merger Agreement and related transactions. At such meeting, Goldman Sachs presented their opinion regarding the fairness to Mattel, from a financial point of view, of the Exchange Ratio pursuant to the Merger Agreement. Additionally, Mattel's outside legal counsel made a presentation regarding the significant terms of the Merger Agreement, the stockholder support agreements to be entered into by certain stockholders of TLC, and a stock option agreement to be entered into between TLC and Mattel. Following such presentations and further discussion, the execution of such documents and related matters were approved by the Mattel Board.

  On December 13, 1998, the TLC Board held a meeting to consider and vote upon the proposed Merger Agreement and related transactions. At such meeting, representatives of Merrill Lynch had discussions with the TLC Board regarding Mattel and the toy industry and presented their opinion regarding the fairness, from a financial point of view, of the Exchange Ratio to the holders of TLC Common Stock (including shares of TLC Common Stock issued upon conversion of TLC Series A Preferred Stock). TLC's management and representatives of Merrill Lynch also reported on the results of their due diligence of Mattel. Additionally, TLC's outside legal counsel reviewed the TLC Board's fiduciary duties in considering a strategic business combination and the significant terms of the Merger Agreement, the stockholder support agreements to be entered into by certain stockholders of TLC, and a stock option agreement to be entered into between TLC and Mattel. Following such presentations and further discussion, the execution of such documents and related matters were approved by the TLC Board.

  Following the parties' respective board meetings, the Merger Agreement, the stockholder support agreements and the stock option agreement were finalized and executed by each of the parties. The terms of the Merger were announced in a joint press release that was issued before the opening of the stock markets on December 14, 1998.

Joint Reasons for the Merger

  The Mattel Board and the TLC Board each believe that after the Merger the combined company (the "Combined Company") will have the potential for greater financial strength, operational efficiencies, earning power and growth potential than either Mattel or TLC would have on its own. The Mattel Board and the TLC Board identified a number of potential benefits of the Merger which they believe could contribute to the success of the Combined Company and thus enure to the benefit of stockholders of both companies, including the following:


  . The combined experience, financial resources, managerial, marketing and technological expertise, and size and breadth of product offerings of the Combined Company may allow it to respond more quickly and effectively to technological change, increased competition and market demands in the toy, children's products and consumer interactive software markets, each of which is an industry experiencing rapid innovation and change.

  . The Merger may provide the Combined Company with an opportunity to expand its product offerings and develop new products and thereby help the Combined Company to realize the strategic objective of increasing market share and to compete more effectively in its highly competitive markets. In particular, the Merger may provide opportunities to develop consumer software products based on Mattel's well-known brands, which Mattel could not develop as effectively or efficiently on its own. Additionally, the Merger may provide opportunities to develop toys or other children's products based on TLC's well-known brands, which TLC could not develop as effectively or efficiently on its own.

  . The combined product lines and potential new product offerings of the Combined Company may enable the Combined Company to expand the scope of distribution of the Combined Company's products and to obtain efficiencies in the marketing and promotion of its product offerings. In particular, the Merger could provide the Combined Company with the opportunity to expand the direct-to-consumer marketing of both companies' products and may assist the Combined Company's ability to further develop its data base of customers to whom the Combined Company's products could be marketed.

  . By combining the well-known brands and content of both Mattel and TLC and by taking advantage of the marketing and promotion resources of the Combined Company, the Merger may enable the Combined Company to achieve its strategic objective of developing an Internet business based upon a family-oriented on-line community and on-line distribution of the Combined Company's products.

  . The Combined Company expects to have a stronger presence in the international market through Mattel's operations in Europe, Latin America and the Pacific Rim. Mattel expects to be able to market TLC's products through these channels to expand sales.

  . The Combined Company expects to have a stronger presence in the school market through TLC's consumer educational software operations.

  . The broadening of the companies' product lines resulting from the Merger may enable the Combined Company to avoid excessive dependence on any particular product, group of products, distribution channel or end-customer group for a substantial portion of its revenue.

Recommendation of the Board of Directors of Mattel; Mattel's Reasons for the Merger

  The Mattel Board believes that the terms of the Merger are fair to and in the best interests of Mattel and its stockholders. Accordingly, the Mattel Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends approval and adoption of the Merger Agreement by the stockholders of Mattel.

  In reaching its conclusion to approve the Merger Agreement, the Mattel Board considered the factors described above under "Joint Reasons for the Merger," as well as the opportunity of the Mattel stockholders to participate in the potential growth of the Combined Company after the Merger.

  In the course of its deliberations during Mattel Board meetings held on December 11, 1998 and December 13, 1998, the Mattel Board considered and reviewed with management a number of factors relevant to the Merger, including, but not limited to, the following: (i) historical information concerning Mattel's and TLC's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations filed during the most recent fiscal year and fiscal quarter for each company with the Securities and Exchange Commission (the "SEC"); (ii) the financial condition, results of operations and businesses of Mattel and TLC after giving effect to the Merger; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Mattel Common Stock and TLC Common Stock; (iv) the consideration to be received by TLC's stockholders in the Merger and the relationship between the market value of Mattel Common Stock to be issued in exchange for each share of TLC Common Stock and a comparison of comparable merger transactions; (v) the belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) the prospects of Mattel as an independent company; (vii) detailed financial analysis presented by Goldman Sachs to the Mattel Board, including Goldman Sachs' opinion, dated as of December 13, 1998, to the effect that, as of such date, the Exchange Ratio pursuant to the Merger Agreement was fair to Mattel from a financial point of view (a copy of this opinion is annexed hereto and stockholders are urged to review it carefully); and (vii) reports from management, legal and financial advisors as to the results of the due diligence investigation of TLC. The Mattel Board also considered the terms of the proposed Merger Agreement, including the possible effects of the provisions regarding termination fees. In addition, the Mattel Board noted that the Merger is expected to be accounted for as a pooling of interests under United States generally accepted accounting principles ("U.S. GAAP") and that no goodwill is expected to be created on the books of the Combined Company as a result thereof.

  The Mattel Board also considered a number of potential risks relating to the Merger, including, but not limited to: (i) the risk that the synergies and benefits sought in the Merger would not be fully achieved; (ii) the risk that the Merger would not be consummated; (iii) the effect of the public announcement of the Merger on the market price of Mattel Common Stock; (iv) the risk that the announcement of the Merger would result in a certain degree of disruption in Mattel's operations; and (v) the substantial charges expected to be incurred by Mattel in connection with the Merger. The Mattel Board believed that these risks were outweighed by the potential benefits to be realized from the Merger.

  The foregoing discussion of the information and factors considered by the Mattel Board is not intended to be exhaustive but is believed to include all material factors considered by the Mattel Board. In view of the wide variety of information and factors considered, the Mattel Board did not find it practical to, and did not, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The Mattel Board did not attempt to analyze the fairness of the Exchange Ratio in isolation from the considerations as to the businesses of Mattel and TLC, the strategic merits of the Merger or the other considerations referred to above. The Mattel Board did, however, take into account, and placed reliance upon, the analyses performed by, and the opinion rendered by Goldman Sachs as to the fairness from a financial point of view of the Exchange Ratio to Mattel.

  THE MATTEL BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, MATTEL AND ITS STOCKHOLDERS. THE MATTEL BOARD RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Recommendation of the Board of Directors of TLC; TLC's Reasons for the Merger

  The TLC Board believes that the terms of the Merger are fair to and in the best interests of TLC and its stockholders. Accordingly, the TLC Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends approval and adoption of the Merger Agreement by the stockholders of TLC.

  In reaching its conclusion to approve the Merger Agreement, the TLC Board considered the factors described above under "Joint Reasons for the Merger," as well as the opportunity of the TLC stockholders to participate in the potential growth of the Combined Company after the Merger.

  In the course of its deliberations during the TLC Board meetings held on December 11, 1998 and December 13, 1998, the TLC Board considered and reviewed with TLC management a number of factors relevant to the Merger, including but not limited to the following: (i) historical information concerning Mattel's business, prospects, financial performance and condition, management and competitive position, including public reports concerning results of operations filed during the most recent fiscal year and fiscal quarter for each company with the SEC; (ii) the consideration to be received by TLC stockholders in connection with the Merger; (iii) the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; (iv) current financial market conditions and historical market prices, volatility and trading information with respect to TLC Common Stock and Mattel Common Stock; (v) other strategic alternatives, including possible business combinations with other companies; (vi) financial analyses and the presentation with respect to the companies by Merrill Lynch, including Merrill Lynch's written opinion, dated December 13, 1998, to the effect that, as of such date and based upon and subject to certain matters stated in the opinion, the Exchange Ratio was fair from a financial point of view to the holders of TLC Common Stock (including shares of TLC Common Stock issued upon conversion of TLC Series A Preferred Stock); (vii) the likelihood of regulatory approvals; and (viii) reports from management and Merrill Lynch as to the results of their due diligence investigation of Mattel.

  The TLC Board also considered a number of potential risks relating to the Merger, including: (i) the risk that the synergies and benefits sought in the Merger would not be fully achieved; (ii) the risk that the Merger would not be consummated; (iii) the risk that a shortfall in earnings of Mattel for fiscal 1998 would result in a decline in Mattel's stock price; and (iv) the risk that the announcement of the Merger would result in a certain disruption in TLC's operations and marketing efforts and various other risks. The TLC Board believed that these risks were outweighed by the potential benefits to be realized from the Merger.

  The foregoing discussions of the information and factors considered by the TLC Board is not intended to be exhaustive but is believed to include all material factors considered by the TLC Board. In view of the wide variety of information and factors considered, the TLC Board did not find it practical to, and did not, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The TLC Board did not attempt to analyze the fairness of the Exchange Ratio in isolation from the considerations as to the business of TLC and Mattel, the strategic merits of the Merger or the other considerations referred to above. The TLC Board did, however, take into account and placed reliance upon, the analyses performed by, and the opinion rendered by, Merrill Lynch as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of TLC Common Stock (including shares of TLC Common Stock issued upon conversion of TLC Series A Preferred Stock).

  THE TLC BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, TLC AND ITS STOCKHOLDERS. THE TLC BOARD RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Opinion of Financial Advisor to Mattel

  Goldman Sachs has acted as financial advisor to Mattel in connection with the Merger. On December 13, 1998, Goldman Sachs delivered its written opinion to the Mattel Board, that as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to Mattel.

  The full text of the written opinion of Goldman Sachs dated December 13, 1998, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Stockholders of Mattel are urged to, and should, read such opinion in its entirety.

  In connection with its opinion, dated December 13, 1998, Goldman Sachs reviewed, among other things, (i) the Merger Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of Mattel and TLC for the five years ended December 31, 1997; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Mattel and TLC; (iv) certain other communications from Mattel and TLC to their respective stockholders; and (v) certain internal financial analyses and forecasts for Mattel and TLC prepared by their respective managements, including certain cost savings and operating synergies (the "Synergies") projected by the managements of Mattel and TLC to result from the Merger. Goldman Sachs also held discussions with members of the senior management of Mattel and TLC regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the Mattel Common Stock and the TLC Common Stock, compared certain financial and stock market information for Mattel and TLC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as it considered appropriate.

  Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of the Mattel Board, the reasonableness and accuracy of the financial forecasts prepared by Mattel and TLC, including the Synergies. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Mattel or TLC or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. The opinion of Goldman Sachs referred to herein was provided for the information and assistance of the Mattel Board in connection with its consideration of the transaction contemplated by the Merger Agreement and such opinion does not constitute a recommendation as to how any holder of Mattel Common Stock should vote with respect to such transaction. The Exchange Ratio was determined through arm's-length negotiations between Mattel and TLC, in which negotiations Goldman Sachs advised Mattel.

  The following is a summary of the material financial analyses presented by Goldman Sachs to the Mattel Board on December 11, 1998. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Annex B.

    (i) Contribution Analysis. Goldman Sachs calculated the percentage contribution to 1999 estimated net income by each of the companies. Such analysis indicated that Mattel would contribute approximately 70% and TLC would contribute approximately 30% of the estimated net income of the Combined Company in 1999.

    (ii) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Mattel Common Stock and the TLC Common Stock. Such analysis indicated that the historical trading prices ranged from $26.50 to $46.56 for the Mattel Common Stock and from $13.75 to $32.81 for the TLC Common Stock for the 52 weeks ended December 9, 1998. Such analysis also indicated that the price of the TLC Common Stock outperformed the price of the Mattel Common Stock and the Standard & Poor's 500 Index (the "S&P 500") over the last three months and year, that the price of the Mattel Common Stock outperformed the price of the TLC Common Stock and underperformed the S&P 500 over the last three years and the price of the Mattel Common Stock, the price of the TLC Common Stock and the S&P 500 performed at substantially the same level over the last five years.

    (iii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Mattel and TLC to corresponding financial information, ratios and public market multiples for three publicly traded corporations: Hasbro, Inc., Electronic Arts Inc. and TLC (the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Mattel. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Mattel were calculated using a price of $29.81 per share, the closing price of the Mattel Common Stock on the NYSE on December 10, 1998. The multiples and ratios for Mattel and the other Selected Companies were based on the most recent publicly available information and estimates provided by Institutional Brokers Estimate System and the multiples and ratios for TLC were based on projections provided by management of TLC (adjusted to assumed 30% and 40% tax rates). With respect to the Selected Companies, Goldman Sachs considered their stock price as a percentage of their 52-week high stock price, their equity market capitalization (i.e., market value of common equity), price/earnings ("P/E") multiples for 1999, P/E to earnings per share ("EPS") growth for 1999 and estimated five year EPS growth. Goldman Sachs' analyses of the Selected Companies indicated stock prices as a percentage of 52-week high stock prices that ranged from 80.7% to 86.9% compared to 64.0% for Mattel; equity market capitalizations that ranged from $2,812 million to $4,472 million compared to $8,575 million for Mattel; 1999 P/E multiples that ranged from 15.5x to 22.8x compared to 14.3x for Mattel; 1999 P/E to EPS growth rates that ranged from 0.8x to 1.2x compared to 1.0x for Mattel; and a five-year EPS growth rate ranging from 14.0% to 25.0% compared to 15.0% for Mattel.

    (iv) Price Analysis. Goldman Sachs performed an analysis of the consideration in the Merger to TLC's stock price, sales, earnings before interest and taxes ("EBIT"), EPS (assuming a 30% tax rate) and book value using TLC's management projections. The analysis indicated a 15.8% premium to the price of the TLC Common Stock on December 10, 1998; ratios of levered consideration (i.e., equity consideration plus estimated market value of debt less cash and a net operating loss valuation adjustment of $100 million) to sales of 4.4x for 1998, 3.6x for 1999 and 3.0x for 2000; ratios of levered consideration to EBIT of 20.8x for 1998, 12.3x for 1999 and 10.0x for 2000; ratios of equity consideration to EPS of 27.4x for 1998, 19.3x for 1999 and 15.7x for 2000; and a 21.9x multiple of book value as of September 30, 1998.

    (v) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to eight selected transactions in the interactive software industry since 1995: Cendant Software/Havas S.A., MicroProse/Hasbro, Inc., Broderbund Software, Inc./TLC, Maxis, Inc./Electronic Arts Inc., Knowledge Adventure/Cendant Software, Davidson & Associates, Inc./Cendant Software, Sierra On-Line, Inc./Cendant Software and SoftKey International, Inc./The (former) Learning Company (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (i) levered consideration as a multiple of sales for the latest 12 months ("LTM") ranged from 1.1x to 9.7x (with a mean of 4.4x and a median of 2.4x), (ii) levered consideration as a multiple of LTM EBIT ranged from 19.8x to 55.2x (with a mean of 49.8x and a median of 54.1x) and
  (iii) equity consideration as a multiple of LTM net income ranged from 55.0x to 85.2x (with a mean of 72.8x and a median of 78.2x).

    (vi) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. Using earnings estimates for Mattel and TLC prepared by their respective managements for the years 1999, 2000 and 2001 and the impact of the Synergies, Goldman Sachs estimated pro forma ownership of the Combined Company and earnings per share of the common stock of the Combined Company on a pro forma basis for the years 1999, 2000 and 2001. Goldman Sachs performed this analysis based on implied exchange ratios of 1.000x, 1.107x and 1.200x and based on the price of Mattel Common Stock on December 10, 1998. Based on such analyses, TLC stockholders would own between 27.8% and 31.7% of the Combined Company and the proposed transaction would be accretive in 1999, 2000 and 2001.

    (vii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis using Mattel's and TLC's management projections. Goldman Sachs calculated annual cash flows for the years 1999 through 2001. Goldman Sachs calculated TLC's terminal values in the year 2001 based on multiples ranging from 14x net income to 22x net income, including Synergies. These terminal values were then discounted to present value using discount rates from 10% to 20%. The discounted cash flow valuation based on net income ranged from $3,238.3 million to $6,197.7 million for TLC.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Mattel or TLC or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Mattel Board as to the fairness from a financial point of view of the Exchange Ratio and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of Mattel, TLC, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Mattel Board was one of many factors taken into consideration by the Mattel Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex B hereto.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Mattel selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

  Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Mattel and/or TLC for its own account and for the account of customers.

  Pursuant to a letter agreement dated November 10, 1998, Mattel engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the engagement letter, Mattel has agreed to pay Goldman Sachs a transaction fee equal to the lesser of (i) 0.4% of the aggregate consideration paid in the Merger or (ii) $10,000,000. Fifty percent of such fee was paid upon entering into the Merger Agreement and the balance of such fee will be paid upon consummation of the Merger. Mattel has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Opinion of Financial Advisor to TLC

  TLC retained Merrill Lynch to act as its exclusive financial advisor in connection with the Merger. On December 13, 1998, Merrill Lynch delivered to the TLC Board a written opinion (the "Merrill Lynch Opinion"), to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio was fair from a financial point of view to the holders of shares of TLC Common Stock (including shares of TLC Common Stock issued upon conversion of TLC Series A Preferred Stock).

  The full text of the Merrill Lynch Opinion, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The summary of the Merrill Lynch Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Merrill Lynch Opinion. TLC stockholders are urged to read such opinion carefully in its entirety.

  The Merrill Lynch Opinion was provided to the TLC Board for its information and is directed only to the fairness from a financial point of view of the Exchange Ratio to the holders of TLC Common Stock (including shares of TLC Common Stock issued upon conversion of TLC Series A Preferred Stock), does not address any other aspect of the Merger, including the merits of the underlying decision by TLC to engage in the Merger, and does not constitute a recommendation to any TLC stockholder as to how such stockholder should vote on the Merger Agreement or any matter related thereto.

  The Exchange Ratio was determined through negotiations between Mattel and TLC and was approved by the TLC Board.

  In preparing its opinion to the TLC Board, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch Opinion or the presentation made by Merrill Lynch to the TLC Board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

  In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, TLC or Mattel. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the Merrill Lynch Opinion was among several factors taken into consideration by the TLC Board in making its determination to approve the Merger Agreement and the Merger. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the TLC Board or TLC's management with respect to the fairness of the Exchange Ratio.

  In arriving at its opinion, Merrill Lynch, among other things, (i) reviewed certain publicly available business and financial information relating to TLC and Mattel that Merrill Lynch deemed to be relevant, (ii) reviewed certain information, including financial forecasts relating to the business, earnings, cash flow, assets, liabilities and prospects of each of TLC and Mattel, as well as the amount and timing of the cost savings, related expenses and a range of synergies expected to result from the Merger (the "Expected Synergies"), furnished to Merrill Lynch by TLC and Mattel, respectively, (iii) conducted discussions with members of senior management and representatives of TLC and Mattel concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies, (iv) reviewed the market prices and valuation multiples for TLC Common Stock and Mattel Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant, (v) reviewed the results of operations of TLC and Mattel and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant, (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant, (vii) participated in certain discussions and negotiations among representatives of TLC and Mattel and their financial and legal advisors, (viii) reviewed the potential pro forma impact of the Merger, (ix) reviewed a draft of the Merger Agreement, dated December 12, 1998, and (x) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

  In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information and Merrill Lynch has not undertaken an independent evaluation or appraisal of any of the assets or liabilities of TLC or Mattel or been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of TLC or Mattel. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by TLC or Mattel, Merrill Lynch assumed that they have been reasonably prepared or reviewed and reflect the best currently available estimates and judgment of TLC's or Mattel's management as to the expected future financial performance of TLC or Mattel, as the case may be, and the Expected Synergies. Merrill Lynch further assumed that the Merger will be accounted for as a pooling of interests under U.S. GAAP and that it will qualify as a tax-free reorganization for United States federal income tax purposes. Merrill Lynch also assumed that the final form of the Merger Agreement would be substantially similar to the December 12, 1998 draft reviewed by Merrill Lynch.

  The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Merrill Lynch did not express any opinion as to the value of the Mattel Common Stock when issued pursuant to the Merger or the prices at which the Mattel Common Stock will trade subsequent to the Merger. In connection with the preparation of its opinion, Merrill Lynch was not authorized by TLC or the TLC Board to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of TLC. Although Merrill Lynch evaluated the Exchange Ratio from a financial point of view, Merrill Lynch was not requested to, and did not, recommend the specific consideration payable in the Merger, which consideration was determined through negotiations between Mattel and TLC. No other limitations were imposed on Merrill Lynch with respect to the investigations made or procedures followed by Merrill Lynch in rendering the Merrill Lynch Opinion.

  The following is a summary of the material analyses performed by Merrill Lynch in connection with the Merrill Lynch Opinion.

    (i) Historical Stock Price Performance and Premium Analysis. Merrill Lynch reviewed the daily closing per share prices of TLC Common Stock for the 12-month period ended December 11, 1998 (the last trading day prior to public announcement of the Merger) and calculated one-day, one-month, three-month, six-month, nine-month and twelve-month average closing share prices and premiums implied by the Exchange Ratio (as of December 11, 1998). The average closing per share prices of TLC Common Stock for such periods were $28.31, $26.22, $24.36, $25.06, $25.21 and $23.02, respectively, and the premiums implied by the Exchange Ratio for the same periods were 16.6%, 25.9%, 35.5%, 31.7%, 30.9% and 43.3%, respectively. The high and low closing per share prices for TLC Common Stock during the 12-month period were $32.81 and $13.78, respectively. In addition, based on publicly available information, Merrill Lynch analyzed the premiums paid, or proposed to be paid, in 50 selected stock-for-stock transactions announced during 1998 with transaction values in excess of $1.0 billion (collectively, the "Selected Stock-for-Stock Transactions"). The premiums in the Selected Stock-for-Stock Transactions ranged from (19.7)% to 120.8%, with a mean and median of 28.4% and 21.9%, respectively. Based on the closing share price of TLC Common Stock on December 11, 1998 and assuming a premium range in the Merger of 0% to 30%, this analysis indicated an implied equity reference range for TLC of approximately $28.31 to $36.75 per share, as compared with the $33.00 per share price for TLC implied by the Exchange Ratio on December 11, 1998.

    (ii) Historical Exchange Ratio Analysis. Merrill Lynch analyzed the ratio of the daily closing share prices of TLC Common Stock to corresponding share prices of Mattel Common Stock for the 12-month period ended December 11, 1998 and calculated the average daily closing per share prices of TLC Common Stock and Mattel Common Stock for the one-month, three-month, six-month, nine-month and twelve-month periods ended December 11, 1998. This analysis indicated implied exchange ratios for such periods of 0.8335, 0.7274, 0.6929, 0.6757 and 0.6097, respectively, as compared with the Exchange Ratio of 1.0 to 1.2.

    (iii) Analysis of Selected Publicly Traded Companies. Merrill Lynch compared certain financial, operating and stock market data of TLC to corresponding data of the following selected publicly traded companies in the consumer software industry: Acclaim Entertainment, Inc.; Activision, Inc.; Corel Corporation; Electronic Arts Inc.; GT Interactive Software Corp.; International Microcomputer Software, Inc.; Intuit, Inc.; and Midway Games, Inc. (collectively, the "Consumer Software Group"). Merrill Lynch compared equity values as a multiple of estimated calendar year 1999 EPS and enterprise value (equity value, plus debt, less cash) as multiples of estimated calendar year 1998 revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA"). Estimated financial data for the Consumer Software Group was based on estimates of selected investment banking firms as compiled by First Call and selected research analyst estimates, and estimated financial data for TLC was provided by TLC management. All multiples were based on closing stock prices on December 11, 1998. Applying a range of selected multiples for the Consumer Software Group of estimated calendar year 1999 EPS and 1998 revenue and EBITDA of 15.0x to 22.0x, 3.5x to 5.0x and 12.5x to 19.0x, respectively, to corresponding financial data of TLC indicated an implied equity reference range for TLC of approximately $23.25 to $40.00 per share, as compared with the $33.00 per share price for TLC implied by the Exchange Ratio on December 11, 1998.

    Merrill Lynch also compared certain financial, operating and stock market data of Mattel to corresponding data of the following selected publicly traded companies in the consumer products industry: Avon Products, Inc.; The Black & Decker Corporation; The Clorox Company; Colgate-Palmolive Company; The Estee Lauder Companies, Inc.; The Gillette Company; Hasbro, Inc.; Newell Company; The Procter & Gamble Company; Revlon, Inc.; and Rubbermaid Incorporated (collectively, the "Consumer Products Group"). Merrill Lynch compared equity values as a multiple of estimated calendar year 1999 EPS and enterprise value as multiples of estimated calendar year 1998 and 1999 EBITDA. Estimated financial data for the Consumer Products Group was based on estimates of selected investment banking firms as compiled by First Call and selected research analyst estimates, and estimated financial data for Mattel was based on estimates of calendar year 1998 and 1999 EPS provided by Mattel management and extrapolations of such estimates ("Case I"). Applying a range of selected multiples for the Consumer Products Group of estimated calendar year 1999 EPS and estimated calendar year 1998 and 1999 EBITDA of 15.0x to 20.0x, 10.0x to 13.0x and 8.5x to 11.0x, respectively, to corresponding financial data of Mattel indicated an implied equity reference range for Mattel of approximately $24.00 to $36.00 per share. Merrill Lynch then analyzed an alternative case to reflect, among other things, lower EPS for Mattel ("Case II"). Applying a range of selected multiples for the Consumer Products Group of estimated calendar year 1999 EPS and EBITDA to corresponding Case II financial data of Mattel indicated an implied equity reference range for Mattel of approximately $21.75 to $33.75 per share.

    No company in the Consumer Software Group or the Consumer Products Group is identical to TLC or Mattel, respectively. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of TLC and Mattel and the companies in the Consumer Software Group and the Consumer Products Group.

    (iv) Analysis of Selected Acquisition Transactions. Merrill Lynch analyzed the purchase prices paid, or proposed to be paid, and implied transaction multiples in the following selected transactions in the consumer software industry (collectively, the "Selected Consumer Software Transactions"): Broderbund Software, Inc./TLC; Mindscape, Inc./TLC; Microprose Inc./GT Interactive Software Corp.; Maxis Incorporated/Electronic Arts Inc.; Edmark Corp./International Business Machines Corporation; Software Publishing Corp./Allegro New Media, Inc.; Humongous Entertainment, Inc./GT Interactive Software Corp.; Time Warner Interactive/WMS Industries Inc.; Sierra-On-Line, Inc./CUC International Inc.; Davidson & Associates, Inc./CUC International Inc.; Compton's New Media/SoftKey International, Inc.; The (former) Learning Company/SoftKey International, Inc.; and Minnesota Educational Computing Corp./SoftKey International, Inc. Merrill Lynch compared enterprise value as multiples of revenue and EBIT. All multiples were based on estimated calendar year 1998 financial data for TLC provided by TLC management and LTM financial data for the Selected Consumer Software Transactions. Applying a range of selected multiples for the Selected Consumer Software Transactions of revenue and EBIT of 3.0x to 5.0x and 14.0x to 20.0x to corresponding financial data of TLC indicated an implied equity reference range for TLC of approximately $23.75 to $39.00 per share, as compared with the $33.00 per share price for TLC implied by the Exchange Ratio on December 11, 1998.

    Merrill Lynch also analyzed the purchase prices paid, or proposed to be paid, and implied transaction multiples in the following selected transactions in the consumer products industry (collectively, the "Selected Consumer Products Transactions"): Rubbermaid Incorporated/Newell Co.; First Brands Corporation/The Clorox Company; Inbrands Corp./Tyco International Ltd.; Tambrands, Inc./The Proctor & Gamble Company; Armor All Products Corporation/The Clorox Company; Syratech Corp./Thomas H. Lee Equity Fund; Evenflo & Spalding Holdings Corporation/Kohlberg Kravis Roberts & Co.; Duracell International Inc./The Gillette Company; Helene Curtis Industries, Inc./Unilever N.V.; Maybelline Inc./L'Oreal SA; St. Ives Laboratories Inc./Alberto-Culver Co.; American Home Products Corporation (Kolynos unit)/Colgate-Palmolive Company; and Neutrogena Corporation/Johnson & Johnson. Merrill Lynch compared enterprise value as a multiple of EBITDA. All multiples were based on estimated calendar year 1998 financial data for Mattel (which was based on estimated calendar year 1998 EPS provided by Mattel management and extrapolations of such estimate) and LTM financial data for the Selected Consumer Products Transactions. Applying a range of selected multiples for the Selected Consumer Products Transactions of EBITDA of 11.0x to 14.0x to corresponding financial data of Mattel indicated an implied equity reference range for Mattel of approximately $29.00 to $38.00 per share.

    No company or transaction used in the above analyses is identical to TLC or Mattel or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value of such companies and TLC.

    (v) Relative Valuation Analysis. Merrill Lynch analyzed the relative exchange ratios obtained by dividing the per share equity reference ranges for TLC and Mattel described above implied by (i) the Analysis of Selected Publicly Traded Companies and (ii) the Analysis of Selected Acquisition Transactions. This analysis indicated implied exchange ratio ranges of 0.63 to 1.67 (Case I) and 0.69 to 1.84 (Case II), as compared with the Exchange Ratio of 1.0 to 1.2.

    (vi) Discounted Cash Flow Analysis. Merrill Lynch estimated the present value of the future streams of annual after-tax free cash flows that Mattel could produce on a stand-alone basis for the period 1999 through 2003 based on estimated calendar year 1998 and 1999 EPS provided by Mattel management and extrapolations of such estimates (Case I) and certain sensitivities to Case I to reflect, among other things, lower EPS for Mattel (Case II). Ranges of terminal values were estimated using multiples of 2003 projected EBITDA of 8.0x to 10.0x. The free cash flow streams and estimated terminal values were then discounted to present value using discount rates ranging from 10.0% to 12.0%. This analysis indicated an equity reference range for Mattel of approximately $26.75 to $35.00 per share (Case I) and approximately $24.00 to $31.75 per share (Case II).

    (vii) Pro Forma Merger Consequences Analysis. Merrill Lynch analyzed the potential pro forma effect of the Merger on Mattel's EPS during calendar years 1999 and 2000. The analysis was based on estimates of calendar year 1998 and 1999 EPS provided by Mattel management and extrapolations of such estimates for Mattel and on TLC management estimates for TLC. Based on certain annual pretax Expected Synergies, this analysis indicated that with an Exchange Ratio of 1.0, the Merger would be accretive to Mattel's EPS in 1999 and 2000, and that with an Exchange Ratio of 1.2, the Merger would be dilutive to Mattel's EPS in 1999 and 2000. The actual operating or financial results achieved by the pro forma Combined Company may vary from projected results and variations may be material as a result of business and operational risks, the timing and amount of Expected Synergies, the costs associated with achieving such synergies and other factors.

    (viii) Relative Contribution Analysis. Using estimated financial data for TLC and Mattel, Merrill Lynch analyzed the relative contributions of TLC and Mattel to the estimated revenue, EBITDA, EBIT and net income of the Combined Company for calendar years 1998, 1999 and 2000 (excluding the effect of any Expected Synergies or non-recurring expenses relating to the Merger). The analysis was based on estimates of calendar year 1998 and 1999 EPS provided by Mattel management and extrapolations of such estimates for Mattel and on TLC management estimates for TLC. The analysis indicated that, in calendar years 1998, 1999 and 2000 TLC would contribute approximately: (i) 14.8%, 16.3% and 17.5%, respectively, of the Combined Company's revenue, (ii) 17.4%, 22.3% and 23.7%, respectively, of the Combined Company's EBITDA, (iii) 20.8%, 25.5% and 26.9%, respectively, of the Combined Company's EBIT and (iv) 22.7%, 26.5% and 27.8%, respectively, of the Combined Company's net income. Based on the Exchange Ratio implied in the Merger of 1.0 to 1.2, current stockholders of TLC would own approximately 27.2% to 31.0% of the Combined Company's equity and approximately 25.0% to 28.7% of the Combined Company's enterprise value.

  Pursuant to the terms of Merrill Lynch's engagement, TLC has agreed to pay Merrill Lynch for its financial advisory services in connection with the Merger a fee in an amount equal to 0.50% of the aggregate purchase price (including indebtedness assumed) paid in the Merger, payable in cash upon the closing of the Merger. TLC also has agreed to reimburse Merrill Lynch for all reasonable out-of-pocket expenses incurred by Merrill Lynch in performing its services, including the fees and expenses for legal counsel, and to indemnify Merrill Lynch and certain related persons and entities against certain liabilities under the federal securities laws, arising out of Merrill Lynch's engagement.

  TLC retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

  In the ordinary course of business, Merrill Lynch and its affiliates may actively trade in the securities of TLC and Mattel for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the Merger

  In considering the recommendation of the TLC Board with respect to the Merger, stockholders of TLC should be aware that the directors and executive officers of TLC have certain interests in the Merger that may be substantial or in addition to the interests of stockholders of TLC generally. The TLC Board was aware of these interests and considered them, among other factors, in approving the Merger Agreement. These interests are summarized below.

  Ownership and Voting Stock. As of the TLC Record Date, directors and executive officers of TLC and their affiliates may be deemed to be beneficial
owners of approximately    % of the outstanding shares of TLC Common Stock
(including shares issuable upon conversion of outstanding shares of TLC Series A Preferred Stock and in exchange for outstanding Exchangeable Shares). The directors and certain of their affiliates have entered into stockholder support agreements dated as of December 13, 1998 with Mattel pursuant to which they have irrevocably granted Mattel a proxy to vote all shares of TLC Common Stock and TLC Series A Preferred Stock and all votes represented by the TLC Special Voting Stock over which they exercise voting control (representing an
aggregate of          votes as of the TLC Record Date) in favor of the
proposal to approve and adopt the Merger Agreement.

  As of January 6, 1999 the executive officers and directors of TLC held an aggregate of 700,000 shares of Restricted Common Stock of TLC ("TLC Restricted Common Stock") of which 682,500 were unvested and options to purchase an aggregate of 5,906,987 shares of TLC Common Stock of which 2,603,233 were vested. Such amounts include options for 2,007,450 shares and 350,000 shares of TLC Restricted Common Stock held by Mr. Perik; options for 1,671,449 shares and 350,000 shares of TLC Restricted Common Stock held by Mr. O'Leary; options for 96,757 shares held by Lamar Alexander; options for 205,000 shares held by Michael A. Bell; options for 0 shares held by Anthony J. DiNovi; options for 50,000 shares held by Robert Gagnon; options for 0 shares held by Mark E. Nunnelly; options for 47,500 shares held by Carolynn N. Reid-Wallace; options for 181,334 shares held by Robert A. Rubinoff; options for 245,000 shares held by Scott M. Sperling; options for 0 held by Paul J. Zepf; options for 340,100 shares held by R. Scott Murray; options for 365,300 shares held by David E. Patrick; options for 331,597 shares held by Greg Bestick; options for 200,000 shares held by John Moore and options for 165,500 shares held by Neal S. Winneg. Pursuant to the TLC Long Term Equity Incentive Plan the TLC 1996 Stock Option Plan and the TLC 1996 Non-Employee Director Stock Option Plan, all such shares and options will become fully vested as of the Effective Time. Pursuant to the Merger Agreement, such shares will be converted into shares of Mattel Common Stock at the Exchange Ratio and such options will be converted into options to purchase shares of Mattel Common Stock as of the Effective Time. See "The Merger Agreement--Treatment of TLC Stock Options." In this Joint Proxy Statement/Prospectus we refer to the time all conditions to the Merger in the Merger Agreement are met, including receipt of stockholder approval of the Merger Agreement, and after Mattel and TLC file a certificate of merger with the Secretary of State of Delaware, as the "Effective Time."

  Employment Agreements and Bonus Arrangements. On December 13, 1998, Mr. Perik, the Chief Executive Officer of TLC, and Mr. O'Leary, the President of TLC (the "Executives"), each entered into an Amended and Restated Employment Agreement with TLC (the "Amended Agreements"), which will become effective, and shall be assumed by Mattel, as of the Effective Time. The Amended Agreements will supersede the Employment Agreements dated as of April 9, 1997 between each of Messrs. Perik and O'Leary and TLC, which provided, among other things, that if the Executive's employment with TLC were terminated by TLC other than for just cause or by the Executive for good reason, TLC would make severance payments over a three-year period in an aggregate amount equal to three times the Executive's then current annual base salary plus three times the amount of all bonuses paid or accrued with respect to the 12-month period immediately preceding such termination. Under the Amended Agreements, Mr. Perik has agreed to serve as Chief Executive Officer, and Mr. O'Leary has agreed to serve as President, of The Learning Company division of Mattel during the three-year term of the Amended Agreements, subject to earlier termination as described below (the "Employment Period"). During the Employment Period, Messrs. Perik and O'Leary shall each be paid a base salary at a rate of at least $650,000 per annum, and shall participate in Mattel's cash, deferred bonus, incentive plans and programs as may be in effect from time to time with respect to executives employed by Mattel at a participation level reflecting the Executive's responsibilities. As of the Effective Time, Mattel shall grant to each of Mr. Perik and Mr. O'Leary premium price options with respect to 1,000,000 shares of Mattel's Common Stock, which will be granted at an exercise price in excess of the fair market value of the Mattel Common Stock on the date of the grant. The terms of such options shall be made in accordance with Mattel's stock option grant practice and the terms and provisions of the Mattel 1997 Premium Price Stock Option Plan.

  The Amended Agreements provide that to the extent any of the payments or benefits received by Mr. Perik or Mr. O'Leary as a result of the Merger constitute "parachute payments" and are therefore subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), Mattel shall pay to such executive an additional amount (the "Gross Up Payment") so that he will be placed in the same after-tax financial position he would have been in if he had not incurred any tax liability under
Section 4999 of the Code. Under the terms of TLC's Long Term Equity Incentive Plan restated as of December 4, 1997, all options and shares of TLC Restricted Common Stock held by Mr. Perik and Mr. O'Leary will become fully vested as of the Effective Time, and the value of such acceleration will constitute a "parachute payment" subject to the excise tax under Section 4999 of the Code.

  Mattel may terminate the Executive's employment at any time with or without Cause (as defined in the Amended Agreements) and the Executive may terminate his employment at any time with or without Good Reason (as defined in the Amended Agreements). If the Executive's employment is terminated for Cause or if he terminates his employment without Good Reason, Mattel shall pay the Executive his full base salary through the date of termination, and Mattel shall owe no further obligations to him under the Amended Agreement. If Mattel terminates the Executive's employment other than for Cause or disability or the Executive terminates his employment for Good Reason, subject to the Executive's compliance with the non-compete covenants described below, Mattel shall pay to the Executive in a lump sum his base salary through the date of termination and shall pay to him $5,250,000 in equal bi-monthly installments over a three-year period. The Amended Agreements provide that neither TLC's entering into the Merger Agreement and the various other agreements related thereto nor the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement and the various other agreements related thereto, including TLC's and the Executives' entering into the Amended Agreements, constitute Good Reason under their Employment Agreements dated as of April 9, 1997.

  Each Amended Agreement provides that if the Executive's employment terminates during the initial three-year term of the Amended Agreement, for a period of three years after such termination, the Executive shall not engage in specified activities deemed competitive with the activities of TLC and Mattel anywhere within the United States, Canada, Mexico, Europe or any other nation or geographic area in which Mattel, TLC and their affiliates do business, and shall not solicit the employment of or hire any employee employed or retained by Mattel, TLC or their affiliates or any prior employee of Mattel, TLC or their affiliates whose employment or retention by Mattel, TLC or their affiliates has ceased within six months prior to the date of such solicitation. If the Executive's employment terminates at the end of the initial three-year term or thereafter, the non-compete period shall be two years.

  In May 1997, Mr. Murray, the Executive Vice President and Chief Financial Officer of TLC, entered into a three-year employment agreement with TLC. The agreement, as amended effective October 1, 1998, provides for an annual base salary of $500,000 and eligibility for a target cash bonus of $625,000. The agreement also provides that if Mr. Murray's employment with TLC is terminated by TLC other than for just cause or by Mr. Murray for good reason (as defined), TLC will make severance payments to Mr. Murray over a three-year period (the "Continuation Period") in an aggregate amount equal to three times the then-current annual base salary plus three times the amount of all bonuses paid or accrued under this agreement with respect to the twelve month period immediately preceding such termination. Under the agreement, TLC will provide Mr. Murray, during the Continuation Period, with life, disability, accident and health insurance benefits and a monthly automobile allowance identical or substantially similar to that which he received immediately prior to such termination. In addition, during the Continuation Period, all of Mr. Murray's then outstanding options for the purchase of TLC Common Stock will continue to vest and remain exercisable in accordance with the terms of the applicable stock option agreement as if the employment of the executive were not terminated until the last day of the Continuation Period. The agreement also provides if any of the severance payments provided for by the agreement becomes subject to the excise tax imposed by Section 4999 of the Code, TLC will pay to him the Gross Up Payment so that he will be placed in the same after-tax position he would have been in if he had not incurred any tax liability under Section 4999 of the Code. The Gross Up Payment will only apply to severance payments if the event that causes the severance payments to be subject to the excise tax occurs during the three-year term of the agreement. TLC has also agreed to enter into a security arrangement reasonably acceptable to Mr. Murray to secure the severance payments under the agreement.

  TLC and its subsidiaries have employment agreements with certain of their executive officers which may provide for certain payments to the executive officers if their employment is terminated without cause or they terminate their employment for good reason. The payments vary according to the terms of the respective employment agreements. The maximum aggregate severance payments that would be paid under these agreements to all executive officers (other than Messrs. Perik and O'Leary whose agreements are described above) is approximately $9,600,000. This amount does not include any Gross Up Payments.

  The TLC Board has authorized the payment of up to $5,000,000 in retention bonuses for TLC employees, including members of TLC's senior management team. These bonuses will be payable to certain employees who remain employed by TLC until 90 days after the Effective Time of the Merger or are terminated prior thereto without cause.

  Indemnification and Insurance. Pursuant to the Merger Agreement, Mattel has, for certain time periods specified in the Merger Agreement, agreed to (i) indemnify each present and former director and officer of TLC and its subsidiaries against liabilities or expenses incurred in connection with claims arising out of or pertaining to matters existing or occurring at or prior to the Effective Time of the Merger to the fullest extent permitted under Delaware law, and (ii) subject to certain limitations, maintain in effect directors' and officers' liability insurance for the benefit of the directors and officers of TLC and its subsidiaries with coverage in amount and scope at least as favorable to such persons as TLC and its subsidiaries' existing coverage. See "The Merger Agreement--Certain Covenants--Director and Officer Insurance and Indemnification."

  Split Dollar Insurance Policies. The executive officers of TLC have life insurance policies which are maintained under split dollar agreements and collateral assignments with TLC. Under the terms of these agreements, TLC has agreed to pay the annual premium for such policies and is reimbursed by each executive for the value of the death benefit protection provided to the executive for such year. The net premiums paid by TLC for each policy will be refunded on certain events, including (i) the executive officer's termination of employment, (ii) the death of the executive officer, or (iii) the later of
(a) 15 years after the date of the policy and (b) the policy anniversary after such executive reaches age 65. Under the terms of these agreements, in the event of a change of control of TLC, the surviving corporation (a) agrees to contribute to a rabbi trust an amount sufficient to prepay the present value of all future premiums due under all policies and (b) will cease to be entitled to a refund of the net premiums paid upon a termination of the employment of the executive officer. Under the terms of these agreements, the Merger qualifies as a change of control of TLC.

Treatment of TLC Special Voting Stock and Exchangeable Shares

  The Exchangeable Shares are currently exchangeable on a one-for-one basis for shares of TLC Common Stock and are entitled to receive dividends equivalent to dividends paid from time to time in respect of the TLC Common Stock. Furthermore, pursuant to the Voting and Exchange Trust Agreement (as defined below) a holder of Exchangeable Shares is entitled to instruct the Trustee to exercise one of the votes attached to the share of TLC Special Voting Stock for each Exchangeable Share held at all meetings at which holders of TLC Common Stock are entitled to vote.

  Treatment of TLC Special Voting Stock. Pursuant to the Merger, at the Effective Time the one outstanding share of TLC Special Voting Stock will be changed into and represent the right to receive the Mattel Special Voting Share. The Mattel Special Voting Share will entitle the holder thereof to a number of votes at meetings of holders of shares of Mattel Common Stock equal to the number of shares of Mattel Common Stock for which the Exchangeable Shares outstanding from time to time (other than shares held by Mattel or entities controlled by it) are exchangeable.

  Treatment of Exchangeable Shares. Following the Effective Time, the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares will be substantially equivalent to the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares immediately prior to the Effective Time except that, in effect:

    (i) each Exchangeable Share will entitle the holder, upon the voluntary or mandatory exchange of the Exchangeable Share, however effected, to receive the number of shares of Mattel Common Stock equal to the Exchange Ratio (plus the amount of any accrued and unpaid dividends on the Exchangeable Share); and

    (ii) each Exchangeable Share will entitle the holder to receive a dividend, in respect of each Exchangeable Share, equivalent to the dividend paid from time to time in respect of a share of Mattel Common Stock multiplied by the Exchange Ratio.

  Voting and Exchange Trust Supplement. At the Effective Time, Mattel, TLC, Softkey and a trustee will enter into the Voting and Exchange Trust Supplement (the "Voting and Exchange Trust Supplement") amending the Voting and Exchange Trust Agreement (the "Voting and Exchange Trust Agreement") dated as of February 4, 1994 among TLC, Softkey and CIBC Mellon Trust Company. Pursuant to the terms of the Voting and Exchange Trust Supplement, Mattel will deposit the Mattel Special Voting Share with the trustee in exchange for the one outstanding share of TLC Special Voting Stock. As a result, a holder of Exchangeable Shares will be entitled, in respect of the Exchangeable Shares held by such holder, to direct the trustee to cast a number of votes equal to the number of shares of Mattel Common Stock for which such shares are exchangeable (rounded down to the nearest whole number) at all meetings at which the holders of shares of Mattel Common Stock are entitled to vote. Furthermore, pursuant to the Voting and Exchange Trust Supplement, Mattel will assume all of the obligations and acquire all of the rights of TLC under the Voting and Exchange Trust Agreement, provided that the exchange rights (the "Exchange Rights") thereunder will entitle a holder to receive (or require a holder to accept, as the case may be) for each Exchangeable Share exchanged thereunder, the number of shares of Mattel Common Stock equal to the Exchange Ratio (plus the amount of any accrued and unpaid dividends on the Exchangeable Share).

  Support Agreement Amending Agreement. At the Effective Time, Mattel, TLC and Softkey will enter into an amending agreement (the "Support Agreement Amending Agreement") amending the Support Agreement dated as of February 4, 1994 between TLC and Softkey (the "Support Agreement") to provide that the provisions applicable to TLC in respect of the shares of TLC Common Stock shall apply with equal force and effect to Mattel in respect of the shares of Mattel Common Stock.

  Softkey Rights Agreement. Following the Effective Time, each Exchangeable Share will include and trade with a right (a "Softkey Right") to acquire Exchangeable Shares pursuant to a rights agreement to be entered into as of the Effective Time among Softkey, Mattel and a trustee. The Softkey Rights will have an economically equivalent value to the non-voting preference share purchase rights that will be issued with and attached to shares of Mattel Common Stock issued in the Merger. See "Description of Mattel Capital Stock-- Description of Preference Share Purchase Rights."

  Pursuant to a Rights Agreement dated as of February 7, 1992 between Mattel and BankBoston, N.A., one Mattel non-voting preference share purchase right will attach to and be issued with each share of Mattel Common Stock issued upon exchange of Exchangeable Shares.

Treatment of TLC Series A Preferred Stock

  The Merger Agreement provides that each share of TLC Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of TLC Series A Preferred Stock held by any direct or indirect subsidiary of Mattel or held by stockholders exercising appraisal rights) will be changed and converted into and represent the right to receive a number of shares of Mattel Common Stock equal to the product of (i) the Exchange Ratio, and (ii) the number of shares of TLC Common Stock issuable upon conversion of the TLC Series A Preferred Stock. Currently 20 shares of TLC Common Stock are issuable upon conversion of each share of TLC Series A Preferred Stock. As of the Effective Time, all such shares of TLC Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

  We do not expect that shares of TLC Series A Preferred Stock will be outstanding at the Effective Time because each holder of TLC Series A Preferred Stock has agreed that immediately prior to the Effective Time, each share of TLC Series A Preferred Stock will be converted into shares of TLC Common Stock in accordance with the TLC Restated Certificate of Incorporation, as amended. In the Merger, such shares of TLC Common Stock will be converted into and represent the right to receive a number of shares of Mattel Common Stock equal to the Exchange Ratio pursuant to the Merger Agreement.

Accounting Treatment of the Merger

  The Merger is intended to qualify as a pooling of interests for financial reporting purposes under U.S. GAAP. Under this method of accounting, the recorded assets and liabilities of Mattel and TLC will be carried forward to the Combined Company at their recorded amounts, the operating results of the Combined Company will include the operating results of the Combined Company for the entire year in which the combination occurs and the reported operating results of the separate companies for periods prior to the year in which the combination occurs will be combined and restated as the operating results of the Combined Company.

  Prior to the execution of the Merger Agreement, Mattel received a letter from PricewaterhouseCoopers LLP, its independent accountants, which concurred with the conclusion of Mattel's management that no conditions exist that would preclude the Merger from being accounted for as a pooling of interests in conformity with U.S. GAAP, assuming the Merger is completed in accordance with the Merger Agreement. Prior to the execution of the Merger Agreement, TLC also received a letter from PricewaterhouseCoopers LLP, its independent accountants, which concurred with the conclusion of TLC's management that TLC would qualify as a poolable entity. A condition to the Merger is that Mattel and TLC each receive similar letters at the closing of the Merger from PricewaterhouseCoopers LLP.

  Mattel and TLC have agreed to use their reasonable best efforts to cause each of their affiliates to execute a written agreement to the effect that such person will not transfer shares of common stock or preferred stock of either Mattel or TLC, including Exchangeable Shares exchangeable for TLC Common Stock or, after the Effective Time, Mattel Common Stock, during the period beginning 30 days prior to the Effective Time and ending on the date that Mattel publishes financial statements that reflect 30 days of combined operations of the Combined Company (which agreements relate to the ability of Mattel to account for the Merger as a pooling of interests).

Legal Proceedings

  On December 16, 1998 certain stockholders of TLC filed four separate purported class action complaints in the Court of Chancery of the State of Delaware in and for New Castle County against TLC and the TLC Board for alleged breaches of fiduciary duties. On December 21, 1998 and December 23, 1998, two additional purported class action complaints were also filed in the same court. Each of the complaints seeks the certification as a class of all TLC stockholders, an injunction against the Merger, rescission if the Merger is consummated, damages, costs and disbursements (including attorneys' fees). The complaints allege that TLC's directors breached their fiduciary duties to TLC's stockholders by, among other things, failing to conduct due diligence sufficient to have discovered material, adverse information concerning Mattel's anticipated operational and financial results and agreeing to an Exchange Ratio that failed to protect TLC stockholders against a decline in the value of Mattel Common Stock. Four of the complaints name Mattel as an additional defendant, claiming that Mattel aided and abetted the alleged breaches of fiduciary duty.

  TLC and Mattel will aggressively defend against the actions and pursue the Merger.

Regulatory Approvals

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the regulations thereunder, Mattel and TLC may not merge unless Notification and Report Forms have been filed with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the United States Federal Trade Commission (the "FTC"), and waiting period requirements have expired or are otherwise earlier terminated by the Antitrust Division and the FTC. On December 23, 1998, Mattel and TLC submitted the required filings to the Antitrust Division and the FTC. Early termination of the waiting period with respect to the Merger was orally granted by the FTC on behalf of itself and the Antitrust Division on January 7, 1999.

  Notwithstanding the receipt of early termination, at any time before or after the completion of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of substantial assets of Mattel or TLC. We expect that the Merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the Merger on antitrust grounds by the Antitrust Division, the FTC, states attorneys general and, under certain circumstances, private parties, will not be made, or, if such a challenge is made, what the result will be.

  In addition, under the laws of certain foreign nations, the Merger may not be consummated unless certain filings are made with these nations' antitrust regulatory authorities and these authorities approve or clear the Merger. In particular, under the laws of Germany, a pre-merger notification filing will be made with the Federal Cartel Office. In addition, under the laws of Ireland, a short form notification is being made to the Department of Enterprise, Trade and Employment. We expect that the Merger will not violate any foreign antitrust laws and that all the foreign antitrust regulatory authorities, the approval or clearance of which is required, will approve or clear the Merger. There can be no assurance, however, that a challenge to the Merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be. In addition, a post-Merger filing will be made under the laws of Canada governing the acquisition of control of Canadian businesses by non-Canadians.

Material United States Federal Income Tax Considerations

  Treatment of TLC Stockholders. In the opinion of Latham & Watkins, counsel to Mattel, and in the opinion of Hale and Dorr LLP, counsel to TLC, the material United States federal income tax considerations generally applicable to United States holders of TLC Common Stock or TLC Series A Preferred Stock who, pursuant to the Merger, exchange their TLC Common Stock or TLC Series A Preferred Stock solely for Mattel Common Stock, are described below. Consummation of the Merger is conditioned upon Mattel's receipt of an opinion from Latham & Watkins and TLC's receipt of an opinion from Hale and Dorr LLP to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The discussion below assumes that the Merger will be treated in accordance with the opinions of Latham & Watkins and Hale and Dorr LLP described in the preceding sentence.

  The discussion below is, and the opinions of Latham & Watkins and Hale and Dorr LLP will be, based upon current provisions of the Code, currently applicable U.S. Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings. The opinions of Latham & Watkins and Hale and Dorr LLP will be based on the facts, representations and assumptions set forth or referred to in such opinions (including representations contained in certificates executed by officers of Mattel and TLC). The opinions are not binding on the Internal Revenue Service (the "IRS") or the courts, and there can be no assurance that the IRS or the courts will not take a contrary view. No ruling from the IRS has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to the stockholders of Mattel and TLC.

  The discussion below and the opinions of Latham & Watkins and Hale and Dorr LLP do not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and are not intended for stockholders subject to special treatment under the federal income tax law (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation). In addition, the discussion below and such opinions do not consider the effect of any applicable state, local or foreign tax laws.

  EACH HOLDER OF TLC COMMON STOCK OR TLC SERIES A PREFERRED STOCK IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE TRANSACTION DESCRIBED HEREIN, INCLUDING THE
APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

  The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. Accordingly, the following tax consequences will result (subject to the limitations and qualifications referred to herein):

    (a) No gain or loss will be recognized by the holders of TLC Common Stock or TLC Series A Preferred Stock upon the receipt of Mattel Common Stock solely in exchange for such TLC Common Stock or TLC Series A Preferred Stock in the Merger (except to the extent of cash received in lieu of fractional shares).

    (b) The aggregate tax basis of the Mattel Common Stock so received by TLC stockholders in the Merger (including any fractional share of Mattel Common Stock not actually received) will be the same as the aggregate tax basis of the TLC Common Stock and the TLC Series A Preferred Stock surrendered in exchange therefor.

    (c) The holding period of the Mattel Common Stock received by each TLC stockholder in the Merger will include the holding period for the TLC Common Stock and TLC Series A Preferred Stock surrendered in exchange therefor, provided that the TLC Common Stock and TLC Series A Preferred Stock so surrendered is held as a capital asset at the Effective Time.

    (d) Cash payments received by holders of TLC Common Stock and TLC Series A Preferred Stock in lieu of a fractional share will be treated as capital gain (or loss) measured by the difference between the cash payment received and the portion of the tax basis in the shares of TLC Common Stock and TLC Series A Preferred Stock surrendered that is allocable to such fractional share. Such gain (or loss) will be long-term capital gain (or loss) if such fractional share of Mattel Common Stock is considered to have been held for more than one year at the Effective Time.

    (e) No gain or loss will be recognized by Mattel or TLC solely as a result of the Merger.

  A successful IRS challenge to the "reorganization" status of the Merger would result in a TLC stockholder recognizing gain or loss with respect to each share of TLC Common Stock or TLC Series A Preferred Stock surrendered in the Merger equal to the difference between the TLC stockholder's basis in such share and the fair market value, as of the Effective Time, of the Mattel Common Stock received in exchange therefor. In such event, a TLC stockholder's aggregate tax basis in the Mattel Common Stock so received would equal its fair market value, and the TLC stockholder's holding period for such stock would begin the day after the Merger.

  Treatment of Holders of Mattel Common Stock, Mattel Series C Preferred Stock and Mattel Series C Depositary Shares. There will be no United States federal income tax consequences to the holders of Mattel Common Stock, Mattel Series C Preferred Stock or Mattel Series C Depositary Shares as a result of the consummation of the Merger.

  Treatment of United States Holders of Exchangeable Shares. Further, in the opinion of Hale and Dorr LLP, counsel to TLC, United States holders of Exchangeable Shares will not recognize any gain or loss as a result of the Merger.

Material Canadian Federal Income Tax Considerations to Holders of Exchangeable Shares

  In the opinion of Davies, Ward & Beck, Canadian counsel to TLC and Softkey, the following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Canadian Tax Act") generally applicable to holders of Exchangeable Shares ("Softkey Holders") who, for purposes of the Canadian Tax Act, hold their Exchangeable Shares and their rights against and entitlements with respect to TLC under the Voting and Exchange Trust Agreement (the "Ancillary Rights") as capital property and deal at arm's length with TLC, Softkey and Mattel.

  Exchangeable Shares and Ancillary Rights will generally be considered to be capital property to a Softkey Holder unless they are held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Canadian Tax Act. Softkey Holders whose Exchangeable Shares might not otherwise qualify as capital property may be entitled to obtain such qualification by making the irrevocable election provided by subsection 39(4) of the Canadian Tax Act. This election may not be made with respect to Ancillary Rights. Softkey Holders who do not hold their Exchangeable Shares or Ancillary Rights as capital property should consult their own tax advisers regarding their particular circumstances and, in the case of certain "financial institutions" (as defined in the Canadian Tax Act), the potential application to them of the "mark-to-market" rules in the Canadian Tax Act, as the following summary does not apply to such Softkey Holders.

  This summary is based on the Canadian Tax Act, the regulations thereunder and counsel's understanding of Revenue Canada's published administrative practices, all in effect as of the date of this Joint Proxy Statement/Prospectus. This summary takes into account all specific proposals to amend the Canadian Tax Act released by the Minister of Finance (Canada) on or before the date of this Joint Proxy Statement/Prospectus. This summary does not otherwise take into account or anticipate any changes in law or its administration, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

  THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR SOFTKEY HOLDER. SOFTKEY HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

  Softkey Holders Resident in Canada. The following portion of this summary is applicable to a Softkey Holder who is a resident of Canada for purposes of the Canadian Tax Act and any applicable tax treaty.

  Softkey Holders will not be considered to have disposed of their Exchangeable Shares or the TLC Special Voting Stock as a result of the Merger. If the Softkey Holders are considered to have disposed of their Exchange Rights as a result of the Merger, the Voting and Exchange Trust Supplement and/or the transactions pursuant thereto and to have acquired new exchange rights against Mattel (the "New Rights"), they will be considered to have received proceeds of disposition equal to the fair market value of the New Rights, and will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Softkey Holder of the Exchange Rights. The cost to the Softkey Holder of the New Rights will be equal to the fair market value of the New Rights at the time of the Merger. TLC and Softkey management are of the view, and have advised their Canadian counsel, that the Exchange Rights and the New Rights are of only nominal value, and accordingly that no gain should be considered to arise if a Softkey Holder is considered to have disposed of Exchange Rights for New Rights. Such determinations are not binding on Revenue Canada and counsel can express no opinion on matters of factual determination such as this.

  If Softkey Holders are considered to have cancelled their obligations to sell to TLC their Exchangeable Shares under the retraction, redemption and liquidation call rights (the "Call Rights") held by TLC and to have granted new Call Rights to Mattel as a result of the Merger or the transactions pursuant thereto, on the grant of the new Call Rights, Softkey Holders will be considered to have received proceeds of disposition equal to the fair market value of the new Call Rights, and will realize a gain to the extent of such proceeds of disposition. TLC and Softkey management are of the view, and have advised their Canadian counsel, that the Call Rights are of only nominal value, and accordingly that no gain should be considered to arise if a Softkey Holder is considered to have disposed of the existing Call Rights. Such determinations are not binding on Revenue Canada and counsel can express no opinion on matters of factual determination such as this.

  Softkey Holders Not Resident in Canada. The following portion of this summary is applicable to Softkey Holders who, for purposes of the Canadian Tax Act, have not been and will not be at any relevant time resident in Canada, to whom the Exchangeable Shares are not "taxable Canadian property" (as defined in the Canadian

Tax Act) and who do not use or hold and are not deemed to use or hold Exchangeable Shares in connection with carrying on a business in Canada.

  Generally, the Exchangeable Shares will not be taxable Canadian property to a Softkey Holder at a particular time provided that at that time such shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange), the holder does not use or hold, and is not deemed to use or hold, such shares in connection with carrying on a business in Canada and the Softkey Holder, alone or together with persons with whom such holder does not deal at arm's length, has not owned (or had under option) 25 percent or more of the issued shares of any class or series of the capital stock of Softkey at any time within the five years preceding such time.

  Softkey Holders will not be considered to have disposed of their Exchangeable Shares or the TLC Special Voting Stock as a result of the Merger. Whether or not Softkey Holders are considered to have (i) disposed of their Exchange Rights as a result of the Merger, the Voting and Exchange Trust Supplement and/or the transactions pursuant thereto, (ii) acquired in exchange the New Rights against Mattel, or (iii) cancelled the existing Call Rights and been granted new Call Rights as a result of the Merger and/or the transactions pursuant thereto, a Softkey Holder who is not a resident of Canada will not be subject to tax under the Canadian Tax Act on any disposition of such rights.

Delisting and Deregistration of TLC Common Stock; Listing of Mattel Common
 Stock Issued in Connection with the Merger

  TLC Common Stock currently is listed for quotation on the NYSE under the symbol "TLC." Upon consummation of the Merger, TLC Common Stock will be delisted from the NYSE and deregistered under Securities Exchange Act of 1934, as amended (the "Exchange Act"). Application will be made for the listing under the symbol "MAT" on the NYSE and the Pacific Exchange, Inc. of the shares of Mattel Common Stock to be issued in the Merger and upon exchange of the Exchangeable Shares after the Merger. The listing of such shares on the NYSE is a condition to the consummation of the Merger. See "The Merger Agreement--Conditions to Obligations to Effect the Merger." Following the Merger, TLC stockholders will be instructed to exchange their outstanding stock certificates for stock certificates representing shares of Mattel Common Stock. See "The Merger Agreement--Exchange of Stock Certificates."

Resales of Mattel Common Stock Issued in Connection with the Merger; Affiliate Agreements

  Mattel Common Stock issued in connection with the Merger will be freely transferable, except that shares of Mattel Common Stock received by persons who are deemed to be "affiliates" (as such term is defined by Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")), of TLC at the Effective Time may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. TLC has agreed that it will use its reasonable best efforts to cause each of its executive officers and directors and persons who may be deemed to be affiliates to execute a written agreement (a "TLC Affiliate Agreement") providing, among other things, that such person will not offer, sell, transfer or otherwise dispose of any of the shares of Mattel Common Stock obtained as a result of the Merger except in compliance with the Securities Act and the rules and regulations of the SEC thereunder. Each TLC Affiliate Agreement also (i) will provide that the affiliate covered by such agreement may not take certain actions that would jeopardize the accounting treatment of the Merger as a pooling of interests and (ii) require such affiliate to make certain representations with respect to certain tax matters. Mattel will also use its reasonable best efforts to cause each of its executive officers and directors and persons who may be deemed to be affiliates to execute a written agreement (i) providing that the affiliate covered by such agreement may not take certain actions that would jeopardize the accounting treatment of the Merger as a pooling of interests and (ii) requiring such affiliate to make certain representations with respect to certain tax matters.

  SEC guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of Mattel and TLC by their affiliates or Exchangeable Shares by TLC affiliates. The pooling of interests method of accounting will generally not be challenged by the SEC on the basis of sales by affiliates if they do not dispose of any of the shares of Mattel or TLC or Exchangeable Shares during the period beginning 30 days before the Merger and ending when financial results covering at least 30 days of post-Merger operations of the Combined Company have been published. Both TLC and Mattel agreed in the Merger Agreement to use their reasonable best efforts to cause each person who is an affiliate to deliver the above described affiliate agreements to ensure compliance with the Securities Act and preserve the ability to treat the Merger as a pooling of interests.

  Mattel also agreed in the Merger Agreement to publish, as soon as reasonably practicable, but in no event later than 45 days after the end of the first month ending at least 30 days after the Effective Time, results including at least 30 days of combined operations of the Combined Company.

Appraisal Rights

  Under the Delaware General Corporation Law (the "DGCL"), if any holder of record of TLC Series A Preferred Stock does not wish to accept the shares of Mattel Common Stock for his, her or its shares of TLC Series A Preferred Stock or, if the holder of the share of TLC Special Voting Stock does not wish to receive the one Mattel Special Voting Share, in each case, as provided in the Merger Agreement, such holders have the right to seek an appraisal of, and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the Merger) for his, her or its shares of TLC Series A Preferred Stock or the share of TLC Special Voting Stock; provided that the stockholder complies with the provisions of Section 262 of the DGCL.

  Under Section 262(b) of the DGCL, the holders of TLC Common Stock are not entitled to any appraisal rights with respect to the Merger, because shares of TLC Common Stock are, and shares of Mattel Common Stock to be issued in the Merger will be, listed on the NYSE. Mattel's obligation to effect the Merger is conditioned on the holders of not more than 12,500 shares of TLC Series A Preferred Stock not exercising appraisal rights and the holder of the TLC Special Voting Stock not exercising appraisal rights.

  Holders of record of shares of TLC Series A Preferred Stock who do not vote in favor of the Merger Agreement and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of TLC Series A Preferred Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. With respect to the one share of TLC Special Voting Stock, TLC believes, based on the advice of its Delaware counsel, that if the Trustee exercises any of the votes attached to the TLC Special Voting Stock to vote in favor of the approval and adoption of the Merger Agreement, then the Trustee will not be entitled under Section 262 of the DGCL to an appraisal of the TLC Special Voting Stock or any interest therein. As discussed above, certain holders of Exchangeable Shares who are also directors of TLC and their affiliates have given irrevocable proxies to Mattel. Mattel intends to instruct the Trustee to exercise the votes attached to the TLC Special Voting Stock associated with the Exchangeable Shares of such directors and their affiliates in favor of the approval and adoption of the Merger Agreement. Accordingly, TLC believes that, when the Trustee votes at the TLC Special Meeting pursuant to those instructions (as well as instructions from other holders of Exchangeable Shares to vote in favor of the approval and adoption of the Merger Agreement), the Trustee will not be entitled to an appraisal of the one share of TLC Special Voting Stock or any interest therein under
Section 262 of the DGCL.

  THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DGCL WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX D. ALL REFERENCES IN SECTION 262 OF THE DGCL AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF TLC SERIES A PREFERRED STOCK OR TLC SPECIAL VOTING STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

  Under Section 262 of the DGCL, a holder of shares of TLC Series A Preferred Stock, or the holder of the TLC Special Voting Stock (such shares of TLC Series A Preferred Stock and the share of TLC Special Voting Stock, the "Appraisal Shares"), that follows the procedures set forth in Section 262 of the DGCL will be entitled to have its Appraisal Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

  Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262 of the DGCL.

  This Joint Proxy Statement/Prospectus is the notice to the holders of Appraisal Shares required by Section 262 of the DGCL and the text of Section 262 of the DGCL is attached to this Joint Proxy Statement Prospectus as Annex
D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following description and Annex D carefully, because failure to timely, properly and strictly comply with the procedures therein specified will result in the loss of appraisal rights under Section 262 of the DGCL.

  A holder of Appraisal Shares wishing to exercise such holder's appraisal rights (a) must not vote in favor of the adoption of Merger Agreement and (b) must deliver to TLC prior to the vote on the Merger Agreement at the TLC Special Meeting, a written demand for appraisal of such holder's Appraisal Shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger. This demand must reasonably inform TLC of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of his, her or its shares of TLC Series A Preferred Stock or TLC Special Voting Stock. A holder of Appraisal Shares wishing to exercise such holder's appraisal rights must be the record holder of such Appraisal Shares on the date the written demand for appraisal is made and must continue to hold such Appraisal Shares until the consummation of the Merger. Accordingly, a holder of Appraisal Shares who is the record holder of Appraisal Shares on the date the written demand for appraisal is made, but who thereafter transfers such Appraisal Shares prior to consummation of the Merger, will lose any right to appraisal in respect of such Appraisal Shares.

  Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one owner as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned, the demand will be presumed to cover all Appraisal Shares in brokerage accounts or other nominee forms and those who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

  ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE DELIVERED TO THE LEARNING COMPANY, INC., ONE ATHENAEUM STREET, CAMBRIDGE, MASSACHUSETTS 02142,
ATTENTION: SECRETARY.

  Within 10 days after the Effective Time, Mattel, as the surviving corporation in the Merger, will notify each stockholder who has properly demanded appraisal rights under Section 262 of the DGCL and has not voted in favor of the Merger Agreement of the Effective Time.

  Within 120 days after the Effective Time, but not thereafter, Mattel, as the surviving corporation in the Merger, or any stockholder who has complied with the requirements of Section 262 of the DGCL, and is otherwise entitled to appraisal rights, above may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Appraisal Shares. Mattel is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Appraisal Shares. Accordingly, it is the obligation of stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of the DGCL.

  Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Mattel a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statements must be mailed within 10 days after a written request therefor has been received by Mattel.

  If a petition for an appraisal is filed timely, after a hearing on such petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Appraisal Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

  The Delaware Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts to be received by stockholders whose Appraisal Shares have been appraised.

  The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

  Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the Effective
Time).

  If any stockholder who properly demands appraisal of his or her Appraisal Shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in
Section 262 of the DGCL, the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement (without interest). A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers to TLC prior to the Effective Time or Mattel after the Effective Time a written withdrawal of his, her or its demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Merger will require the written approval of Mattel and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

  FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING AND PURSUING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO HIS, HER OR ITS APPRAISAL SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT).

Cautionary Statement Concerning Forward-Looking Statements

  Mattel and TLC have made forward-looking statements in this document and the documents incorporated by reference herein that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of management of Mattel and TLC, based on information currently available to each company's management. Forward-looking statements include the information concerning possible or assumed future results of operations of Mattel and TLC set forth: (i) under "Summary," "Selected Historical and Unaudited Pro Forma Combined Financial Data," "The Merger--Background of the Merger," "-- Recommendation of the Board of Directors of Mattel; Mattel's Reasons for the Merger," "--Recommendation of the Board of Directors of TLC; TLC's Reasons for the Merger," "--Opinion of Financial Advisor to Mattel," "--Opinion of Financial Advisor to TLC," and "Mattel, Inc. Unaudited Pro Forma Condensed Combined Financial Statements"; (ii) under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference into this document; and (iii) in this document and the documents incorporated herein by reference preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions.

  Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Mattel and TLC may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Mattel's and TLC's ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. In addition, Mattel and TLC do not have any intention or obligation to update forward-looking statements after they distribute this Joint Proxy Statement/Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, Mattel and TLC claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

  Stockholders of Mattel and TLC should understand that the following important factors, in addition to those discussed elsewhere in the documents which are incorporated by reference into this Joint Proxy Statement/Prospectus, could affect the future results of the Combined Company and could cause results to differ materially from those expressed in such forward-looking statements: (i) the Combined Company may be unable to achieve the expected cost savings or operating synergies from the Merger; (ii) the Combined Company may encounter greater than expected costs or difficulties related to the integration of the businesses of Mattel and TLC; (iii) the Combined Company may be unable to retain key personnel of TLC after the Merger; (iv) the Combined Company may be unable to timely develop, introduce and gain customer acceptance of new products; (v) the Combined Company may be adversely affected by the possible weakness of international markets; (vi) the

Combined Company may be unable to adapt to changes in the competitive environment in the toy, software or internet industry; (vii) currency fluctuations may have negative effects on the Combined Company's reportable income; (viii) changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies may adversely affect the Combined Company's business or ability to compete; and
(ix) other risks and uncertainties as may be detailed from time to time in the Combined Company's public announcements and SEC filings.

Effect of Merger on Outstanding 5 1/2% Senior Convertible Notes Due 2000 of
TLC

  The Merger will not constitute a "change of control" under TLC's outstanding 5 1/2% Senior Convertible Notes Due 2000 (the "Notes"). In connection with the Merger, Mattel will assume TLC's obligations under the Notes and the indenture pursuant to which the Notes were issued. After the Merger, each Note will be convertible into a number of shares of Mattel Common Stock equal to the product of (a) the Exchange Ratio and (b) the number of shares of TLC Common Stock into which such Note was convertible immediately prior to the Merger.

                             THE MERGER AGREEMENT

  The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The summary is not complete and is qualified in its entirety by reference to the Merger Agreement. We urge all stockholders of Mattel and TLC to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

The Merger

  The Merger Agreement provides that TLC will be merged with and into Mattel. At the time of the Merger, the separate corporate existence of TLC will cease and Mattel will continue as the surviving corporation and will succeed to and assume all of the rights and obligations of TLC in accordance with the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of TLC before the Merger shall vest in Mattel, and all debts, liabilities and duties of TLC before the Merger shall become the debts, liabilities and duties of Mattel. The Merger will become effective and the Effective Time will occur after all conditions in the Merger Agreement are met, including receipt of stockholder approval, and after Mattel and TLC file a certificate of merger with the Secretary of State of the State of Delaware. Subject to the satisfaction or waiver of the other conditions to the obligations of Mattel and TLC to consummate the Merger, it is presently expected that the Merger will be effective within two business days after receipt of stockholder approval, or on such other date as agreed to by Mattel and TLC.

Conversion of Securities

  Treatment of TLC Common Stock and Determination of Exchange Ratio. At the Effective Time, each issued and outstanding share of TLC Common Stock will be converted into the right to receive a number of shares of Mattel Common Stock equal to the Exchange Ratio. As explained earlier in this Joint Proxy Statement/Prospectus, the Exchange Ratio will equal the number determined by dividing $33.00 by the Average Mattel Price; provided, however, that (a) if the number determined by dividing $33.00 by the Average Mattel Price is less than or equal to 1.0, the Exchange Ratio will be 1.0, and (b) if the number determined by dividing $33.00 by the Average Mattel Price is 1.2 or higher, the Exchange Ratio will be 1.2. As also explained earlier in this Joint Proxy Statement/Prospectus, the Average Mattel Price is the average closing price of Mattel Common Stock on the NYSE as reported on the NYSE Composite Transaction Tape on 10 randomly selected days out of the 20 days ending five days before the Effective Time. As of the Effective Time, each share of TLC Common Stock will be canceled and cease to exist.

  Treatment of TLC Series A Preferred Stock. At the Effective Time, each issued and outstanding share of TLC Series A Preferred Stock (other than shares held by stockholders exercising appraisal rights) will be converted into the right to receive a number of shares of Mattel Common Stock equal to the Exchange Ratio multiplied by the number of shares of TLC Common Stock issuable upon conversion of one share of TLC Series A Preferred Stock. An aggregate of 20 shares of TLC Common Stock are issuable upon conversion of one share of TLC Series A Preferred Stock. As of the Effective Time, each share of TLC Series A Preferred Stock will be canceled and cease to exist.

  We do not expect that shares of TLC Series A Preferred Stock will be outstanding at the Effective Time because each holder of TLC Series A Preferred Stock has agreed that immediately prior to the Effective Time, each share of TLC Series A Preferred Stock will be converted into shares of TLC Common Stock in accordance with the TLC Restated Certificate of Incorporation, as amended. In the Merger, such shares of TLC Common Stock will be converted into and represent the right to receive a number of shares of Mattel Common Stock equal to the Exchange Ratio pursuant to the Merger Agreement.

  Illustration of Average Mattel Price and Exchange Ratio. The following table indicates at various Average Mattel Prices, (a) the corresponding Exchange Ratio, (b) the value per share of Mattel Common Stock assuming the applicable Average Mattel Price, and (c) based on 286,135,840 shares of Mattel Common Stock, 771,920 shares of Mattel Series C Preferred Stock, 87,275,796 shares of TLC Common Stock, 750,000 shares of TLC Series A Preferred Stock, and 5,154,831 Exchangeable Shares (excluding shares held by TLC or entities controlled by it), in each case outstanding on January 6, 1999, the percentage of outstanding shares of Mattel voting stock that will be held by current TLC stockholders upon completion of the Merger.

                                                                Percentage of
                                             Value Per Share Mattel voting stock
                                                of Mattel       to be held by
Average Mattel Price          Exchange Ratio  Common Stock   TLC Stockholders(a)
--------------------          -------------- --------------- -------------------
  $24.00.....................      1.20          $28.80             30.4%
  $27.50.....................      1.20          $33.00             30.4%
  $31.00.....................      1.06          $33.00             27.8%
  $33.00.....................      1.00          $33.00             26.7%
  $37.00.....................      1.00          $37.00             26.7%

--------
(a) The percentages include the Exchangeable Shares (which will vote with the Mattel Common Stock after the Merger).

  Treatment of TLC Special Voting Stock. Pursuant to the Merger, at the Effective Time, the one outstanding share of TLC Special Voting Stock will be changed and converted into and represent the right to receive one Mattel Special Voting Share. The Mattel Special Voting Share will entitle the holder to a number of votes at meetings of holders of shares of Mattel Common Stock equal to the number of shares of Mattel Common Stock into which the Exchangeable Shares outstanding from time to time (and not held by Mattel or entities controlled by it) are exchangeable.

  Under the terms of the Rights Agreement dated February 7, 1992 between Mattel and BankBoston, N.A., as Rights Agent, one preference share purchase right will attach to and be issued with each share of Mattel Common Stock issued in the Merger and upon exchange of the Exchangeable Shares.

Treatment of Exchangeable Shares

  The TLC Board, the Mattel Board and the Board of Directors of TLC's Canadian subsidiary, Softkey, will take all action required by the terms of the Exchangeable Shares, the Support Agreement and the Voting and Exchange Trust Agreement in connection with the Merger, including (a) entering into the Support Agreement Amending Agreement and the Voting and Exchange Trust Supplement, (b) Mattel authorizing and delivering to the trustee for the holders of the Exchangeable Shares a certificate evidencing the Mattel Special Voting Share,

(c) both Mattel and TLC taking all reasonably required actions to permit the continued unrestricted tradeability in Canada of the Exchangeable Shares and the issuance and first resale in Canada and the United States of the shares of Mattel Common Stock issued upon exchange of the Exchangeable Shares, and (d) Mattel authorizing and reserving such number of shares of Mattel Common Stock as is sufficient for issuance upon the exchange of all the outstanding Exchangeable Shares.

  The Merger Agreement provides that Mattel will issue to the holder of each Exchangeable Share (a) a number of Mattel's preference share purchase rights (issuable pursuant to the Rights Agreement dated February 7, 1992 between Mattel and BankBoston, N.A, as Rights Agent, equal to the number of shares of Mattel Common Stock issuable upon exchange of such Exchangeable Share, or
(b) similar rights having economically equivalent value to the preference share purchase rights. Mattel intends to cause Softkey to issue the Softkey Rights to the holders of Exchangeable Shares, which will have an economically equivalent value to the Mattel preference share purchase rights that will be issued with and attached to the shares of Mattel Common Stock issued in the Merger.

Treatment of TLC Stock Options

  At the Effective Time, each unexpired and unexercised option to purchase shares of TLC Common Stock (the "TLC Stock Rights") previously granted by TLC or its subsidiaries under its stock option plans will be assumed by Mattel and converted into options to purchase shares of Mattel Common Stock (collectively, "New TLC Stock Rights"). The number of shares of Mattel Common Stock subject to the New TLC Stock Rights will equal the number of shares of TLC Common Stock subject to the original TLC Stock Rights multiplied by the Exchange Ratio. Any fractional shares of Mattel Common Stock resulting from such multiplication will be rounded down to the nearest share. The exercise price per share of Mattel Common Stock under the New TLC Stock Rights will equal the exercise price per share of the TLC Common Stock under the original TLC Stock Rights divided by the Exchange Ratio. The exercise prices will be rounded up to the nearest tenth of a cent. Under the terms of the TLC equity incentive plans (other than certain plans assumed by TLC in connection with recent acquisitions), all TLC Stock Rights will vest and become fully exercisable as of the Effective Time.

  Prior to the Effective Time, TLC will shorten the offering period under TLC's 1997 Employee Stock Purchase Plan so that its offering period terminates on the day prior to the Effective Time, and will also terminate such plan as of the Effective Time. TLC will use its best efforts so that, as of the Effective Time, its subsidiaries will not be bound by any TLC Stock Rights, other options, warrants, rights or agreements which would entitle any person, other than Mattel or its affiliates, to own any capital stock of any of its subsidiaries or to receive any payment in respect thereof.

  Mattel will authorize and reserve for issuance a sufficient number of shares of Mattel Common Stock for issuance upon the exercise of New Stock Rights. As soon as practicable after the Effective Time, Mattel will file a Registration Statement on Form S-8 under the Securities Act with respect to the shares of Mattel Common Stock subject to the New Stock Rights and will use its best efforts to maintain the effectiveness of the registration statement for as long as such options remain outstanding.

Exchange of Stock Certificates

  Fractional Shares. No fractional shares of Mattel Common Stock will be issued in the Merger. In lieu thereof, each holder of shares of TLC Common Stock or TLC Series A Preferred Stock exchanged pursuant to the Merger Agreement who would otherwise have been entitled to receive a fraction of a share of Mattel Common Stock will be entitled to receive cash (without interest) in an amount equal to the product of such fractional part of Mattel Common Stock multiplied by the Average Mattel Price.

  Surrender of Shares of TLC Common Stock; Stock Transfer Books. Mattel has designated BankBoston, N.A. (the "Exchange Agent") to exchange certificates representing TLC Common Stock and TLC Series A Preferred Stock for certificates representing Mattel Common Stock and for the payment of cash in lieu of fractional shares. Promptly after the Effective Time, Mattel will mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of TLC Common Stock or TLC Series A Preferred Stock (a "Certificate"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange and payment. Holders of Certificates who surrender their Certificates to the Exchange Agent together with a duly completed and validly executed letter of transmittal, will receive certificates representing the number of whole shares of Mattel Common Stock, cash in lieu of any fractional shares of Mattel Common Stock, and any dividends or distributions to which they are entitled. The surrendered Certificates will be canceled.

  Failure to Exchange. After the one-year anniversary of the Effective Time, Mattel can require the Exchange Agent to deliver to Mattel all cash and other instruments (including shares of Mattel Common Stock) in its possession relating to the Merger and which have not been distributed. Thereafter, each holder of a Certificate may surrender such Certificate to Mattel and receive in exchange the consideration payable pursuant to the Merger Agreement, without interest.

  No Liability. Neither Mattel nor the Exchange Agent will be liable to any holder of a Certificate for shares of Mattel Common Stock (and any cash payable in lieu of any fractional shares of Mattel Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  No Further Registration or Transfer of TLC Common Stock and TLC Series A Preferred Stock. At the Effective Time, the stock transfer books of TLC will be closed and there will be no further registration of transfers of shares of TLC Common Stock or TLC Series A Preferred Stock on the records of TLC. After the Effective Time, the holders of Certificates will cease to have any rights with respect to such shares except as otherwise provided for in the Merger Agreement or by applicable law.

  Dividends and Distributions. No dividends or other distributions declared or made after the Effective Time with respect to shares of Mattel Common Stock will be paid to the holder of any unsurrendered Certificate with respect to the shares of Mattel Common Stock that the holder thereof is entitled to receive, and no cash payment in lieu of fractional shares will be paid to any such holder until the holder surrenders such Certificate as provided above. Upon such surrender, Mattel will pay to the person in whose name the Certificates representing such shares of Mattel Common Stock will be issued, without interest, any dividends or distributions with respect to such shares of Mattel Common Stock which have a record date after the Effective Time and have become payable between the Effective Time and the time of such surrender.

  Lost Certificates. If any Certificates are lost, stolen or destroyed, the Exchange Agent will only issue shares of Mattel Common Stock, cash in lieu of fractional shares and dividends or distributions, if any, in respect thereof, if the applicable TLC stockholder provides an appropriate affidavit of that fact. Mattel may require the owner of such lost, stolen or destroyed Certificates to deliver a bond as indemnity against any claim that may be made against Mattel or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  Withholding Rights. Either Mattel or the Exchange Agent is entitled to deduct and withhold from the consideration otherwise payable to any holder of Certificates the amounts Mattel or the Exchange Agent is required to deduct and withhold with respect to the payment of such consideration under the Code or any provision of state, local or foreign tax law. Any amounts withheld will be treated as having been paid to the holder of the shares of TLC Common Stock or TLC Series A Preferred Stock in respect of which such deduction and withholding was made.

  HOLDERS OF TLC COMMON STOCK, TLC SPECIAL VOTING STOCK, AND TLC SERIES A PREFERRED STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM BANKBOSTON, N.A., THE EXCHANGE AGENT THEREFOR.

Representations and Warranties

  The Merger Agreement contains, with respect to TLC and its subsidiaries, various customary representations and warranties relating to, among other things: (a) due organization, valid existence and good standing of TLC and its subsidiaries and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement; (c) capital structure; (d) subsidiaries and investments and interests in other companies; (e) the absence of conflicts under charters or bylaws, required consents or approvals and the absence of violations of any instruments of law;
(f) compliance with laws; (g) documents and financial statements filed with the SEC and the accuracy of information contained therein; (h) the absence of undisclosed liabilities; (i) the absence of certain material adverse changes or events; (j) litigation; (k) taxes and tax returns; (l) employee benefit plans; (m) real property; (n) title to personal property and the absence of liens; (o) agreements, contracts and commitments; (p) labor relations; (q) intellectual property; (r) transactions with affiliates; (s) environmental matters; (t) the accuracy of information contained in this Joint Proxy Statement/Prospectus; (u) the opinion of TLC's financial advisor; (v) retention of brokers in connection with the transactions contemplated by the Merger Agreement; (w) the vote required to approve the Merger by the holders of TLC capital stock; (x) actions which would prevent qualification under
Section 368(a) of the Code; (y) the absence of existing discussions or agreements regarding the sale of TLC or its assets; (z) insurance; (aa) the inapplicability of Section 203 of the DGCL; (bb) accounts receivable; (cc) inventory; (dd) product liability claims; and (ee) standstill agreements.

  The Merger Agreement contains, with respect to Mattel and its subsidiaries, various customary representations and warranties relating to, among other things: (a) due organization, valid existence and good standing of Mattel and its subsidiaries and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement; (c) capital structure; (d) subsidiaries; (e) investments or interests in other companies; (f) the absence of conflicts under charters or bylaws, required consents or approvals and the absence of violations of any instruments of law;
(g) compliance with laws; (h) documents and financial statements filed with the SEC and the accuracy of information contained therein; (i) the absence of undisclosed liabilities; (j) the absence of certain material adverse changes or events; (k) litigation; (l) taxes and tax returns; (m) employee benefit plans; (n) title to assets; (o) contracts; (p) labor relations; (q) intellectual property; (r) environmental matters; (s) the accuracy of information contained in this Joint Proxy Statement/Prospectus; (t) the opinion of Mattel's financial advisor; (u) ownership of TLC Common Stock, TLC Series A Preferred Stock and Exchangeable Shares; (v) retention of brokers in connection with the transactions contemplated by the Merger Agreement; (w) the vote required to approve the Merger by the holders of Mattel capital stock;
(x) actions which would prevent qualification under Section 368(a) of the Code; and (y) the issuance of non-voting preference share purchase rights with the Mattel Common Stock.

Certain Covenants

  Conduct of TLC's Business. TLC has agreed that, between December 13, 1998 (the date of execution of the Merger Agreement) and the earlier of the termination of the Merger Agreement or the Effective Time, each of TLC and its subsidiaries will: (a) carry on its business in the ordinary course in substantially the same manner as previously conducted; (b) pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid; (c) pay or perform other obligations when due in the ordinary course of business in substantially the same manner as previously paid or performed; (d) maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices; (e) comply in all material respects with all applicable laws, ordinances and regulations of governmental entities; (f) maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear); and (g) to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by the Merger Agreement, specifically disclosed in the disclosure schedules thereto or otherwise consented to in writing by Mattel, during the same period, TLC and each of its subsidiaries will not:

  . amend its charter or organizational documents;

  . issue, pledge or sell, or propose or authorize the issuance, pledge or sale of, additional shares of its capital stock (other than upon exercise of TLC Stock Rights outstanding on the date of the Merger Agreement, upon payment of the exercise price thereof or upon any exchange of Exchangeable Shares) or securities convertible into capital stock, or any subscriptions, rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in substitution for outstanding shares of TLC Common Stock;

  . amend or waive any terms of any option, warrant or stock option plan of TLC or any of its subsidiaries or authorize cash payments for any TLC Stock Rights granted under any of such plans;

  . adopt or implement any stockholder rights plan;

  . declare, set aside or pay any dividend or other distribution in respect of any of its capital stock other than between any wholly-owned subsidiary of TLC (or Softkey) and TLC or any other wholly-owned subsidiary of TLC (or Softkey) or purchase or acquire, any shares, directly or indirectly, of its capital stock (other than the Exchangeable Shares pursuant to the exchange rights thereof);

  . split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities (other than the Exchangeable Shares pursuant to the exchange rights thereof);

  . increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay (except pursuant to existing agreements or policies), or enter into employment or severance agreements, or establish, adopt, enter into, or amend any collective bargaining agreement or benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers, or current or former employees, except, (i) to the extent required by law, (ii) pursuant to any collective bargaining agreement or TLC employee benefit plan in effect on December 13, 1998 consistent with past practices, (iii) for salary and benefit increases in the ordinary course of business consistent with past practices to employees other than executive officers, or (iv) the grant of options to purchase up to 500,000 shares (net of cancellations) of TLC Common Stock consistent with past practices to new or promoted employees (other than executive officers);

  . sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any properties or assets of TLC or any of its subsidiaries, except for sales of assets in the ordinary course of business, sales of assets aggregating less than $5,000,000, sales of accounts receivable under existing agreements, sales of marketable securities aggregating less than $20,000,000, and sales of assets under existing sale/leaseback agreements;

  . acquire any corporation, partnership, other business organization or any division thereof or any other assets, except for acquisitions of assets in the ordinary course of business and except for acquisitions involving an aggregate purchase price not in excess of $10,000,000;

  . incur, assume or prepay any debt (other than pursuant to credit agreements, accounts receivable facilities, factoring agreements and sale/leaseback arrangements in effect as of the date of the Merger Agreement), assume, guarantee, endorse or otherwise become liable for the obligations of any other person, make any loans, advances or capital contributions to or investments in any other person (other than between any of TLC's wholly-owned subsidiaries and TLC or another such wholly-owned subsidiary or which are reasonable, necessary, in the ordinary course and consistent with past practice), or enter into any "keep well" or other agreement to maintain the financial condition of another entity (other than TLC or any of its wholly-owned subsidiaries);

  . authorize or announce any intention to adopt a plan of complete or partial liquidation or dissolution of TLC or any of its subsidiaries, subject to certain exceptions;

  . make or rescind any material tax elections, settle any tax claims, amend any material tax return or make any change to any of its material methods of reporting income or deductions for federal income tax purposes;

  . pay, discharge or satisfy any material claims, liabilities or obligations, or waive any rights of substantial value, in each case other than in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of TLC;

  . other than in the ordinary course of business, waive any rights of substantial value or make any payment of any material liability before it comes due;

  . fail to maintain its existing insurance coverages;

  . enter into any collective bargaining agreement;

  . change its methods of accounting as in effect on October 3, 1998 or take any action inconsistent with the ordinary course of business and past practice with respect to accounting policies or procedures, unless required by U.S. GAAP or the SEC;

  . modify, amend or terminate, or waive, release or assign any rights with respect to, any of TLC's material contracts except in the ordinary course of business consistent with past practice;

  . take any action that would cause its representations or warranties set forth in the Merger Agreement, individually or in the aggregate, not to be true and correct in all material respects;

  . close, shut down or otherwise eliminate any facility or office containing more than 20,000 square feet;

  . make or commit to make any capital expenditures that exceed $10,000,000 in the aggregate or, subject to certain exceptions, make any cash disbursement not in the ordinary course of business exceeding $5,000,000 for any single item or related series of items;

  . initiate, compromise or settle any material litigation or arbitration proceeding except in connection with the Merger Agreement;

  . enter into any agreement, contract, commitment or arrangement to take any of the foregoing actions; and

  . modify, amend, restate or terminate the amended employment agreement between TLC and Mr. Perik or between TLC and Mr. O'Leary, or waive, release or assign any material rights or claims thereunder.

  Conduct of Mattel Business. Mattel has agreed that between December 13, 1998 (the date of execution of the Merger Agreement) and the earlier of the termination of the Merger Agreement or the Effective Time, each of Mattel and its subsidiaries will: (a) carry on its business in the ordinary course in substantially the same manner as previously conducted; (b) pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid; (c) pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed; (d) maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices; (e) comply in all material respects with all applicable laws, ordinances and regulations of governmental entities; (f) maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, (g) to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by the Merger Agreement, specifically disclosed in the disclosure schedules thereto or otherwise consented to in writing by TLC, during the same period, each of Mattel and its subsidiaries will not:

  . amend its charter or organizational documents;

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

  . split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities; and

  . enter into any agreement, contract, commitment or arrangement to take any of the foregoing actions.

  Additional Agreements. Mattel and TLC have agreed to (a) cooperate, prepare, file with the SEC, and mail to their stockholders this Joint Proxy Statement/Prospectus and use their reasonable best efforts to take all actions required under any applicable foreign, federal or state securities or blue sky laws in connection with the issuance of shares of Mattel Common Stock pursuant to the Merger, (b) notify each other in writing of, and use their reasonable best efforts to cure, any event, transaction or circumstance that will cause any covenant or agreement contained in the Merger Agreement to be materially breached, or any representations or warranties to be untrue in any material respect, (c) call a meeting of their respective stockholders to be held as promptly as practicable to vote upon the Merger Agreement, (d) through their respective Boards of Directors, recommend to their respective stockholders the approval of the Merger Agreement and the transactions contemplated thereby, and (e) coordinate and cooperate with respect to the timing of such meetings and use their best efforts to hold such meeting on the same day and as soon as practicable after the date of the Merger Agreement.

  No Solicitation. The Merger Agreement provides that TLC will immediately terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any third party with respect to any acquisition transaction. TLC has also agreed in the Merger Agreement that it will not, without the prior written consent of Mattel, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent,
(a) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal (as defined below), (b) engage in negotiations or discussions with, provide any non-public information to, or take any action to facilitate inquiries by, any third party relating to any Acquisition Proposal, or (c) enter into any agreement with respect to any Acquisition Proposal.

  However, the Merger Agreement does not prevent TLC or the TLC Board from furnishing non-public information to, or entering into discussions or negotiations with, any third party in connection with an unsolicited bona fide written proposal for an Acquisition Proposal by such third party if and only to the extent that (a) such third party has made a written proposal to the TLC Board to consummate an Acquisition Proposal, (b) the TLC Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed and would, if consummated, result in a transaction that would provide greater value to the stockholders of TLC than the transaction contemplated by the Merger Agreement, (c) the failure to take such action would, in the reasonable good faith judgment of the TLC Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to TLC's stockholders under applicable law and (d) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such third party, the TLC Board receives from such third party an executed confidentiality and standstill agreement with material terms no less favorable to TLC than those contained in the Confidentiality Agreement, dated November 10, 1998, between Mattel and TLC.

  The Merger Agreement provides that TLC will not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the TLC Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to TLC's stockholders under applicable law.

  When used in this Joint Proxy Statement/Prospectus, the term "Acquisition Proposal" means, with respect to TLC, any proposal or offer from any entity (other than Mattel or any of its subsidiaries) relating to any (a) direct or indirect acquisition or purchase of a business of TLC or any of its subsidiaries, that constitutes 20% or more of the consolidated net revenues, net income or assets of TLC and its subsidiaries, (b) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of TLC or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of TLC and its subsidiaries, (c) tender offer or exchange offer that, if consummated, would result in any entity beneficially owning 20% or more of the capital stock of TLC, or (d) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving TLC or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of TLC and its subsidiaries.

  The Merger Agreement provides that TLC will notify Mattel promptly, orally and in writing, after receiving any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to its properties, books or records in connection with an Acquisition Proposal. Such notice must indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. TLC has agreed to keep Mattel informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

  The Merger Agreement provides that the TLC Board may not withdraw or modify, in a manner adverse to Mattel, its approval or recommendation of the Merger Agreement or the Merger. However, if TLC receives an Acquisition Proposal, the TLC Board may withdraw or modify its approval or recommendation of the Merger Agreement or the Merger only if: (1) the TLC Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed and would, if consummated, result in a transaction that would provide greater value to TLC's stockholders than the transaction contemplated by the Merger Agreement, and (2) in the reasonable good faith judgement of the TLC Board, after consultation with outside legal counsel, the failure to withdraw or modify its approval or recommendation of the Merger Agreement or the Merger would be inconsistent with its fiduciary duties to TLC's stockholders under applicable law. Nevertheless, the TLC Board has agreed to submit the Merger Agreement to TLC's stockholders for approval, whether or not the TLC Board at any time subsequently determines that the Merger Agreement is no longer advisable or recommends that the stockholders of TLC reject it or otherwise modifies or withdraws its recommendation. Unless the TLC Board has withdrawn its recommendation of the Merger Agreement in compliance with the foregoing, TLC has agreed to use its best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt the Merger Agreement.

  Governmental Approvals and Defense of Litigation. The Merger Agreement provides that Mattel and TLC will promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, consents, variances, exemptions, orders, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the Merger Agreement, including, without limitation, all filings required under the HSR Act or any applicable foreign anti-trust law or regulation.

  Mattel and TLC will vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting the Merger Agreement or the transactions contemplated by the Merger Agreement.

  Director and Officer Insurance and Indemnification. After the Effective Time, Mattel will indemnify and hold harmless each present and former director and officer of TLC and its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law. For a period of five years after the Effective Time, Mattel will maintain in effect the policies of directors' and officers' liability insurance maintained by TLC and its subsidiaries as of the date of the Merger Agreement (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims arising out of the Merger Agreement. In the alternative, Mattel may purchase a five year extended reporting period endorsement under TLC's existing directors' and officers' liability insurance coverage. In no event is Mattel obligated to expend more than $727,500 per year to maintain such insurance coverage.

  Employee Benefits. From the Effective Time until December 31, 1999, Mattel will provide the employees of Mattel and its subsidiaries who were, prior to the Merger, employees of TLC or its subsidiaries, any medical, health, dental, life insurance, long-term disability, severance, pension, retirement or savings plan, employee benefits which, in the aggregate are no less favorable to such employees than the employee benefits provided to the employees of TLC and its subsidiaries immediately prior to the Effective Time. Mattel and TLC will pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect and disclosed to Mattel as of the date of the Merger Agreement. For all employee benefits, all service with TLC or any of its subsidiaries prior to the Effective Time will be treated as service with Mattel and its affiliates for purposes of eligibility, vesting, benefits accrued (other than for the purposes of any pension plan) and determination of benefit levels to the same extent that such service is taken into account by TLC and its subsidiaries as of the date of the Merger Agreement, unless such treatment will result in duplication of benefits. Mattel will waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to TLC's employees under any employee plans that such employees may be eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any employee plan maintained for such employees immediately prior to the Effective Time. Mattel will use its reasonable best efforts to provide such employees credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out of pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time. Immediately at the Effective Time, Mattel will assume those employment agreements, TLC employee plans and employee benefits arrangements that are disclosed in the schedules to the Merger Agreement.

  Other Covenants. Mattel and TLC have each agreed: (a) to confer with the other party on a regular and frequent basis regarding ongoing operations and to give prompt notice to the other of, and to attempt to cure any event, transaction or circumstance which causes or will cause any covenant or agreement under the Merger Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty contained in the Merger Agreement; (b) to give (and to cause its respective subsidiaries to give) the other party and its representatives access to all its personnel, properties, books, contracts, commitments and records, and to furnish related information reasonably requested by the other party and certain additional financial reports and other information relating to its operations and periods between the date of the Merger Agreement and the Effective Time; (c) to consult with the other party before issuing, and use all reasonable efforts to agree upon, any press release or other public statement concerning the transactions contemplated by the Merger Agreement; (d) to use its reasonable best efforts to take all appropriate actions to consummate the transactions contemplated by the Merger Agreement; (e) to not take any action, or knowingly fail to take any action, that would or would be reasonably likely to adversely affect the tax treatment of the Merger; (f) to use all reasonable efforts to deliver the Affiliate Agreements to each other by the Effective Time; (g) in the case of Mattel only to use its best efforts to list on the NYSE prior to the Effective Time the shares of Mattel Common Stock to be issued in the Merger; (h) to use all reasonable efforts to obtain customary "comfort" letters of such party's independent public accountants with respect to the Joint Proxy Statement/Prospectus; and (i) to use their reasonable best efforts to cause the Merger to be accounted for as a pooling of interests under U.S. GAAP and the applicable rules and regulations of the SEC.

Conditions to Obligations to Effect the Merger

  The respective obligations of Mattel and TLC to effect the Merger are subject to the satisfaction or waiver of several conditions, including:

  . the stockholders of Mattel and TLC shall have approved and adopted the Merger Agreement;

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

  . no order, executive order, stay, decree, judgment or injunction or statute, rule or regulation shall be in effect that prohibits the consummation of the Merger;

  . any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

  . the Registration Statement on Form S-4 to be filed by Mattel for the issuance of shares of Mattel Common Stock to be issued in the connection with the Merger (of which this Joint Proxy Statement/Prospectus is a part) shall have become effective and not the subject of any stop order, and any material blue sky laws shall have been complied with;

  . the shares of Mattel Common Stock to be issued in connection with the Merger and upon exchange of the Exchangeable Shares from time to time after the Merger, shall have been approved for listing on the NYSE; and

  . Mattel and TLC shall have each received letters from PricewaterhouseCoopers LLP to the effect that the Merger qualifies for pooling of interests accounting treatment under U.S. GAAP if consummated in accordance with the Merger Agreement.

  Except as may be waived in writing, the obligation of TLC to effect the Merger is also subject to the satisfaction of the following conditions:

  . the representations and warranties of Mattel in the Merger Agreement shall be true and correct in all material respects as of the date of the Effective Time as though made on and as of the Effective Time, except for: (i) changes contemplated by the Merger Agreement; (ii) those representations and warranties that address matters only as of a particular date (other than the date of the Merger Agreement) shall remain true and correct as of such particular date; and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of Mattel;

  . Mattel shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

  . TLC shall have received a certificate executed on behalf of Mattel by the Chief Executive Officer or Chief Financial Officer of Mattel making certain representations as required by the Merger Agreement; and

  . TLC shall have received an opinion of Hale and Dorr LLP, to the effect that the Merger will qualify as a reorganization within the meaning of
    Section 368(a) of the Code.

  Except as may be waived in writing, the obligation of Mattel to effect the Merger is also subject to the satisfaction of the following conditions:

  . the representations and warranties of TLC in the Merger Agreement shall be true and correct in all material respects as of the date of the Effective Time as though made on and as of the Effective Time, except for: (i) changes contemplated by the Merger Agreement; (ii) those representations and warranties which address matters only as of a particular date (other than the date of the Merger Agreement) shall remain true and correct as of such particular date; and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of TLC;

  . TLC shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;

  . Mattel shall have received a certificate executed on behalf of TLC by the Chief Executive Officer or Chief Financial Officer of TLC making certain representations as required by the Merger Agreement;

  . Mattel shall have received an opinion of Latham & Watkins, to the effect that the Merger will qualify as a reorganization within the meaning of
    Section 368(a) of the Code;

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

  . receipt of all third-party consents and approvals, including from governmental agencies of foreign jurisdictions, required to be obtained;

  . Mattel shall have received an opinion of Davies, Ward & Beck, substantially to the effect that no approval of the holders of the Exchangeable Shares is required in order for TLC to effect the Merger or to enter into any of the agreements contemplated by the Merger Agreement; and

  . no holder of TLC Special Voting Stock shall have exercised and not withdrawn any appraisal rights under the DGCL and the holders of no more than 12,500 shares of TLC Series A Preferred Stock shall have exercised and not withdrawn any appraisal rights under the DGCL.

Termination; Termination Fees and Expenses

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the Mattel stockholders or the TLC stockholders: (a) by mutual written consent of Mattel and TLC; (b) by either TLC or Mattel, if the Effective Time has not occurred on or before September 30, 1999, so long as the terminating party did not fail to fulfill any obligation under the Merger Agreement resulting in the failure of the Merger to occur on or before such date; (c) by either TLC or Mattel, if a court of competent jurisdiction or other governmental entity has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, making the Merger illegal or permanently prohibiting the consummation of the Merger; (d) by either TLC or Mattel, if there has been a material breach by the other of any of its (i) representations or warranties contained in the Merger Agreement, or (ii) covenants or agreements contained in the Merger Agreement, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; (e) by either TLC or Mattel, if the required approvals of stockholders of TLC or Mattel have not been obtained at a duly held stockholders' meeting, including any adjournments or postponements; or (f) by Mattel (i) if the TLC Board fails to recommend approval and adoption of the Merger Agreement and the Merger by the stockholders of TLC or withdraws or modifies in any adverse manner its approval or recommendation of the Merger Agreement or the Merger,
(ii) if the TLC Board makes any public recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal or as may be required to comply with Rule 14e-2 under the Exchange Act, (iii) if TLC engages in a solicitation of an Acquisition Proposal prohibited by the Merger Agreement, or (iv) if the TLC Board resolves to take any of the above actions.

  In the event of termination of the Merger Agreement as provided above, the Merger Agreement will immediately become void and there will be no liability or obligation on the part of Mattel or TLC, or their respective representatives, except as provided below with respect to termination fees and expenses and except that such termination will not limit liability for a willful breach of the Merger Agreement.

  Except as set forth below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

  The Merger Agreement provides that TLC must pay Mattel a termination fee of $35 million in the event that: (a) the Merger Agreement is terminated by Mattel under the circumstances described in clause (f) immediately above; or
(b) prior to the TLC Special Meeting, a bona fide Acquisition Proposal has been made to TLC and made known to its stockholders generally or has been made directly to its stockholders generally, or any entity has publicly announced an intention to make a bona fide Acquisition Proposal, and thereafter (i) the Merger Agreement is terminated by reason of the failure of the stockholders of TLC to approve the Merger Agreement at the TLC Special Meeting or (ii) the Merger Agreement is terminated by Mattel by reason of a breach by TLC of its covenants or agreements in the Merger Agreement. In addition, if the Merger Agreement is terminated under circumstances in which the initial termination fee of $35 million becomes payable, and within twelve months of such termination, TLC enters into an agreement with any entity with respect to an Acquisition

Proposal or an Acquisition Proposal is consummated, then, upon the signing of such agreement, or if no agreement is signed, then at the closing of such Acquisition Proposal, TLC has agreed to pay to Mattel an additional termination fee equal to $75 million.

  If the Merger Agreement is terminated by Mattel under the circumstances described in clause (f) of the first paragraph under the heading "Termination; Termination Fees and Expenses" or by reason of the failure of the stockholders of TLC to approve the Merger Agreement at the TLC Special Meeting, or for a material breach of a representation, warranty or covenant, TLC has agreed to reimburse Mattel for all fees and expenses, up to a maximum of $3 million, incurred and paid by Mattel in connection with the Merger Agreement and the Merger. In the event that the Merger Agreement is terminated by TLC by reason of the failure of Mattel's stockholders to approve the Merger Agreement or the Merger at the Mattel Special Meeting, or by reason of a material breach of a representation, warranty or covenant, Mattel has agreed to reimburse TLC for all fees and expenses, up to a maximum of $3 million, incurred by TLC in connection with the Merger Agreement and the Merger. If, in order to obtain payment after a termination which results in fees and expenses being payable, Mattel commences a suit which results in a judgment against TLC, TLC will pay the costs and expenses of Mattel in connection with such suit, including interest.

Amendment and Waiver

  The Merger Agreement may be amended by Mattel and TLC, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the Merger Agreement by the TLC stockholders, but, after such approval, no amendment may be made that by law requires further approval by such stockholders without such further approval.

  At any time prior to the second business day after the last of the conditions to the Merger under the Merger Agreement have been satisfied or waived, or any other date agreed to by Mattel and TLC, Mattel and TLC may (i) extend the time for the performance of any of the obligations or other acts required by the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Extensions or waivers must be in writing and signed by the party granting the extension or waiver.

Stock Option Agreement

  Concurrently with the execution of the Merger Agreement, Mattel and TLC also entered into a Stock Option Agreement, dated as of December 13, 1998 (the "Stock Option Agreement"), pursuant to which TLC granted Mattel an irrevocable option (the "Option") to purchase up to 15,673,160 shares of TLC Common Stock at a per share exercise price equal to the lesser of (i) $28.3125 and (ii) the product of (A) the closing price of a share of Mattel Common Stock on the NYSE Composite Transaction Tape on the day before Mattel gives notice of its intent to exercise the Option multiplied by (B) the Exchange Ratio on such day.

  The following is a summary of the Stock Option Agreement, a copy of which is attached hereto as Annex E and is incorporated by reference in its entirety. This summary is qualified in its entirety by reference to the full text of the Stock Option Agreement.

  Exercise. Upon proper notice to TLC, Mattel may exercise the Option in whole or in part from time to time following the occurrence of a Triggering Event and prior to the Option Expiration Date (as such terms are defined below).

  A "Triggering Event" is any of the events giving rise to the obligation of TLC under the Merger Agreement to pay Mattel the additional termination fee of $75 million. See "--Termination; Termination Fees and Expenses."

  Termination. The right to exercise the Option will terminate at the earliest of (a) the Effective Time; (b) the date on which Mattel realizes a total profit pursuant to the termination fees provided in the Merger Agreement and pursuant to the Stock Option Agreement equal to $125 million; (c) the date on which the Merger Agreement is terminated if no termination fees could be payable to Mattel pursuant to the terms of the Merger Agreement; (d) if no Triggering Event has occurred, the date that is twelve months after the termination of the Merger Agreement; and (e) 180 days following the occurrence of a Triggering Event (the date referred to in clause (e) being referred to as the "Option Expiration Date").

  Registration Statement. At any time after a Triggering Event occurs and prior to an Option Expiration Date, TLC will, if requested by Mattel, prepare and file registration statement under the Securities Act covering any or all shares of TLC Common Stock issued and issuable pursuant to the Option. Mattel may make two such demands.

  Sale of Shares by Mattel. If Mattel, at any time prior to the earlier of (a) the occurrence of a Change in Control Event (as defined below) or (b) the second anniversary of the termination of the Merger Agreement, seeks to sell all or any part of the shares of TLC Common Stock received pursuant to the Option (i) in a transaction registered under the Securities Act (other than in a registered public offering in which the underwriters are instructed to make a broad public distribution) or (ii) in a transaction not required to be registered under the Securities Act (other than in a transfer by operation of law upon consummation of a merger or as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of TLC), Mattel will give TLC the opportunity to purchase such shares at the same price Mattel would receive upon the proposed sale of the shares.

  "Change in Control Event" will be deemed to have occurred if (a) any person has acquired beneficial ownership of more than 50% (excluding the shares issued pursuant to the Option) of the outstanding shares of TLC Common Stock or (b) TLC has entered into an agreement, including without limitation an agreement in principle, providing for a merger or other business combination involving TLC or the acquisition of 30% or more of the assets of TLC and its subsidiaries, taken as a whole.

  Repurchase Right. If a Change in Control Event has not occurred prior to the first anniversary of the date on which the Option terminates, then beginning on such anniversary date, and continuing for a period of 30 days thereafter, TLC will have the right to purchase all, but not less than all, of the shares of TLC Common Stock received by Mattel pursuant to the Option at the greater of (i) the price at which Mattel may exercise the Option, or (ii) the average closing price of the TLC Common Stock on the NYSE Composite Transaction Tape for the five trading days ending five days prior to the date TLC gives written notice of its intention to exercise its repurchase right. If TLC does not exercise its repurchase right within the 30 day period following the first anniversary of the date on which the Option terminates, the repurchase right will terminate.

  Limitation on Total Profit. Notwithstanding any other provision of the Stock Option Agreement, the Option may not be exercised so as to result in a total profit derived from the initial termination fee of $35 million, the additional termination fee of $75 million and from shares acquired pursuant to the Option, that exceeds $125 million.

Stockholder Support Agreements

  As an inducement and condition to the willingness of Mattel to enter into the Merger Agreement, the following stockholders of TLC entered into the stockholder support agreements for the benefit of Mattel: Anthony J. DiNovi, Mark E. Nunnelly, Scott M. Sperling, Thomas H. Lee Company, Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P., Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, L.P. BCIP Trust Associates, L.P., Michael J. Perik, Kevin O'Leary, Lamar Alexander, Michael A. Bell, Robert Gagnon, Carolynn N. Reid-Wallace, Robert A. Rubinoff, Paul J. Zepf, Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., Centre Parallel

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

Management Partners, L.P., Centre Partners Coinvestment, L.P. and the State Board of Administration of Florida. Collectively, such stockholders held, at
the TLC Record Date, approximately    % of the combined voting power of the
outstanding capital stock of TLC.

  In each stockholder support agreement, each stockholder has agreed, at the TLC Special Meeting or at any other meeting of the stockholders of TLC, however called, and in any action by written consent of the stockholders of TLC, to vote all of such stockholder's shares of TLC Common Stock and TLC Series A Preferred Stock in favor of approval and adoption of the Merger Agreement and the other transactions contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the stockholders. In addition, each such stockholder agreed that it will, upon request by Mattel, furnish written confirmation, in form and substance reasonably acceptable to Mattel, of such stockholder's vote in favor of the Merger Agreement. Pursuant to the terms of each stockholder support agreement, each stockholder also has agreed that (a) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal, and (b) it will notify Mattel as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates.

  Each stockholder also agreed pursuant to the stockholder support agreement that, immediately prior to the Effective Time, each share of TLC Series A Preferred Stock beneficially owned by such stockholder shall be converted into shares of TLC Common Stock in accordance with the Certificate of Designation with respect to such TLC Series A Preferred Stock, which shares of TLC Common Stock shall then, in accordance with the terms of the Merger Agreement, be converted in the Merger into the right to receive shares of Mattel Common Stock.

  Each stockholder support agreement will terminate upon the earliest to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof.

  Six months after the date on which the consolidated results of operations of Mattel and TLC (including at least 30 days of combined operations for the Combined Company after the Effective Time) are made available to the public, Mattel will file with the SEC, a registration statement on Form S-3 covering the resale to the public by the Thomas H. Lee Company, Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P., Bain Capital Fund V, L.P., Bain Capital V-B, L.P., BCIP Associates, L.P. and BCIP Trust Associates, L.P. of the Mattel Common Stock issued or issuable pursuant to the Merger (including shares of Mattel Common Stock issuable upon exercise of stock options). Mattel will keep such registration statement effective until either all of the Mattel Common Stock covered by the registration statement has been sold, or a period of one year from the filing of the registration statement.

                                 MATTEL, INC.

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS

  The following unaudited pro forma condensed combined financial statements give effect to the Merger of Mattel and TLC under the pooling of interests method of accounting and the acquisition of Mindscape, Inc. by TLC. These unaudited pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

  An unaudited pro forma condensed combined balance sheet is provided as of September 30, 1998, giving effect to the Merger as though it had been consummated on that date. Unaudited pro forma condensed combined statements of operations are provided for the nine months ended September 30, 1997 and 1998, and the years ended December 31, 1995, 1996, and 1997, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented. In addition, unaudited pro forma combined statements of operations for the nine months ended September 30, 1997 and 1998, and the year ended December 31, 1997 set forth unaudited pro forma results of operations of Mattel, TLC, and Mindscape, Inc. as if the acquisition of Mindscape, Inc. by TLC, which occurred on March 5, 1998, had occurred at the beginning of each period presented.

  The condensed historical statements of operations are derived from the historical consolidated financial statements of Mattel and TLC, and should be read in conjunction with Mattel's 1997 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 1998, and TLC's 1997 Annual Report on Forms 10-K and 10-K/A, its Registration Statement on Form S-4 filed on July 14, 1998, its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 1998, and its Current Report on Form 8-K/A filed on November 4, 1998. The historical financial statements as of and for the nine months ended September 30, 1997 and 1998 have been prepared in accordance with U.S. GAAP applicable to interim unaudited financial information and, in the opinions of Mattel's and TLC's respective managements, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                                  MATTEL, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998

                                             Historical         Pro Forma
                                           --------------- ---------------------
                                            Mattel   TLC   Adjustments  Combined
                                           -------- ------ -----------  --------
                                                      (In millions)
                  ASSETS
                  ------
Current Assets:
  Cash, cash equivalents and marketable
   securities............................. $  142.6 $234.8   $  --      $  377.4
  Accounts receivable, net................  1,781.7  117.2      --       1,898.9
  Inventories.............................    764.1   44.5      --         808.6
  Prepaid expenses and other current
   assets.................................    283.9   52.0      --         335.9
                                           -------- ------   ------     --------
    Total current assets..................  2,972.3  448.5      --       3,420.8
                                           -------- ------   ------     --------
Property, plant and equipment, net........    714.3   28.4      --         742.7
Other noncurrent assets...................  1,471.3  214.7    100.4(a)   1,786.4
                                           -------- ------   ------     --------
    Total Assets.......................... $5,157.9 $691.6   $100.4     $5,949.9
                                           ======== ======   ======     ========
   LIABILITIES AND SHAREHOLDERS' EQUITY
   ------------------------------------
Current Liabilities:
  Short-term borrowings and current
   portion of long-term liabilities....... $  855.7 $ 50.3   $  --      $  906.0
  Accounts payable, accrued liabilities
   and income taxes payable...............  1,278.3  202.7     50.0(b)   1,531.0
                                           -------- ------   ------     --------
    Total current liabilities.............  2,134.0  253.0     50.0      2,437.0
                                           -------- ------   ------     --------
Long-term debt............................    963.7  191.0      --       1,154.7
Other long-term liabilities...............    139.2   74.7      --         213.9
                                           -------- ------   ------     --------
    Total long-term liabilities...........  1,102.9  265.7      --       1,368.6
                                           -------- ------   ------     --------
Shareholders' equity......................  1,921.0  172.9     50.4(c)   2,144.3
                                           -------- ------   ------     --------
    Total Liabilities and Shareholders'
     Equity............................... $5,157.9 $691.6   $100.4     $5,949.9
                                           ======== ======   ======     ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                  MATTEL, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                     Historical                   Pro Forma
                          ---------------------------------- ---------------------
                           Mattel    TLC       Mindscape     Adjustments  Combined
                          -------- -------  ---------------- -----------  --------
                                            (Preacquisition)
                                   (In millions, except per share data)
Net Sales...............  $3,238.8 $ 564.0       $  9.1         $ --      $3,811.9
  Cost of sales.........   1,657.9   199.1          9.8           --       1,866.8
                          -------- -------       ------         -----     --------
Gross Profit............   1,580.9   364.9         (0.7)          --       1,945.1
  Advertising and
   promotion expenses...     461.4    74.5         12.5           --         548.4
  Other selling and
   administrative
   expenses.............     593.0   191.1         11.8           --         795.9
  Amortization of
   intangibles,
   restructuring and
   other charges........      66.2   282.9         19.2           1.7 (d)    370.0
  Interest expense......      69.7    13.5          --            --          83.2
  Other expense
   (income), net........       8.7    (9.5)         --            --          (0.8)
                          -------- -------       ------         -----     --------
Income (Loss) from
 Continuing Operations
 Before Income Taxes....     381.9  (187.6)       (44.2)         (1.7)       148.4
  Provision (benefit)
   for income taxes.....     109.2    12.4          1.1         (15.1)(e)    107.6
                          -------- -------       ------         -----     --------
Income (Loss) from
 Continuing Operations..     272.7  (200.0)       (45.3)         13.4         40.8
  Preferred stock
   dividend
   requirements.........       6.0     --           --            --           6.0
                          -------- -------       ------         -----     --------
Income (Loss) from
 Continuing Operations
 Applicable to Common
 Shares.................  $  266.7 $(200.0)      $(45.3)        $13.4     $   34.8
                          ======== =======       ======         =====     ========
Basic Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share
 from Continuing
 Operations.............  $   0.91 $ (2.55)                               $   0.09
                          ======== =======                                ========
Average Number of Common
 Shares.................     292.8    78.5                                   389.5
                          ======== =======                                ========
Diluted Income (Loss)
 Per Common Share(f):
Income (Loss) Per Share
 from Continuing
 Operations.............  $   0.89 $ (2.55)                               $   0.08
                          ======== =======                                ========
Average Number of Common
 and Common Equivalent
 Shares.................     305.0    78.5                                   422.4
                          ======== =======                                ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                  MATTEL, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                      Historical               Pro Forma
                              --------------------------- ----------------------
                               Mattel    TLC    Mindscape Adjustments   Combined
                              -------- -------  --------- -----------   --------
                                   (In millions, except per share data)
Net Sales...................  $3,221.5 $ 401.5   $ 71.6     $  --       $3,694.6
  Cost of sales.............   1,639.6   126.7     33.6        --        1,799.9
                              -------- -------   ------     ------      --------
Gross Profit................   1,581.9   274.8     38.0        --        1,894.7
  Advertising and promotion
   expenses.................     478.6    47.2     14.7        --          540.5
  Other selling and
   administrative expenses..     576.8   148.6     36.7        --          762.1
  Amortization of
   intangibles,
   restructuring and other
   charges..................     299.2   403.1     22.9        7.9 (d)     733.1
  Interest expense..........      62.8    17.4      0.4        --           80.6
  Other expense (income),
   net......................       6.5    (5.0)     --         --            1.5
                              -------- -------   ------     ------      --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item
 and Income Taxes...........     158.0  (336.5)   (36.7)      (7.9)       (223.1)
  Provision (benefit) for
   income taxes.............      63.4    (8.6)    (6.7)     (16.3)(e)      31.8
                              -------- -------   ------     ------      --------
Income (Loss) From
 Continuing Operations
 Before Extraordinary Item..      94.6  (327.9)   (30.0)       8.4       (254.9)
  Preferred stock dividend
   requirements.............       8.5     --       --         --            8.5
                              -------- -------   ------     ------      --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item
 Applicable to Common
 Shares.....................  $   86.1 $(327.9)  $(30.0)    $  8.4      $ (263.4)
                              ======== =======   ======     ======      ========
Basic Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share from
 Continuing Operations
 Before Extraordinary Item..  $   0.30 $ (5.00)                         $  (0.69)
                              ======== =======                          ========
Average Number of Common
 Shares.....................     290.3    65.6                             379.9
                              ======== =======                          ========
Diluted Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share from
 Continuing Operations
 Before Extraordinary Item..  $   0.30 $ (5.00)                         $  (0.69)
                              ======== =======                          ========
Average Number of Common and
 Common Equivalent Shares...     294.4    65.6                             379.9
                              ======== =======                          ========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                  MATTEL, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                      Historical               Pro Forma
                              --------------------------- ---------------------
                               Mattel    TLC    Mindscape Adjustments  Combined
                              -------- -------  --------- -----------  --------
                                   (In millions, except per share data)
Net Sales...................  $4,834.6 $ 620.9   $138.5      $ --      $5,594.0
  Cost of sales.............   2,434.6   201.3     54.5        --       2,690.4
                              -------- -------   ------      -----     --------
Gross Profit................   2,400.0   419.6     84.0        --       2,903.6
  Advertising and promotion
   expenses.................     779.1    67.3     25.6        --         872.0
  Other selling and
   administrative expenses..     797.0   216.1     49.1        --       1,062.2
  Amortization of
   intangibles,
   restructuring and other
   charges..................     307.2   543.9     15.6       10.5 (d)    877.2
  Interest expense..........      90.1    22.5      0.5        --         113.1
  Other expense (income),
   net......................       1.5    (6.3)     --         --          (4.8)
                              -------- -------   ------      -----     --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item
 and Income Taxes...........     425.1  (423.9)    (6.8)     (10.5)       (16.1)
  Provision (benefit) for
   income taxes.............     135.3    71.0      --       (24.7)(e)    181.6
                              -------- -------   ------      -----     --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item..     289.8  (494.9)    (6.8)      14.2       (197.7)
  Preferred stock dividend
   requirements.............      10.5     --       --         --          10.5
                              -------- -------   ------      -----     --------
Income (Loss) from
 Continuing Operations
 Before Extraordinary Item
 Applicable to Common
 Shares.....................  $  279.3 $(494.9)  $ (6.8)     $14.2     $ (208.2)
                              ======== =======   ======      =====     ========
Basic Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share from
 Continuing Operations
 Before Extraordinary Item..  $   0.96 $ (7.48)                        $  (0.55)
                              ======== =======                         ========
Average Number of Common
 Shares.....................     290.5    66.2                            380.8
                              ======== =======                         ========
Diluted Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share from
 Continuing Operations
 Before Extraordinary Item..  $   0.94 $ (7.48)                        $  (0.55)
                              ======== =======                         ========
Average Number of Common and
 Common Equivalent Shares...     295.7    66.2                            380.8
                              ======== =======                         ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                  MATTEL, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                        Historical           Pro Forma
                                     -----------------  ---------------------
                                      Mattel     TLC    Adjustments  Combined
                                     --------  -------  -----------  --------
                                     (In millions, except per share data)
Net Sales........................... $4,535.3  $ 529.5     $ --      $5,064.8
  Cost of sales.....................  2,315.5    159.2       --       2,474.7
                                     --------  -------     -----     --------
Gross Profit........................  2,219.8    370.3       --       2,590.1
  Advertising and promotion
   expenses.........................    778.9     35.1       --         814.0
  Other selling and administrative
   expenses.........................    772.3    162.2       --         934.5
  Amortization of intangibles,
   restructuring and other charges..     32.5    503.5       --         536.0
  Interest expense..................    100.2     26.7       --         126.9
  Other (income), net...............     (0.9)    (9.3)      --         (10.2)
                                     --------  -------     -----     --------
Income (Loss) from Continuing
 Operations Before Income Taxes.....    536.8   (347.9)      --         188.9
  Provision (benefit) for income
   taxes............................    164.6     28.6     (40.8)(e)    152.4
                                     --------  -------     -----     --------
Income (Loss) from Continuing
 Operations.........................    372.2   (376.5)     40.8         36.5
  Preferred stock dividend
   requirements.....................      7.4      --        --           7.4
                                     --------  -------     -----     --------
Income (Loss) from Continuing
 Operations Applicable to Common
 Shares............................. $  364.8  $(376.5)    $40.8     $   29.1
                                     ========  =======     =====     ========
Basic Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations.............. $   1.26  $ (6.56)              $   0.08
                                     ========  =======               ========
Average Number of Common Shares.....    290.4     57.4                  359.2
                                     ========  =======               ========
Diluted Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations.............. $   1.23  $ (6.56)              $   0.08
                                     ========  =======               ========
Average Number of Common and Common
 Equivalent Shares..................    303.1     57.4                  368.2
                                     ========  =======               ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                  MATTEL, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                        Historical           Pro Forma
                                      ----------------  ---------------------
                                       Mattel    TLC    Adjustments  Combined
                                      --------  ------  -----------  --------
                                      (In millions, except per share data)
Net Sales............................ $4,369.8  $338.6     $ --      $4,708.4
  Cost of sales......................  2,302.1   116.4       --       2,418.5
                                      --------  ------     -----     --------
Gross Profit.........................  2,067.7   222.2       --       2,289.9
  Advertising and promotion
   expenses..........................    731.7    21.7       --         753.4
  Other selling and administrative
   expenses..........................    721.3   106.6       --         827.9
  Amortization of intangibles,
   restructuring and other charges...     41.0   103.3       --         144.3
  Interest expense...................    103.0     5.3       --         108.3
  Other (income), net................    (34.0)  (16.3)      --         (50.3)
                                      --------  ------     -----     --------
Income from Continuing Operations
 Before Income Taxes.................    504.7     1.6       --         506.3
  Provision (benefit) for income
   taxes.............................    166.8    36.7      (5.2)(e)    198.3
                                      --------  ------     -----     --------
Income (Loss) from Continuing
 Operations..........................    337.9   (35.1)      5.2        308.0
  Preferred and preference stock
   dividend requirements.............      6.6     --        --           6.6
                                      --------  ------     -----     --------
Income (Loss) from Continuing
 Operations Applicable to Common
 Shares.............................. $  331.3  $(35.1)    $ 5.2     $  301.4
                                      ========  ======     =====     ========
Basic Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations............... $   1.13  $(0.86)              $   0.88
                                      ========  ======               ========
Average Number of Common Shares......    293.3    40.9                  342.4
                                      ========  ======               ========
Diluted Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations............... $   1.11  $(0.86)              $   0.86
                                      ========  ======               ========
Average Number of Common and Common
 Equivalent Shares...................    298.8    40.9                  349.8
                                      ========  ======               ========



   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                 MATTEL, INC.
                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS

1. Basis of Presentation

  The unaudited pro forma condensed combined financial statements assume a business combination between Mattel and TLC accounted for using the pooling of interests method and are based upon the respective historical financial statements and the notes thereto of Mattel and TLC, as well as the historical financial statements of Mindscape, Inc.

  Pursuant to the Merger Agreement, each share of TLC Common Stock will be exchanged for not less than 1.0 or more than 1.2 shares of Mattel Common Stock. Subject to the minimum and maximum, the exact Exchange Ratio of shares of Mattel Common Stock received for shares of TLC Common Stock will be determined by dividing $33.00 by the average of the closing prices of Mattel Common Stock on the NYSE for the Random Trading Days. TLC Series A Preferred Stock will be converted into the right to receive a number of shares of Mattel Common Stock equal to the Exchange Ratio multiplied by 20 (the rate at which TLC Series A Preferred Stock is convertible into TLC Common Stock).

  Because the transaction has not been completed, the costs of the Merger can only be estimated at this time. The unaudited pro forma condensed combined statements of operations for all periods presented excludes: (i) the positive effects of potential cost savings and operating synergies which may be achieved upon combining the resources of the companies and (ii) transaction costs of approximately $75 to $85 million, including investment banking, legal and accounting fees, and contractual incentive benefits.

  The unaudited pro forma condensed combined balance sheet as of September 30, 1998 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date.

  Certain historical TLC and Mindscape, Inc. results have been reclassified to conform with Mattel's basis of presentation.

2. Pro Forma Adjustments

  Intercompany Transactions--There were no material intercompany transactions that required elimination from the unaudited pro forma condensed combined statements of operations or balance sheet.

 Balance Sheet

  (a) Other Noncurrent Assets--The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the recognition of the estimated tax benefits related to TLC's net operating loss carryforwards and deductible temporary differences under the Combined Company's income tax position.

  (b) Accounts Payable, Accrued Liabilities, and Income Taxes Payable--The pro forma adjustment in the amount of $50 million, net of taxes, reflects accruals in connection with the estimated transaction costs of $75 million related to the Merger. These costs are not considered in the unaudited pro forma condensed combined statements of operations. These estimated transaction costs will be charged against the results of operations during the quarter in which the Merger becomes effective.

  (c) Shareholders' Equity--Shareholders' equity has been adjusted to reflect the following:

  --Common stock accounts are adjusted for the assumed issuance of approximately 116.4 million shares of Mattel Common Stock in exchange for approximately 81.3 million shares of TLC Common Stock, 0.8 million shares of TLC Series A Preferred Stock, which is convertible into 15.0 million shares of

  TLC Common Stock, and approximately 0.7 million shares of unvested TLC Restricted Common Stock outstanding as of September 30, 1998, based on the Exchange Ratio (estimated to be 1.2 for purposes of this analysis). The number of shares of Mattel Common Stock to be issued at the Effective Time of the Merger will be based upon the actual number of shares of TLC Common Stock, TLC Series A Preferred Stock, and unvested shares of TLC Restricted Common Stock outstanding at that time and the actual Exchange Ratio.

  --Additional paid-in capital is adjusted for the effects of issuance of shares of Mattel Common Stock having a $1.00 par value per share in exchange for TLC Series A Preferred Stock and TLC Common Stock, each having a $0.01 par value per share, the issuance of Mattel Common Stock for unvested shares of TLC Restricted Common Stock, and the recognition of the tax benefits related to the exercise of TLC non-qualified stock options due to utilization of TLC's net operating losses in the unaudited pro forma condensed combined statements of operations.

  --Retained earnings is adjusted for the effects of: (i) accrual for the minimum of the estimated range for transaction costs related to the Merger,
  (ii) compensation expense related to the TLC Restricted Common Stock, and
  (iii) recognition of estimated tax benefits from the assessment of income tax valuation allowances under the Combined Company's expected income tax position.

 Statement of Operations

  (d) Amortization of Intangibles--In connection with its acquisition of Mindscape, TLC recorded goodwill and other intangible assets, which reflected the allocation of the purchase price paid to brand and trade names. The pro forma adjustment reflects the amortization of the identifiable intangible assets acquired and goodwill over their estimated useful lives on a straight-line basis. The estimated useful lives of brand and trade names, completed technology and products, and goodwill are 10, two and 10 years, respectively.

  (e) Provision (Benefit) for Income Taxes--The unaudited pro forma adjustment reflects the reduction of valuation allowances established in TLC's historical financial statements resulting in the recognition of estimated benefits of net operating losses incurred by TLC in the unaudited pro forma condensed combined financial statements due to the Combined Company's expected income tax position.

  (f) Income (Loss) per Common Share--Historical and unaudited pro forma per share data of Mattel and TLC include the retroactive effects of the March 1997 merger of Tyco Toys, Inc. into Mattel, and the August 1998 merger of Broderbund Software, Inc. into TLC, each accounted for as a pooling of interests. Unaudited pro forma weighted average common shares outstanding for all periods presented are based upon Mattel's and TLC's combined historical weighted average shares, adjusted for diluted common stock equivalents, as appropriate, and after adjustment of TLC's historical number of shares by the Exchange Ratio (estimated to be 1.2 for purposes of this analysis).

                       CAPITALIZATION OF MATTEL AND TLC

  The following unaudited table sets forth the capitalization of Mattel and TLC as of September 30, 1998, and as adjusted to give effect to the Merger and related transactions. See "The Merger Agreement."

                                            As of September 30, 1998
                                     ----------------------------------------
                                        Historical           Pro Forma(a)
                                     ------------------  --------------------
                                      Mattel     TLC     Adjustments Combined
                                     --------  --------  ----------- --------
                                                 (In millions)
Short-term debt, including current
 maturities......................... $  855.7  $   50.3     $ --     $  906.0
                                     --------  --------     -----    --------
Long-term debt, net of current
 maturities:
  6 3/4% senior notes, due 2000.....    100.0       --        --        100.0
  5 1/2% senior convertible notes,
   due 2000.........................      --      191.0       --        191.0
  6% senior notes, due 2003.........    150.0       --        --        150.0
  6 1/8% senior notes, due 2005.....    150.0       --        --        150.0
  Medium-Term notes.................    520.5       --        --        520.5
  Mortgage note.....................     43.2       --        --         43.2
                                     --------  --------     -----    --------
    Total long-term debt............    963.7     191.0       --      1,154.7
                                     --------  --------     -----    --------
Shareholders' equity:
  Mattel Series C Preferred Stock...      0.8       --        --          0.8
  Mattel Special Voting Preferred
   Stock(b).........................      --        --        --          --
  TLC Series A Preferred
   Stock(c)(d)......................      --        --        --          --
  Mattel Common Stock(d)............    300.4       --      116.4       416.8
  TLC Common Stock(d)...............      --        0.8      (0.8)        --
  TLC Special Voting Stock(b).......      --        --        --          --
  Additional paid-in capital(e).....    482.6   1,391.0     (88.5)    1,785.1
  Treasury stock....................   (351.5)      --        --       (351.5)
  Retained earnings (accumulated
   deficit)(f)......................  1,690.1  (1,205.3)     23.3       508.1
  Accumulated other comprehensive
   loss.............................   (201.4)    (13.6)      --       (215.0)
                                     --------  --------     -----    --------
    Total shareholders' equity......  1,921.0     172.9      50.4     2,144.3
                                     --------  --------     -----    --------
Total capitalization................ $3,740.4  $  414.2     $50.4    $4,205.0
                                     ========  ========     =====    ========

--------
(a) The pro forma adjustments and resulting combined amounts reflect the actions to be taken at the Effective Time of the Merger to (i) convert all issued and outstanding shares of TLC Common Stock into shares of Mattel Common Stock; (ii) convert all issued and outstanding shares of TLC Series A Preferred Stock into shares of Mattel Common Stock; and (iii) issue Mattel Common Stock for all unvested TLC Restricted Common Stock.

(b) One share of Mattel Special Voting Preferred Stock, $1.00 par value, will be issued in exchange for one share of TLC Special Voting Stock, $1.00 par value, at the Effective Time of the Merger. The share of TLC Special Voting Stock has a number of votes equal to the number of outstanding Exchangeable Shares. The Exchangeable Shares are exchangeable at the option of the holders on a one-for-one basis for approximately 5.3 million shares of TLC Common Stock, as of September 30, 1998, without additional payment. As a result of the Merger, the number of shares of Mattel Common Stock to be obtained upon exchange will be approximately 6.4 million shares utilizing the Exchange Ratio (estimated to be 1.2 for purposes of this analysis).

(c) The aggregate par value of TLC Series A Preferred Stock outstanding is immaterial in terms of data rounded to tenths of millions of dollars.

(d) The approximate number of shares of Mattel Common Stock assumed exchanged in the Merger was based upon 81.3 million shares of TLC Common Stock and
    0.8 million shares of TLC Series A Preferred Stock

   (which is convertible into approximately 15.0 million shares of TLC Common Stock) that were issued and outstanding as of September 30, 1998. The number of shares of unvested TLC Restricted Stock outstanding as of September 30, 1998 was approximately 0.7 million.

(e) Additional paid-in capital is adjusted for the effects of issuance of Mattel Common Stock having a $1.00 par value per share in exchange for TLC Common Stock and TLC Series A Preferred Stock, each having a $0.01 par value per share, the issuance of Mattel Common Stock for all unvested TLC Restricted Common Stock and the recognition of income tax benefits related to the exercise of TLC non-qualified stock options due to the utilization of TLC's net operating losses in the unaudited pro forma condensed combined statements of operations.

(f) The net increase in retained earnings principally relates to recognition of income tax benefits of losses incurred by TLC that have been adjusted subject to the Combined Company's expected income tax position, partially offset by the pro forma accrual for estimated costs and expenses directly related to the transaction (see Note 1--Basis of Presentation to the Unaudited Pro Forma Condensed Combined Financial Statements, included herein).

                      DESCRIPTION OF MATTEL CAPITAL STOCK

  The following is a summary of certain matters with respect to the capital stock of Mattel. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read carefully the more detailed provisions of Mattel's Restated Certificate of Incorporation, as amended (the "Mattel Certificate of Incorporation"), Bylaws, as amended (the "Mattel Bylaws"), the Rights Agreement (as defined below) and the Deposit Agreement dated June 24, 1996 among Tyco Toys, Inc., Midatlantic Bank, N.A., as Depositary, and all holders from time to time of depositary receipts issued thereunder, as amended on March 27, 1997.

General

  As of the date of this Joint Proxy Statement/Prospectus, Mattel's authorized capital stock consists of 1,000,000,000 shares of Mattel Common Stock, par value $1.00 per share, 3,000,000 shares of preferred stock, par value $1.00 per share (the "Mattel Preferred Stock"), of which 772,800 shares have been designated as Mattel Series C Preferred Stock, and 20,000,000 shares of preference stock, par value $.01 per share (the "Mattel Preference Stock"), of which 2,000,000 shares have been designated Series E Junior Participating Preference Stock (the "Series E Preference Shares"). No other classes of capital stock are authorized under the Mattel Certificate of Incorporation. The issued and outstanding shares of Mattel Common Stock and Mattel Preferred Stock are duly authorized, validly issued, fully paid and nonassessable.

Mattel Common Stock

  Holders of Mattel Common Stock have no preemptive, redemption or conversion rights. The holders of Mattel Common Stock are entitled to receive dividends when and as declared by the Mattel Board out of funds legally available therefor. Upon Mattel's liquidation, dissolution or winding up, the holders of Mattel Common Stock may share ratably in Mattel's net assets after payment of liquidating distributions to holders of Mattel Preferred Stock or Mattel Preference Stock, if any. Each holder of Mattel Common Stock is entitled to one vote per share of Mattel Common Stock held of record by such holder and may cumulate its votes in the election of directors. Each outstanding share of Mattel Common Stock is accompanied by a right to purchase one one-hundredth (128/37,500ths as adjusted to reflect a series of stock splits) of a Series E Preference Share. The Mattel Board has reserved 1,500,000 Series E Preference Shares for issuance. There are currently no Series E Preference Shares outstanding. See "--Description of Preference Share Purchase Rights."

  The registrar and transfer agent for the Mattel Common Stock is BankBoston, N.A.

Description of Preference Share Purchase Rights

  On February 7, 1992, the Mattel Board declared a dividend of one preference share purchase right (a "Mattel Right") for each outstanding share of Mattel Common Stock. The description and terms of the Mattel Rights are set forth in a Rights Agreement dated as of February 7, 1992 (the "Rights Agreement") between Mattel and BankBoston, N.A. (formerly The First National Bank of Boston), as Rights Agent. The Mattel Rights have certain anti-takeover effects that are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a price fair to all Mattel stockholders. The Mattel Rights may cause substantial dilution to an acquiring party that attempts to acquire Mattel on terms not approved by the Mattel Board, but the Mattel Rights will not interfere with any negotiated merger or other business combination. See "Where You Can Find More Information."

  In the event that any person or group acquires beneficial ownership of 20% or more of the outstanding shares of Mattel Common Stock, each holder of a Mattel Right, other than a Mattel Right beneficially owned by the acquiring person, will thereafter have the right to receive upon exercise that number of shares of Mattel Common Stock having a market value of two times the exercise price of the Mattel Right. In addition, if at any time following such acquisition of 20% or more of the outstanding shares of Mattel Common Stock, Mattel is acquired in a merger or other business combination or transaction or 50% or more of its consolidated assets or earning power are sold, other than resulting from a qualifying offer, each holder of a Mattel Right will receive, upon exercise of that Mattel Right at the prevailing exercise price of the Mattel Right, that number of shares of common stock of the acquiring company which, at the time of such transaction, will have a market value of two times the exercise price of the Mattel Right. Because after the Merger the holders of the Exchangeable Shares will vote, through the mechanism of the Mattel Special Voting Share, together with the holders of the Mattel Common Stock and the Mattel Series C Preferred Stock, Mattel intends to amend the Rights Agreement to include the acquisition of Exchangeable Shares for purposes of calculating the 20% threshold.

Preferred Stock

  The Mattel Board has the power, without further vote of stockholders, to authorize the issuance of up to 3,000,000 shares of Mattel Preferred Stock and 20,000,000 shares of Mattel Preference Stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of Mattel Preferred Stock or Preference Stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. Other than as set forth herein, there are no shares of Mattel Preferred Stock or Mattel Preference Stock currently outstanding.

Series C Mandatorily Convertible Redeemable Preferred Stock; Series C Depositary Shares

  Mattel has issued and outstanding 771,920 shares of Mattel Series C Preferred Stock. In addition, there are 19,298,000 Mattel Series C Depositary Shares outstanding. The shares of Mattel Series C Preferred Stock are represented by Mattel Series C Depositary Shares, each such share representing one twenty-fifth of a share of Mattel Series C Preferred Stock. Subject to the terms of a deposit agreement, each owner of a Mattel Series C Depositary Share is entitled to all the rights and preferences of the Mattel Series C Preferred Stock represented thereby, and subject, proportionately, to all of the limitations of the Mattel Series C Preferred Stock represented thereby, contained in the Certificate of Designation relating to the Mattel Series C Preferred Stock summarized below.

  The holders of Mattel Series C Preferred Stock have the right with the holders of Mattel Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of Mattel Common Stock. Each share of Mattel Series C Preferred Stock is entitled to 12.219 votes. The holders of Mattel Series C Preferred Stock and Mattel Common Stock vote together as one class on such matters except as otherwise provided by law or by the Mattel Certificate of Incorporation.

Mattel Special Voting Share

  In connection with the Merger, one Mattel Special Voting Share will be issued in respect of the one outstanding share of TLC Special Voting Stock. The Mattel Special Voting Share is similar to the TLC Special Voting Stock. The Mattel Special Voting Share will be held of record by the trustee under the Voting and Exchange Trust Supplement pursuant to which each holder of Exchangeable Shares, other than Mattel or any entity controlled by Mattel (a "Controlled Entity"), will be entitled to instruct the trustee to cast a number of the votes attached to the Mattel Special Voting Share equal to the number of shares of Mattel Common Stock for which the Exchangeable Shares held by such holder are exchangeable (rounded down to the nearest whole number). Except as otherwise required by law or the Mattel Certificate of Incorporation, the holder of record of the Mattel Special Voting Share will have a number of votes equal to the number of shares of Mattel Common Stock for which the Exchangeable Shares outstanding from time to time (other than Exchangeable Shares owned by Mattel or any Controlled Entity) are exchangeable. The holder of the Mattel Special Voting Share will vote together with the holders of Mattel Common Stock and the Mattel Series C Preferred Stock as a single class on all matters, except as may be required by applicable law or the Mattel Certificate of Incorporation. The holder of the Mattel Special Voting Share will be entitled to receive $10.00 per share upon liquidation, dissolution or winding up of Mattel out of any assets of Mattel available for distribution to its stockholders, and the Mattel Special Voting Share is senior to Mattel Common Stock upon liquidation, dissolution or winding up of Mattel.

The holder of the Mattel Special Voting Share will not be entitled to receive dividends. Pursuant to the amended Combination Agreement dated as of August 17, 1993, by and among WordStar International Incorporated (a former TLC corporate name), Softkey, Spinnaker Software Corporation and SSC Acquisition Corporation, the TLC Special Voting Stock was first issued to the Trustee appointed under the Voting and Exchange Trust Agreement. At such time as the Mattel Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by Mattel or a Controlled Entity, and there are no shares of stock, debt, options or other agreements of Softkey that could give rise to the issuance of any Exchangeable Shares to any person (other than to Mattel or a Controlled Entity), the Mattel Special Voting Share will be redeemed by Mattel for $10.00.

  In accordance with the Voting and Exchange Trust Agreement, as amended by the Voting and Exchange Trust Supplement, each Exchangeable Share not exchanged for shares of Mattel Common Stock by February 4, 2005 (the "Redemption Date") will be redeemed by Softkey for a price per share equal to the then current market price of a share of Mattel Common Stock multiplied by the Exchange Ratio (which shall be paid in Mattel Common Stock), plus a cash amount equivalent to the full amount of all unpaid dividends thereon, and the Mattel Special Voting Share will thereupon be redeemed for $10.00. The Board of Directors of Softkey may extend the Redemption Date or, if at any time there are less than 500,000 outstanding Exchangeable Shares (other than Exchangeable Shares held by Mattel or any Controlled Entity), subject to adjustment to reflect permitted changes to the Exchangeable Shares, accelerate the Redemption Date.

          COMPARISON OF RIGHTS OF HOLDERS OF MATTEL COMMON STOCK AND
 TLC COMMON STOCK AND TLC SERIES A PREFERRED STOCK BEFORE AND AFTER THE MERGER

  The following is a summary of certain of the material differences between the rights of holders of Mattel Common Stock and the rights of holders of TLC Common Stock and TLC Series A Preferred Stock. Since both Mattel and TLC are organized under the laws of the state of Delaware, the differences arise from differences between various provisions of the respective Certificates of Incorporation and Bylaws of Mattel and TLC and from the Mattel Rights Agreement.

  The following summary does not purport to be a complete statement of the rights of holders of TLC Common Stock, TLC Series A Preferred Stock and Mattel Common Stock under, and is qualified in its entirety by, the DGCL and the respective Certificates of Incorporation and Bylaws of TLC and Mattel and the Mattel Rights Agreement. See "Description of Mattel Capital Stock" for a summary of certain other rights relating to Mattel Common Stock and the Rights Agreement.

Capital Stock

  The total number of authorized shares of Mattel capital stock is 1,023,000,000, consisting of 1,000,000,000 shares, par value $1.00 per share, of Mattel Common Stock, 3,000,000 shares, par value $1.00 par value per share, of Preferred Stock and 20,000,000 shares of Preference Stock, par value $.01 per share. The total number of authorized shares of capital stock of TLC is 205,000,001 shares, consisting of 200,000,000 shares of TLC Common Stock, par value $.01 per share, 5,000,000 shares of Preferred Stock, par value $.01 per share, and one share of TLC Special Voting Stock.

Number and Election of Directors

  The Mattel Bylaws provide that the Mattel Board shall consist of one or more members as the Mattel Board shall designate, with each director serving a one-year term. The number of directors of Mattel currently designated is 13. The Mattel Bylaws provide that whenever the number of directors of Mattel is increased between annual meetings of Mattel stockholders, a majority of the directors then in office have the power to elect the new directors for the balance of the term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless at the time of the decrease there shall be vacancies on the Mattel Board which are being eliminated by the decrease. TLC's Bylaws, as amended (the "TLC Bylaws"), provide that the number of members of the TLC Board shall consist of not less than six nor more than 15 directors, as the TLC Board shall designate, with each director serving a one-year term. The number of directors of TLC is currently 11. Whenever the number of directors of TLC is increased between annual meetings of TLC stockholders, under the TLC Bylaws, a majority of the directors then in office have the power to elect the new directors for the balance of the term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless at the time of the decrease there shall be vacancies on the TLC Board which shall be eliminated by the decrease.

Voting

  The Mattel Bylaws provide that, except with respect to elections of directors, at any meeting of stockholders each stockholder shall have one vote for every share of stock entitled to vote which is registered in the name of the stockholder. At all elections of Mattel directors, each stockholder who is entitled to vote upon such election shall be entitled to as many votes as shall be equal to the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or for any two or more of them, as he sees fit. Neither TLC's Restated Certificate of Incorporation, as amended, nor the TLC Bylaws provides for cumulative voting with respect to the election of directors.

Special Meeting of Stockholders

  The Mattel Bylaws provide that special meetings of the stockholders of Mattel for any purposes prescribed in the notice of meeting may be called by the Mattel Board or the Chief Executive Officer of Mattel. The TLC Bylaws provide that special meetings of the stockholders of TLC for any purposes prescribed in the notice of meeting may be called by the TLC Board, the Chairman of the Board, the President or the holders of shares of TLC stock entitled to cast not less than 15% of the votes at the meeting.

Written Consent of Stockholders

  The Mattel Certificate of Incorporation does not restrict the ability of the stockholders to take action without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote thereon were present and voted. The TLC Bylaws provide that any action required or which may be taken at an annual or special meeting of TLC stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those TLC stockholders who have not consented in writing. The record date for determining TLC stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the TLC Board is necessary, is the date on which the first written consent is expressed.

Proposals and Nominations

  The Mattel Bylaws provide that no proposals or nominations for director of Mattel by any person other than the Mattel Board may be presented to any meeting of stockholders unless the person making the proposal or nomination is a record stockholder and has delivered a written notice to the Secretary of Mattel no later than (i) the close of business 90 days in advance of the stockholder meeting (but not more than 120 days prior to the meeting) or (ii) 10 days after the date on which notice of the meeting is first given to the stockholders (if less than forty (40) days notice is given to stockholders), whichever is later. The TLC Bylaws contain no comparable provisions.

Rights Agreement

  On February 7, 1992, the Mattel Board adopted and approved the Rights Agreement and declared a dividend of one Mattel Right for each share of Mattel Common Stock outstanding on February 7, 1992. The Mattel Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a price fair to all Mattel stockholders. The Mattel Rights may cause substantial dilution to an acquiring party that attempts to acquire Mattel on terms not approved by the Mattel Board, but they will not interfere with any negotiated merger or other business combination. See "Description of Mattel Capital Stock--Description of Preference Share Purchase Rights."

  TLC has not adopted a rights agreement similar to the Mattel Rights
Agreement.

Rights of Holders of TLC Series A Preferred Stock

  The holders of TLC Series A Preferred Stock have certain voting rights and certain rights in a liquidation of TLC or in a "Purchase Event" or "Acquisition Event" (in each case as defined in the TLC Restated Certificate of Incorporation, as amended) with respect to TLC. The holders of Mattel Common Stock have no comparable rights.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals for inclusion in proxy material for Mattel's 1999 Annual Meeting of Stockholders would have to have been submitted to the Secretary of Mattel in writing and received at the executive offices of Mattel by November 30, 1998. Such proposals must also have met the other requirements of the rules of the SEC relating to stockholder proposals and must have satisfied the notice procedures for stockholder proposals set forth in the Mattel Bylaws.

  The Mattel Bylaws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Mattel Bylaws, to the Secretary of Mattel. To be timely, a stockholder's notice containing the information required by the Mattel Bylaws must be delivered or mailed to and received at the principal executive offices of Mattel not less than thirty days prior to the meeting; provided, however, that in the event that less than forty days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

  Due to the contemplated consummation of the Merger, TLC does not currently expect to hold a 1999 Annual Meeting of Stockholders, as TLC Common Stock will not be publicly traded after the Merger. If the Merger is not consummated and such a meeting is held, stockholder proposals for inclusion in proxy materials for such meeting would have to have been submitted to the Secretary of TLC in writing and received at the executive offices of TLC by December 3, 1998. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals.

                               TRADEMARK MATTERS

  The trademarks BARBIE, FASHION MAGIC, FISHER-PRICE, POWER WHEELS, SEE "N SAY, MAGNA DOODLE, VIEW-MASTER, HOT WHEELS, MATCHBOX and AMERICAN GIRL are all United States registered trademarks owned by Mattel. The trademark SESAME STREET is owned by Children's Television Workshop, Inc., and is used under license by Mattel. The trademark CABBAGE PATCH KIDS is owned by Original Appalachian Artworks, Inc. and is used under license by Mattel. The trademark POLLY POCKET is owned by Origin Products Limited and used under license by Mattel.

  The trademarks READER RABBIT, CARMEN SANDIEGO and OREGON TRAIL are trademarks of TLC.

                                 LEGAL MATTERS

  The validity of the shares of Mattel Common Stock to be issued in connection with the Merger will be passed upon for Mattel by Robert Normile, Esquire, Vice President and Associate General Counsel of Mattel.

                                    EXPERTS

  The consolidated financial statements of Mattel incorporated into this Joint Proxy Statement/Prospectus by reference to Mattel's Annual Report on Form 10-K for the 1997 fiscal year have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, in reliance upon the authority of said firm as experts in accounting and auditing and, with respect to the historical financial statements of Tyco Toys, Inc. for the years ended December 31, 1996 and 1995, in reliance on the report of Deloitte & Touche LLP, independent auditors, in reliance upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of TLC incorporated into this Joint Proxy Statement/Prospectus by reference to TLC's Annual Report on Form 10-K for the 1997 fiscal year and the audited, historical financial statements included in TLC's Form 8-K/A filed on November 4, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, in reliance upon the authority of said firm as experts in auditing and accounting.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Mattel Special Meeting and the TLC Special Meeting with an opportunity to make statements if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

  Mattel and TLC file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." You may also access additional information about Mattel and TLC at the web sites that they maintain at "http://www.mattel.com" and "http://www.learningco.com," respectively.

  Mattel filed a Registration Statement on Form S-4 to register with the SEC the Mattel Common Stock to be issued to TLC stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Mattel in addition to being a proxy statement of Mattel and TLC for the Special Meetings. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

  The SEC allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

 Mattel SEC Filings (File No. 001-05647)     Period
 ---------------------------------------     ------
 Annual Report on Form 10-K                  Year ended December 31, 1997
 Quarterly Reports on Form 10-Q and Form 10- Quarters ended March 31, 1998,
  Q/A                                        June 30, 1998 and September 30,
                                             1998
 Current Reports on Form 8-K                 Reports dated January 23, 1998,
                                             February 5, 1998, April 17, 1998,
                                             June 16, 1998, July 16, 1998,
                                             July 21, 1998, August 21, 1998,
                                             September 30, 1998, October 29,
                                             1998, November 16, 1998 and
                                             December 15, 1998
 Definitive Proxy Statement on Schedule 14A  Annual Meeting of Stockholders
                                             held on May 6, 1998
 Registration Statement on Form S-4 (only    Dated February 14, 1997
  with respect to the description of Mattel
  Series C Preferred Stock and Series C
  Depositary Shares contained therein)
 Registration Statement on Form 8-A and      Dated February 12, 1992 and March
  Form 8-A/A                                 9, 1992

 TLC SEC Filings (File No. 001-12375)        Period
 ------------------------------------        ------
 Annual Report on Form 10-K and Form 10-K/A  Year ended January 3, 1998
 Quarterly Reports on Form 10-Q              Quarters ended April 4, 1998,
                                             July 4, 1998 and October 3, 1998
 Current Reports on Form 8-K and Form 8-K/A  Reports dated March 12, 1998,
                                             March 27, 1998, June 21, 1998,
                                             July 24, 1998, August 31, 1998,
                                             December 13, 1998 and January 11,
                                             1999
 Definitive Proxy Statements on Schedule 14A Annual meeting of Stockholders held on May 21, 1998, Special
                                             meeting of Stockholders held on
                                             August 31, 1998
 Registration Statement on Form 8-A          Dated October 29, 1996

  We are also incorporating by reference additional documents that we may file with the SEC between the date of this Joint Proxy Statement/Prospectus and the dates of the Mattel Special Meeting and the TLC Special Meeting. In addition, we are incorporating by reference Item 8 of Broderbund Software, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1997.

  Mattel has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Mattel, and TLC has supplied all such information relating to TLC or Broderbund.

  If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

   Mattel, Inc.                               The Learning Company, Inc.
   Attention: Robert Normile, Secretary       Attention: Neal S. Winneg, Secretary
   333 Continental Boulevard                  One Athenaeum Street
   El Segundo, CA 90245                       Cambridge, MA 02142
   Telephone: (310) 252-2000                  Telephone: (617) 494-1200

  If you would like to request documents from us, please do so by           ,
1999 to receive them before the Mattel Special Meeting or the TLC Special
Meeting.

  You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement/Prospectus to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint
Proxy Statement/Prospectus is dated           , 1999. You should not assume
that the information contained in this Joint Proxy Statement/Prospectus is
accurate as of any date other than           , 1999, and neither the mailing
of the Joint Proxy Statement/Prospectus to stockholders nor the issuance of Mattel Common Stock in the Merger shall create any implication to the contrary.

                               ----------------

                             LIST OF DEFINED TERMS

                             Defined Term                               Page No.
                             ------------                               --------
Acquisition Proposal...................................................    56
Amended Agreements.....................................................    36
Ancillary Rights.......................................................    42
Antitrust Division.....................................................    40
Appraisal Shares.......................................................    46
Average Mattel Price...................................................    17
broker non-votes.......................................................    18
Call Rights............................................................    43
Canadian Tax Act.......................................................    42
Case I.................................................................    33
Case II................................................................    33
Certificate............................................................    52
Change in Control Event................................................    62
Code...................................................................    36
Combined Company.......................................................    25
Consumer Products Group................................................    33
Consumer Software Group................................................    33
Continuation Period....................................................    37
Controlled Entity......................................................    76
DGCL...................................................................    45
EBIT...................................................................    29
EBITDA.................................................................    33
Effective Time.........................................................    36
Employment Period......................................................    36
EPS....................................................................    29
Exchange Act...........................................................    44
Exchange Agent.........................................................    51
Exchange Ratio.........................................................    17
Exchange Rights........................................................    39
Exchangeable Shares....................................................    17
Executives.............................................................    36
Expected Synergies.....................................................    31
FTC....................................................................    40
Goldman Sachs..........................................................    23
Gross Up Payment.......................................................    36
HSR Act................................................................    40
IRS....................................................................    41
LTM....................................................................    29
Mattel.................................................................    17
Mattel Board...........................................................    17
Mattel Bylaws..........................................................    75
Mattel Certificate of Incorporation....................................    75
Mattel Common Stock....................................................    17
Mattel Preference Stock................................................    75
Mattel Preferred Stock.................................................    75
Mattel Record Date.....................................................    18
Mattel Right...........................................................    75
Mattel Series C Depositary Shares......................................    18
Mattel Series C Preferred Stock........................................    18

                             Defined Term                               Page No.
                             ------------                               --------
Mattel Special Meeting.................................................    17
Mattel Special Voting Share............................................    17
Merger.................................................................    17
Merger Agreement.......................................................    17
Merrill Lynch..........................................................    23
Merrill Lynch Opinion..................................................    30
New Rights.............................................................    43
New TLC Stock Rights...................................................    51
Notes..................................................................    49
NYSE...................................................................    17
Option.................................................................    61
Option Expiration Date.................................................    62
P/E....................................................................    29
Random Trading Days....................................................    17
Redemption Date........................................................    77
Rights Agreement.......................................................    75
S&P 500................................................................    28
SEC....................................................................    26
Securities Act.........................................................    44
Selected Companies.....................................................    28
Selected Consumer Products Transactions................................    34
Selected Consumer Software Transactions................................    33
Selected Stock-for-Stock Transactions..................................    32
Selected Transactions..................................................    29
Series E Preference Shares.............................................    75
Softkey................................................................    17
Softkey Holders........................................................    42
Softkey Right..........................................................    39
Stock Option Agreement.................................................    61
Support Agreement......................................................    39
Support Agreement Amending Agreement...................................    39
Synergies..............................................................    28
TLC....................................................................    17
TLC Affiliate Agreement................................................    44
TLC Board..............................................................    20
TLC Bylaws.............................................................    78
TLC Common Stock.......................................................    17
TLC Record Date........................................................    20
TLC Restricted Common Stock............................................    35
TLC Series A Preferred Stock...........................................    17
TLC Special Meeting....................................................    20
TLC Special Voting Stock...............................................    17
TLC Stock Rights.......................................................    51
Triggering Event.......................................................    61
Trustee................................................................    21
U.S. GAAP..............................................................    26
Voting and Exchange Trust Agreement....................................    38
Voting and Exchange Trust Supplement...................................    38

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                    Between

                                  MATTEL, INC.

                                      and

                           THE LEARNING COMPANY, INC.

                         Dated as of December 13, 1998

                               TABLE OF CONTENTS

 ARTICLE I. DEFINITIONS................................................    A-1

 ARTICLE II. THE MERGER................................................    A-8

      SECTION 2.1.  THE MERGER........................................     A-8

      SECTION 2.2.  CLOSING AND CLOSING DATE..........................     A-8

      SECTION 2.3.  EFFECTIVE TIME....................................     A-9

      SECTION 2.4.  EFFECTS OF THE MERGER.............................     A-9

      SECTION 2.5.  CERTIFICATE OF INCORPORATION; BYLAWS..............     A-9

      SECTION 2.6.  DIRECTORS AND OFFICERS............................     A-9

      SECTION 2.7.  CONVERSION OF SECURITIES..........................     A-9

      SECTION 2.8.  TREATMENT OF EMPLOYEE OPTIONS AND OTHER COMPANY
                    STOCK RIGHTS......................................    A-10

      SECTION 2.9.  TREATMENT OF EXCHANGEABLE SHARES..................    A-11

      SECTION 2.10. FRACTIONAL INTERESTS..............................    A-12

      SECTION 2.11. SURRENDER OF SHARES OF COMPANY COMMON STOCK; STOCK
                    TRANSFER BOOKS....................................    A-12

      SECTION 2.12. LOST, STOLEN OR DESTROYED CERTIFICATES............    A-14

      SECTION 2.13. TAX CONSEQUENCES..................................    A-14

      SECTION 2.14. WITHHOLDING RIGHTS................................    A-14

      SECTION 2.15. AFFILIATES........................................    A-14

 ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY............   A-15

      SECTION 3.1.  ORGANIZATION AND QUALIFICATION....................    A-15

      SECTION 3.2.  AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT...    A-15

      SECTION 3.3.  CAPITALIZATION....................................    A-15

      SECTION 3.4.  SUBSIDIARIES......................................    A-16

      SECTION 3.5.  OTHER INTERESTS...................................    A-16

      SECTION 3.6.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS........    A-17

      SECTION 3.7.  COMPLIANCE........................................    A-17

      SECTION 3.8.  SEC DOCUMENTS.....................................    A-17

      SECTION 3.9.  ABSENCE OF CERTAIN CHANGES........................    A-18

      SECTION 3.10. LITIGATION........................................    A-18

      SECTION 3.11. TAXES.............................................    A-18

      SECTION 3.12. EMPLOYEE BENEFIT PLANS............................    A-20

      SECTION 3.13. ASSETS............................................    A-20

      SECTION 3.14. CONTRACTS.........................................    A-21

      SECTION 3.15. LABOR RELATIONS...................................    A-22

      SECTION 3.16. INTELLECTUAL PROPERTY.............................    A-23

      SECTION 3.17. AFFILIATE TRANSACTIONS............................    A-23

      SECTION 3.18. ENVIRONMENTAL MATTERS.............................    A-24

      SECTION 3.19. JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION
                    STATEMENT...........................................  A-24

      SECTION 3.20. OPINION OF FINANCIAL ADVISOR........................  A-24

      SECTION 3.21. BROKERS.............................................  A-24

      SECTION 3.22. VOTE REQUIRED.......................................  A-25

      SECTION 3.23. ACCOUNTING AND TAX MATTERS..........................  A-25

      SECTION 3.24. NO OTHER AGREEMENTS TO SELL THE COMPANY OR ITS
                    ASSETS; NO EXISTING DISCUSSIONS.....................  A-25

      SECTION 3.25. INSURANCE...........................................  A-25

      SECTION 3.26. TAKEOVER PROVISIONS INAPPLICABLE....................  A-26

      SECTION 3.27. ACCOUNTS RECEIVABLE.................................  A-26

      SECTION 3.28. INVENTORY...........................................  A-26

      SECTION 3.29. PRODUCT LIABILITY...................................  A-26

      SECTION 3.30. STANDSTILL AGREEMENT................................  A-26

 ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ACQUIROR.................. A-26

      SECTION 4.1.  ORGANIZATION AND QUALIFICATION......................  A-26

      SECTION 4.2.  AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.....  A-27

      SECTION 4.3.  CAPITALIZATION......................................  A-27

      SECTION 4.4.  SUBSIDIARIES........................................  A-28

      SECTION 4.5.  OTHER INTERESTS.....................................  A-28

      SECTION 4.6.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........  A-28

      SECTION 4.7.  COMPLIANCE..........................................  A-29

      SECTION 4.8.  SEC DOCUMENTS.......................................  A-29

      SECTION 4.9.  ABSENCE OF CERTAIN CHANGES..........................  A-29

      SECTION 4.10. LITIGATION..........................................  A-30

      SECTION 4.11. TAXES...............................................  A-30

      SECTION 4.12. EMPLOYEE BENEFIT PLANS..............................  A-31

      SECTION 4.13. TITLE TO ASSETS.....................................  A-32

      SECTION 4.14. CONTRACTS...........................................  A-32

      SECTION 4.15. LABOR RELATIONS.....................................  A-32

      SECTION 4.16. INTELLECTUAL PROPERTY...............................  A-32

      SECTION 4.17. ENVIRONMENTAL MATTERS...............................  A-33

      SECTION 4.18. JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION
                    STATEMENT...........................................  A-33

      SECTION 4.19. OPINION OF FINANCIAL ADVISOR........................  A-33

      SECTION 4.20. OWNERSHIP OF COMPANY COMMON STOCK...................  A-33

      SECTION 4.21. BROKERS.............................................  A-34

      SECTION 4.22. VOTE REQUIRED.......................................  A-34

      SECTION 4.23. TAX AND ACCOUNTING MATTERS........................    A-34

      SECTION 4.24. RIGHTS PLAN.......................................    A-34

 ARTICLE V. CONDUCT OF BUSINESS PENDING THE MERGER.....................   A-34

      SECTION 5.1.  CONDUCT OF BUSINESS OF THE COMPANY PENDING THE
                    MERGER............................................    A-34

      SECTION 5.2.  CONDUCT OF BUSINESS OF ACQUIROR PENDING THE
                    MERGER............................................    A-37

 ARTICLE VI.ADDITIONAL AGREEMENTS......................................   A-37

      SECTION 6.1.  PREPARATION OF FORM S-4 AND THE PROXY STATEMENT;
                    STOCKHOLDER MEETING...............................    A-37

      SECTION 6.2.  COOPERATION; NOTICE; CURE.........................    A-38

      SECTION 6.3.  NO SOLICITATION...................................    A-39

      SECTION 6.4.  ACCESS TO INFORMATION.............................    A-40

      SECTION 6.5.  GOVERNMENTAL APPROVALS............................    A-40

      SECTION 6.6.  PUBLICITY.........................................    A-41

      SECTION 6.7.  INDEMNIFICATION...................................    A-41

      SECTION 6.8.  EMPLOYEE BENEFITS MATTERS.........................    A-42

      SECTION 6.9.  AFFILIATE AGREEMENTS..............................    A-43

      SECTION 6.10. POOLING ACCOUNTING................................    A-43

      SECTION 6.11. TAX TREATMENT OF REORGANIZATION...................    A-43

      SECTION 6.12. FURTHER ASSURANCES AND ACTIONS....................    A-43

      SECTION 6.13. STOCK EXCHANGE LISTING............................    A-44

      SECTION 6.14. LETTER OF THE COMPANY'S ACCOUNTANTS...............    A-44

      SECTION 6.15. LETTER OF ACQUIROR'S ACCOUNTANTS..................    A-44

 ARTICLE VII. CONDITIONS OF MERGER.....................................   A-44

      SECTION 7.1.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT
                    THE MERGER........................................    A-44

      SECTION 7.2.  CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT
                    THE MERGER........................................    A-45

      SECTION 7.3.  CONDITIONS TO OBLIGATIONS OF ACQUIROR TO EFFECT
                    THE MERGER........................................    A-45

 ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER.......................   A-46

      SECTION 8.1.  TERMINATION.......................................    A-46

      SECTION 8.2.  EFFECT OF TERMINATION.............................    A-47

      SECTION 8.3.  EXPENSES..........................................    A-48

      SECTION 8.4.  AMENDMENT.........................................    A-48

      SECTION 8.5.  WAIVER............................................    A-48

 ARTICLE IX. GENERAL PROVISIONS........................................   A-48

      SECTION 9.1.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                    AGREEMENTS........................................    A-48

      SECTION 9.2.  NOTICES...............................................  A-48

      SECTION 9.3.  SEVERABILITY..........................................  A-49

      SECTION 9.4.  ENTIRE AGREEMENT; ASSIGNMENT..........................  A-49

      SECTION 9.5.  PARTIES IN INTEREST...................................  A-49

      SECTION 9.6.  GOVERNING LAW.........................................  A-49

      SECTION 9.7.  HEADINGS..............................................  A-49

      SECTION 9.8.  SPECIFIC PERFORMANCE..................................  A-49

      SECTION 9.9.  ALTERNATIVE TRANSACTION STRUCTURE.....................  A-50

      SECTION 9.10. COUNTERPARTS..........................................  A-50

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of December 13, 1998 (the "Agreement"), between MATTEL, INC., a Delaware corporation ("Acquiror"), and THE LEARNING COMPANY, INC., a Delaware corporation (the "Company").

                                   RECITALS

  WHEREAS, the Boards of Directors of Acquiror and the Company have each approved the merger of the Company with and into Acquiror (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") upon the terms and subject to the conditions set forth herein;

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquiror's willingness to enter into this Agreement, Acquiror and the Company have entered into Stock Option Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "Stock Option Agreement"), pursuant to which the Company has granted to Acquiror an option to purchase shares of common stock of the Company under certain circumstances;

  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Acquiror's willingness to enter into this Agreement, certain stockholders of the Company have entered into Stockholder Support Agreements with Acquiror, dated as of the date of this Agreement, in the form attached hereto as Exhibit B (the "Stockholder Support Agreements"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of the Company beneficially owned by them in favor of approval and adoption of the Agreement and the Merger;

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, it is intended that, for accounting purposes, the Merger will be accounted for as a "pooling of interests" under GAAP and applicable rules and regulations of the SEC.

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror and the Company hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

  For purposes of this Agreement, the term:

  "Acquiror" shall have the meaning set forth in the Preamble.

  "Acquiror Board" shall have the meaning set forth in Section 2.8(a).

  "Acquiror Common Stock" shall mean the common stock, par value $1.00 per share, of Acquiror.

  "Acquiror Contract" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Acquiror or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which involves the payment or receipt of money in excess of $5,000,000 in any year.

  "Acquiror Employee Plans" shall mean all Employee Plans with respect to which Acquiror, any of its Subsidiaries or any ERISA Affiliates of Acquiror or any Subsidiary of Acquiror has or may have any liability (accrued, contingent or otherwise).

  "Acquiror Disclosure Schedule" shall have the meaning set forth in Article
IV.

  "Acquiror Intellectual Property Rights" shall have the meaning set forth in
Section 4.16(a).

  "Acquiror Option Plans" shall have the meaning set forth in Section 4.3(a).

  "Acquiror Options" shall have the meaning set forth in Section 4.3(a).

  "Acquiror Preferred Stock" shall have the meaning set forth in Section
4.3(a).

  "Acquiror Right" shall mean a Right (as defined in the Acquiror Rights Agreement).

  "Acquiror Rights Agreement" shall mean the Rights Agreement, dated as of February 7, 1992, between Acquiror and The First National Bank of Boston, as Rights Agent.

  "Acquiror SEC Reports" shall have the meaning set forth in Section 4.8(a).

  "Acquiror Series E Preference Stock" shall have the meaning set forth in
Section 4.3(a).

  "Acquiror Special Voting Share" shall mean the one share of a class or series of capital stock of Acquiror, to be issued by Acquiror to, and deposited with, the trustee under the Old Voting and Exchange Trust Agreement, and to entitle the holder of record thereof to a number of votes at meetings of holders of shares of Acquiror Common Stock equal to the number of shares of Acquiror Common Stock into which the Exchangeable Shares outstanding from time to time after the Effective Time (other than Exchangeable Shares held by Acquiror, its Subsidiaries and Affiliates) are exchangeable, and to have substantially the rights, privileges, restrictions and conditions to be described in the Old Voting and Exchange Trust Agreement.

  "Acquiror Stockholder Approval" shall have the meaning set forth in Section 4.22.

  "Acquiror Stockholder Meeting" shall have the meaning set forth in Section
3.19.

  "Acquisition Proposal" shall have the meaning set forth in Section 6.3(b).

  "Acquisition Transaction" shall have the meaning set forth in Section
6.3(b).

  "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other Person.

  "Additional Termination Fee" shall have the meaning set forth in Section
8.2(b).

  "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

  "Affiliate Agreement" shall have the meaning set forth in Section 2.15.

  "Agreement" shall have the meaning set forth in the Preamble.

  "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned, leased or licensed by such Person or any of its Subsidiaries.

  "Average Acquiror Price" shall mean the average of the closing prices of the Acquiror Common Stock on the NYSE as reported on the NYSE Composite Transaction Tape for the Random Trading Days. "Random Trading Days" means the ten trading days selected by lot out of the twenty trading days ending on and including the fifth trading day preceding the Effective Time. The Random Trading Days shall be selected by lot by designated representatives of Acquiror and the Company at 5:00 p.m. New York City time on the second trading day preceding the Effective Time.

  "Benefit Arrangement" shall mean, with respect to any Person, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c) (9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation other than Welfare Plan, Pension Plan or Multiemployer Plan, in each case with respect to which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

  "Blue Sky Laws" shall have the meaning set forth in Section 3.6(b).

  "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

  "Bylaws" shall have the meaning set forth in Section 2.5(b).

  "Canadian Sub" shall mean SoftKey Software Products Inc., a corporation governed by the Business Corporations Act (Ontario), all of the issued and outstanding shares of which, other than 5,205,191 Exchangeable Shares, are, as of the date hereof, owned, directly or indirectly, by the Company.

  "Canadian Sub Board" shall have the meaning set forth in Section 2.9(a).

  "Certificate of Incorporation" shall have the meaning set forth in Section 2.5(a).

  "Certificate of Merger" shall have the meaning set forth in Section 2.3.

  "Certificates" shall have the meaning set forth in Section 2.11(b).

  "Claims" shall have the meaning set forth in Section 4.12(d).

  "Closing" shall have the meaning set forth in Section 2.2.

  "Closing Date" shall have the meaning set forth in Section 2.2.

  "Code" shall have the meaning set forth in the Recitals.

  "Common Merger Consideration" shall have the meaning set forth in Section 2.7(a).

  "Company" shall have the meaning set forth in the Preamble.

  "Company Affiliate" shall have the meaning set forth in Section 6.9.

  "Company Board" shall have the meaning set forth in Section 2.8(a).

  "Company Common Stock" shall have the meaning set forth in Section 2.7(a).

  "Company Contract" shall have the meaning set forth in Section 3.14(a).

  "Company Disclosure Schedule" shall have the meaning set forth in Article
III.

  "Company Employee Plans" shall mean all Employee Plans with respect to which the Company, any of its Subsidiaries or any ERISA Affiliates of the Company or any Subsidiary of the Company has or may have any liability (accrued, contingent or otherwise).

  "Company Financial Advisor" shall have the meaning set forth in Section
3.20.

  "Company Insurance Policies" shall have the meaning set forth in Section
3.25.

  "Company Intellectual Property Rights" shall have the meaning set forth in
Section 3.16(a).

  "Company Leased Property" shall have the meaning set forth in Section
3.13(a).

  "Company Options" shall have the meaning set forth in Section 3.3(a).

  "Company Owned Property" shall have the meaning set forth in Section
3.13(a).

  "Company Preferred Stock" shall have the meaning set forth in Section
2.7(b).

  "Company Real Property" shall have the meaning set forth in Section 3.13(a).

  "Company SEC Reports" shall have the meaning set forth in Section 3.8(a).

  "Company Special Voting Stock" shall have the meaning set forth in Section 2.7(c).

  "Company Stock" shall have the meaning set forth in Section 2.11(a).

  "Company Stock Plans" shall mean the LTIP, the Non-Employee Director Plans, the Stock Option Plan, the Employee Stock Purchase Plan and any other stock option, performance unit or similar plan of the Company and its Subsidiaries provided, however, that "Company Stock Plans" shall not include the Stock Option Agreement.

  "Company Stock Rights" shall mean all stock options, restricted stock awards, performance awards, dividend equivalents, deferred stock, stock payments, stock appreciation rights and shares of capital stock granted, awarded, earned or purchased pursuant to any Company Stock Plan.

  "Company Stockholder Approval" shall have the meaning set forth in Section
3.22.

  "Company Stockholder Meeting" shall have the meaning set forth in Section
3.19.

  "Confidentiality Agreement" shall have the meaning set forth in Section 6.4.

  "Consents" shall have the meaning set forth in Section 7.3(e).

  "Contracts" shall have the meaning set forth in Section 3.14(a).

  "Current Premium" shall have the meaning set forth in Section 6.7(b).

  "DGCL" shall have the meaning set forth in the Recitals.

  "Effective Time" shall have the meaning set forth in Section 2.3.

  "Employee Benefits" shall have the meaning set forth in Section 6.8.

  "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

  "Employee Stock Purchase Plan" shall mean the Company's 1997 Employee Stock Purchase Plan.

  "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties, including, without limitation, Encumbrances that arise pursuant to Environmental Laws.

  "Environmental Laws" shall mean any foreign, federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the use, handling, transport, release or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; to health or safety in the workplace; and to the protection of the public's health and safety and the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable foreign, state and local laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of as "affiliated service group" with, such Person as defined in Section 414(b), (c), (m) or (o) of the Code.

  "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "Exchange Agent" shall have the meaning set forth in Section 2.11(a).

  "Exchange Ratio" shall have the meaning set forth in Section 2.7(a).

  "Exchangeable Shares" shall mean the Exchangeable Non-Voting Shares in the capital of Canadian Sub.

  "Fees and Expenses" shall have the meaning set forth in Section 8.2(c).

  "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned, leased or licensed by such Person and located in, at or upon the facilities of such Person.

  "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

  "Governmental Approvals" shall have the meaning set forth in Section 6.5(a).

  "Governmental Entities" shall mean all courts, administrative agencies, commissions or other governmental authorities, bodies or instrumentalities, federal, state, local, domestic or foreign.

  "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as or has the potential to be hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in

CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons ("CFCs"); and radon.

  "HSR Act" shall have the meaning set forth in Section 3.6(b).

  "Indemnified Parties" shall have the meaning set forth in Section 6.7(a).

  "Initial Termination Fee" shall have the meaning set forth in Section
8.2(b).

  "Joint Proxy Statement/Prospectus" shall have the meaning set forth in
Section 3.19.

  "Lease and Operational Documents" shall have the meaning set forth in
Section 3.13(c).

  "LTIP" shall mean the Company's Long-Term Equity Incentive Plan, restated as of August 31, 1998.

  "Material Adverse Effect" shall mean, with respect to either of the Company or Acquiror, as the context requires, a material adverse change in, or effect on, the business, results of operations or financial condition of such Person and its Subsidiaries taken as a whole or any change which materially impairs or materially delays the ability of such Person to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect: (i) with respect to the Company, a failure by the Company to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, or, in the case of the Acquiror, a failure by the Acquiror to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, (ii) in the case of the Company, conditions affecting the educational and/or productivity software industries as a whole, or, in the case of the Acquiror, conditions affecting the toy and edutainment industries as whole, (iii) any effect arising primarily out of or resulting primarily from actions contemplated by the parties in connections with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby.

  "Material Intellectual Property Rights" shall have the meaning set forth in
Section 3.16(c).

  "Material Licenses" shall have the meaning set forth in Section 3.16(b).

  "Merger" shall have the meaning set forth in the Recitals.

  "Merger Consideration" shall have the meaning set forth in Section 2.11(a).

  "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, under which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

  "New Stock Rights" shall have the meaning set forth in Section 2.8(a).

  "Non-Employee Director Plans" shall mean the Company's 1994 Non-Employee Director Stock Option Plan, as amended and restated effective February 5, 1996 and the Company's 1996 Non-Employee Director Stock Option Plan.

  "Notifying Party" shall have the meaning set forth in Section 6.5(a).

  "NYSE" shall mean the New York Stock Exchange.

  "Old Support Agreement" shall mean that certain support agreement made as of February 4, 1994 between the Company (under its previous name, "SoftKey International, Inc.") and Canadian Sub.

  "Old Voting and Exchange Trust Agreement" shall mean that certain voting and exchange trust agreement made as of February 4, 1994 between the Company (under its previous corporate name, "SoftKey International, Inc."), Canadian Sub and CIBC Mellon Trust Company (under its previous corporate name, "The R-M Trust Company").

  "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) which such Person contributed to or was required to contribute to, or under which such Person or any ERISA Affiliate has or may have any liability (accrued, contingent or otherwise).

  "Permitted Encumbrances" shall mean any Encumbrances resulting from (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with GAAP; (ii) all cashiers', landlords', workers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business; (iii) all laws and governmental rules, regulations, ordinances and restrictions; (iv) all leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports or other documents or writing delivered or made available for inspection to any Person prior to the date hereof or included in the Public Records; and (vi) all other liens and mortgages, covenants, imperfections in title, charges, easements, restrictions and other Encumbrances which, in the case of any such Encumbrances pursuant to clause (i) through (vi), do not materially detract from or materially interfere with the present use of the asset subject thereto or affected thereby.

  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

  "Preferred Merger Consideration" shall have the meaning set forth in Section 2.7(b).

  "Proceeding" shall have the meaning set forth in Section 6.7(a).

  "Registration Statement" shall have the meaning set forth in Section 3.19.

  "Representative" shall have the meaning set forth in Section 6.3(b).

  "Rule 145" shall have the meaning set forth in Section 6.9.

  "SEC" shall mean the Securities Exchange Commission.

  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "Special Voting Stock Merger Consideration" shall have the meaning set forth in Section 2.7(c).

  "Stock Option Agreement" shall have the meaning set forth in the Recitals.

  "Stock Option Plan" shall mean the Company's 1996 Stock Option Plan, restated as of March 5, 1998.

  "Stockholder Support Agreement" shall have the meaning set forth in the Recitals.

  "Subsidiary" shall mean, with respect to any Person, any corporation, entity or other organization, whether incorporated or unincorporated, of which (i) such Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; or (ii) such Person is a general partner, manager or managing member.

  "Superior Proposal" shall have the meaning set forth in Section 6.3(b).

  "Support Agreement Amendment" shall mean an agreement to be made as of the Effective Time between Acquiror, the Company and Canadian Sub, as required by
Section 2.9 thereof, for the purpose of amending the Old Support Agreement, and providing for, among other things, the Merger.

  "Surviving Corporation" shall have the meaning set forth in Section 2.1.

  "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto whether disputed or not.

  "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

  "Termination Time" shall have the meaning set forth in Section 8.1(b).

  "Third Party" shall have the meaning set forth in Section 6.3(b).

  "Voting and Exchange Trust Supplement" shall mean an agreement to be made as of the Effective Time between Acquiror, the Company, Canadian Sub and a trustee for the holders of the Exchangeable Shares, to the extent required by
Section 11.1 and Section 12.4 of the Old Voting and Exchange Trust Agreement, providing for the assumption by Acquiror of the obligations of the Company under the Old Voting and Exchange Trust Agreement and the other matters specified therein.

  "Voting Debt" shall have the meaning set forth in Section 3.3(b).

  "Welfare Plan" shall mean, with respect to any Person, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA under which such Person has or may have any liability (accrued, contingent or otherwise).

                                  ARTICLE II.

                                  THE MERGER

  SECTION 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, the Company shall be merged with and into Acquiror. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the DGCL. The name of Acquiror, as the Surviving Corporation, shall remain "Mattel, Inc."

  SECTION 2.2. Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, the closing (the "Closing") of the Merger shall take place (a) at 9:00 a.m., New York City time, on the second Business Day after all of the conditions to the respective obligations of the parties set forth in Article VII hereof shall have been satisfied or waived or (b) at such other time and date as Acquiror and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Latham & Watkins located at 633 West Fifth Street, Sixth Floor, Los Angeles, California 90071. At the Closing the documents, certificates, opinions and instruments referred to in Article VII shall be executed and delivered.

  SECTION 2.3. Effective Time. The parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") on the Closing Date with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time or date after such filing as may be specified in the Certificate of Merger being the "Effective Time").

  SECTION 2.4. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Acquiror shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror shall become the debts, liabilities and duties of the Surviving Corporation.

  SECTION 2.5. Certificate of Incorporation; Bylaws.

    (a) At the Effective Time and without any further action on the part of the Company and Acquiror, the Certificate of Incorporation (the
  "Certificate of Incorporation") of Acquiror shall be the Certificate of Incorporation of the Surviving Corporation.

    (b) At the Effective Time and without any further action on the part of the Company and Acquiror, the bylaws (the "Bylaws") of Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended as provided for therein and under the DGCL.

  SECTION 2.6. Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

  SECTION 2.7. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holders of any of the following securities:

    (a) Subject to Section 2.10, each share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.7(d) hereof) shall be changed and converted into and represent the right to receive a number (rounded to the nearest hundred thousandth of a share) (adjusted as set forth in subsection (f), the "Exchange Ratio") of fully paid and nonassessable shares of Acquiror Common Stock equal to the number determined by dividing $33.00 by the Average Acquiror Price; provided, however, that (i) if the number determined by dividing $33.00 by the Average Acquiror Price is less than or equal to 1.0, the Exchange Ratio shall be 1.0, and (ii) if the number determined by dividing $33.00 by the Average Acquiror Price is 1.2 or higher, the Exchange Ratio shall be 1.2 (the "Common Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Common Merger Consideration, (ii) any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.10 and (iii) any dividends and distributions in accordance with Section 2.11(e), in each case without interest.

    (b) Subject to Section 2.10, each share of Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Preferred Stock to be canceled in accordance with Section 2.7(d) hereof) shall be changed and converted into and represent the right to receive a number of fully paid and nonassessable shares of Acquiror Common Stock equal to the product of
  (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock immediately prior to the Effective Time (the "Preferred Merger Consideration"). As of the Effective Time, all such shares of Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Preferred Merger Consideration, (ii) any cash in lieu of fractional shares of Acquiror Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.10 and (iii) any dividends and distributions in accordance with Section 2.11(e), in each case without interest.

    (c) As of the Effective Time, each outstanding share of special voting stock, par value $1.00 per share, of the Company ("Company Special Voting Stock") shall be changed and converted into and represent the right to receive one Acquiror Special Voting Share (the "Special Voting Stock Merger Consideration"). As of the Effective Time, all such shares of Company Special Voting Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which, prior to the Effective Time, represented any such shares of Company Special Voting Stock shall cease to have any rights with respect thereto, except the right to receive the Special Voting Stock Merger Consideration.

    (d) Each share of Company Common Stock and Company Preferred Stock that is (i) held in the treasury of the Company or (ii) owned by Acquiror or any direct or indirect Subsidiary of Acquiror or the Company, in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

    (e) Each share of common, preferred or other capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger.

    (f) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Acquiror Common Stock occurring after the date hereof and prior to the Effective Time.

  SECTION 2.8. Treatment of Employee Options and Other Company Stock Rights.

    (a) Prior to the Effective Time, the Board of Directors of the Company (the "Company Board") (or, if appropriate, any Committee thereof) and the Board of Directors of Acquiror (the "Acquiror Board") shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time, all outstanding Company Stock Rights heretofore granted under the Company Stock Plans, whether vested or unvested, shall be assumed by Acquiror and converted automatically into options to purchase shares of Acquiror Common Stock (collectively, "New Stock Rights") in an amount and, if applicable, at an exercise price determined as provided below:

      (i) The number of shares of Acquiror Common Stock to be subject to the New Stock Rights shall be equal to the product of (x) the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original Company Stock Right multiplied by (y) the Exchange Ratio, provided that any fractional shares of Acquiror Common Stock resulting from such multiplication shall be rounded down to the nearest share.

      (ii) The exercise price per share of Acquiror Common Stock under the New Stock Right shall be equal to the exercise price per share of the Company Common Stock under the original Company Stock Right divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest tenth of a cent.

  The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be, and is intended to be, effected in a manner which is consistent with
  Section 424(a) of the Code. Subject to Sections 2.8(b) and 2.8(c), after the Effective Time, each New Stock Right shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Right immediately prior to the Effective Time (except that with regard to such New Stock Right, any references to the Company shall be deemed, as appropriate, to include Acquiror), it being understood that the vesting of the Company Stock Rights shall accelerate in accordance with their respective terms, or the terms of separate agreements between the Company and the holders thereof, as a result of the Merger. Acquiror agrees that it shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of shares of Acquiror Common Stock sufficient for issuance upon exercise of New Stock Rights as contemplated by this Section 2.8. As soon as practicable after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Acquiror Common Stock subject to the Company Stock Rights assumed pursuant to this Section
  2.8 and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or statements (and maintain the current status of the prospectus or prospectuses contained therein) for as long as the New Stock Rights remain outstanding.

    (b) Prior to the Effective Time, the Company will take all actions necessary (i) to shorten the offering period under the Company's Employee Stock Purchase Plan in which the Effective Time occurs so that such offering period terminates on the day prior to the Effective Time and (ii) to terminate the Employee Stock Purchase Plan effective as of the Effective Time.

    (c) The Company will use its best efforts so that, as of the Effective Time, none of its Subsidiaries is or will be bound by any Company Stock Rights, other options, warrants, rights or agreements which would entitle any person, other than Acquiror or its affiliates, to own any capital stock of any of its Subsidiaries or to receive any payment in respect thereof.

  SECTION 2.9. Treatment of Exchangeable Shares.

    (a) Prior to the Effective Time, the Company Board, the Acquiror Board and the Board of Directors of Canadian Sub (the "Canadian Sub Board"), or any of their respective appropriate committees, shall adopt appropriate resolutions and, along with the Company, Acquiror and Canadian Sub, shall take all other actions required under the Old Support Agreement and the Old Voting and Exchange Trust Agreement to provide that at and after the Effective Time each outstanding Exchangeable Share shall thereafter be exchangeable for that number of shares of Acquiror Common Stock equal to the Exchange Ratio.

    (b) Without limiting the generality of Section 2.9(a), the parties agree as follows:

      (i) at or before the Effective Time, the Company and Canadian Sub (including its Board of Directors) shall comply with their respective obligations under the provisions attaching to the Exchangeable Shares, the Old Support Agreement and the Old Voting and Exchange Trust Agreement;

      (ii) at or before the Effective Time, Acquiror, the Company and Canadian Sub shall execute and deliver the Support Agreement Amendment and Acquiror, Canadian Sub, the Company and a trustee for the holders of the Exchangeable Shares shall execute and deliver the Voting and Exchange Trust Supplement;

      (iii) at or before the Effective Time, Acquiror shall have authorized the Acquiror Special Voting Share and at the Effective Time, Acquiror shall deliver to the trustee for the holders of the Exchangeable Shares a new certificate evidencing the Acquiror Special Voting Share, to the extent required by the Voting and Exchange Trust Supplement;

      (iv) at or before the Effective Time, Acquiror, Company and Canadian Sub shall take all such actions as may reasonably be required to permit the continued unrestricted tradeability in Canada of the Exchangeable Shares and the issuance and first resale in Canada and the United States of America of the shares of Acquiror Common Stock issued upon exchange of the Exchangeable Shares from time to time (but only to the extent that such unrestricted tradeability is available to holders of Exchangeable Shares in a particular jurisdiction on the date hereof), in each case without requiring the holder of the relevant share, in connection with any such trade or resale, to qualify with, file any document or take any proceeding with, or obtain any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian or United States federal, provincial, state or territorial securities or other laws or pursuant to the rules and regulations of any regulatory authority administering such laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Acquiror for purposes of Canadian federal, provincial or territorial securities laws). Without limiting the generality of the foregoing, such actions shall include the confirmation of the continued effectiveness, following the Merger, of all existing Canadian securities regulatory orders and rulings, or the granting of new such orders and rulings, respecting such unrestricted tradeability of the Exchangeable Shares and such unrestricted issuance and first resale of the shares of Acquiror Common Stock issuable upon exchange of the Exchangeable Shares from time to time, and respecting the satisfaction of Canadian Sub's Canadian securities law continuous and timely disclosure obligations through the filing and provision of information relating to Acquiror; and

      (v) at or before the Effective Time, Acquiror shall take all action necessary to authorize and reserve that number of shares of Acquiror Common Stock sufficient for issuance upon all exchanges of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Acquiror, its Subsidiaries and Affiliates) from time to time after the Effective Time.

    (c) Acquiror agrees that at the Effective Time, the holder(s) of each Exchangeable Share shall receive a number of Acquiror Rights equal to the number of shares of Acquiror Common Stock issuable upon exchange of such Exchangeable Share, or similar rights having economically equivalent value to such Acquiror Rights.

  SECTION 2.10. Fractional Interests. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued in connection with the Merger or any exchange of an Exchangeable Share at any time after the Effective Time, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Acquiror. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 2.7(a), Company Preferred Stock exchanged pursuant to
Section 2.7(b) or Exchangeable Shares exchanged pursuant to the provisions thereof who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all shares of Acquiror Common Stock to which such holder is entitled pursuant to Sections 2.7(a) and 2.7(b) and the provisions of the Exchangeable Shares) shall be entitled to receive cash (without interest) in an amount equal to the product of such fractional part of Acquiror Common Stock multiplied by the Average Acquiror Price.

  SECTION 2.11. Surrender of Shares of Company Common Stock; Stock Transfer
Books.

    (a) Prior to the Closing Date, Acquiror shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock and Company Preferred Stock (collectively, "Company Stock") in connection with the Merger (the "Exchange Agent") to receive the Common Merger Consideration and the Preferred Merger Consideration (collectively, the "Merger Consideration") to which holders of shares of Company Stock shall become entitled to receive pursuant to Sections 2.7(a) and (b) and Section 2.10. Prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Acquiror will make available to the Exchange Agent sufficient shares of Acquiror Common Stock to make all exchanges pursuant to Section 2.11(b). The Exchange Agent shall cause the shares of Acquiror Common Stock deposited by Acquiror to be (i) held for the benefit of the holders of the Company Stock and (ii) promptly applied to making the exchanges and payments provided for in Section 2.11(b). Such shares of Acquiror Common Stock shall not be used for any purpose that is not provided for herein.

    (b) Promptly after the Effective Time, Acquiror shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock (collectively, the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive pursuant to the provisions of Sections 2.7(a) and (b), (ii) cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.10, after giving effect to any required tax withholdings, and (iii) any dividends or distributions to which such holder is entitled pursuant to
  Section 2.11(e), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered and exchanged, each Certificate, subject to
  Section 2.7(d), shall represent solely the right to receive the consideration payable in respect thereto pursuant to Sections 2.7(a) and
  (b) and Section 2.10. If the exchange of certificates representing shares of Acquiror Common Stock is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such exchange shall have paid any transfer and other taxes required by reason of the exchange of certificates representing shares of Acquiror Common Stock to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

    (c) At any time after the one-year anniversary of the Effective Time, Acquiror shall be entitled to require the Exchange Agent to deliver to Acquiror all cash and any other instruments (including shares of Acquiror Common Stock) in its possession relating to the transactions contemplated by this Agreement which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates. Thereafter, each holder of a Certificate, subject to Section 2.7(d), may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the consideration payable in respect thereof pursuant to Sections 2.7(a) and (b) and Section 2.10, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under the DGCL. Notwithstanding the foregoing, none of Acquiror, the Surviving Corporation or the Exchange Agent shall be liable to any holder of a Certificate for shares of Acquiror Common Stock (and any cash payable in lieu of any fractional shares of Acquiror Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided for herein or by applicable law.

    (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of Acquiror Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock it is entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section
  2.10 until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, Acquiror shall cause to be paid to the person in whose name the certificates representing such shares of Acquiror Common Stock shall be issued, any dividends or distributions with respect to such shares of Acquiror Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends, distributions or cash in lieu of fractional interests be entitled to receive interest thereon.

    (f) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

  SECTION 2.12. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of any fractional shares of Acquiror Common Stock and dividends or distributions, if any, in respect thereof) as may be required pursuant to Sections 2.7(a) and (b); provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  SECTION 2.13. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

  SECTION 2.14. Withholding Rights. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates which prior to the Effective Time represented shares of Company Stock such amounts as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

  SECTION 2.15. Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Company Affiliate (as defined in Section 6.9) shall not be exchanged until the later of (i) the date Acquiror has received a signed agreement (an "Affiliate Agreement") from such Company Affiliate (the form of which is attached hereto as Exhibit C) as provided in
Section 6.9 or (ii) the date such shares of Acquiror Common Stock are transferable pursuant to the Affiliate Agreement regardless of whether such agreement was executed by the Company Affiliate.

                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Acquiror that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by the Company to Acquiror on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

  SECTION 3.1. Organization and Qualification. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted, except for any failure of any Subsidiaries to be in good standing that would not have a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has previously made available to Acquiror true and correct copies of (i) its certificate of incorporation and bylaws,
(ii) the charter and bylaws of SoftKey Holdings Corporation, SoftKey Software Products Inc. and SoftKey Products International Inc., and (iii) the charter documents and bylaws or other organizational documents of each of its non-corporate Subsidiaries and each of its non-wholly owned Subsidiaries, as currently in effect.

  SECTION 3.2. Authorization; Validity and Effect of Agreement. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and all other necessary corporate action on the part of the Company, other than the adoption and approval of this Agreement by the holders of the Company Common Stock, the Company Preferred Stock and the Company Special Voting Stock and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

  SECTION 3.3. Capitalization.

    (a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 750,000 shares have been designated as Company Preferred Stock, and (iii) one share of Company Special Voting Stock. The Special Voting Stock entitles the holder thereof to vote, together with the holders of Company Common Stock, on all matters submitted for the vote of the holders of Company Common Stock. The number of votes represented by the Special Voting Stock is equal to the number of outstanding Exchangeable Shares (other than Exchangeable Shares held by the Company, its Subsidiaries and its Affiliates). As of December 7, 1998, there were issued and outstanding (i) 87,073,106 shares of Company Common Stock, (ii) 750,000 shares of Company Preferred Stock, currently convertible into 15,000,000 shares of Company Common Stock, and (iii) 12,580,133 Exchangeable Shares (of which 7,374,942 are held directly or indirectly by the Company). Section 3.3(a) of the Company Disclosure Schedule sets forth the number of shares of capital stock of the Company (including Exchangeable Shares) held in treasury and the number of shares of Company Common Stock reserved for future issuance upon (i) exercise of any unexpired and unexercised outstanding option, whether or not vested or exercisable in accordance with its terms, to purchase shares of Company Common Stock ("Company Options") granted and outstanding as of the date hereof under any Company Stock Plans and (ii) exchange of the outstanding Exchangeable Shares. As of the date of this Agreement, the Company and its Subsidiaries have not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of the Company or any Subsidiary or the value of shares of Company Common Stock. Except as disclosed in Section 3.3(a) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 3.3(a) of the Company Disclosure Schedule, all such shares (other than directors' qualifying shares) are owned by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances or restrictions on transfer of any nature (other than restrictions imposed by law).

    (b) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule or as reserved for future grants of options under the Company Stock Plans as of the date hereof and for future exchanges of Exchangeable Shares, (i) there are no shares of capital stock of any class of, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of the Company to which the Company or any of its Subsidiaries is a party. All shares of Company Common Stock subject to issuance as specified in this Section 3.3(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

  SECTION 3.4. Subsidiaries. The only Subsidiaries of the Company are those set forth in Section 3.4 of the Company Disclosure Schedule. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

  SECTION 3.5. Other Interests. Except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than the Company's Subsidiaries).

  SECTION 3.6. No Conflict; Required Filings and Consents.

    (a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with the Company's certificate of incorporation or bylaws or the comparable charter or organizational documents of any of its material Subsidiaries;
  (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any properties, assets or business of the Company or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract (including, without limitation, Company Contracts), instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for the filing of the Certificate of Merger pursuant to the DGCL, (iv) for other governmental approvals and filings required under the applicable laws of any foreign jurisdiction, and (v) with respect to matters set forth in Sections 3.6(a) or 3.6(b) of the Company Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.7. Compliance. The Company and each of its Subsidiaries are in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries hold all permits, licenses and franchises from Governmental Entities required to conduct their respective businesses as they are now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.8.  SEC Documents.

    (a) The Company has filed and made available to Acquiror true and complete copies of each registration statement, proxy or information statement, form, report and other document required to be filed by the Company or any of its Subsidiaries with the SEC or any securities regulatory authority in Canada since January 1, 1995 (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act or any applicable Canadian law, rule or regulation, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has filed each registration statement, proxy or information statement, form, report and other documents required to be filed by the Company or any of its subsidiaries with any foreign governmental agency equivalent to, or of like purpose as, the SEC, except as would not have a Material Adverse Effect.

    (b) Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

    (c) Except as set forth in Section 3.8(c) of the Company Disclosure Schedule and except as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of October 3, 1998, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since October 3, 1998 and (iii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.9. Absence of Certain Changes. Except as set forth in Section 3.9 of the Company Disclosure Schedule or the Company SEC Reports, and except for the transactions expressly contemplated hereby, since October 3, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in the Company's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had or are reasonably likely to have a Material Adverse Effect. Except as set forth in Section 3.9 of the Company Disclosure Schedule, from October 3, 1998 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1 hereof.

  SECTION 3.10. Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedule and except as set forth in the Company SEC Reports, there is no Action instituted, pending or, to the knowledge of the Company, threatened, in each case against the Company or any of its Subsidiaries, which, individually or in the aggregate, directly or indirectly, could reasonably be expected to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against the Company or any of its Subsidiaries, or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency applicable to the Company or any of its Subsidiaries which has or could reasonably be expected to have, individually or in the aggregate, any Material Adverse Effect.

  SECTION 3.11. Taxes. Except as set forth in Section 3.11 of the Company Disclosure Schedule:

    (a) The Company and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all respects, except for any such filings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and (B) duly paid in full all

  Taxes, whether or not shown to be due on such Tax Returns, except for which the failure to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

    (b) No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction which is reasonably likely to have a Material Adverse Effect;

    (c) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (d) No federal income Tax Returns of the Company have ever been audited, and no federal or state, local or foreign audits or other administrative proceedings or court proceedings are presently being conducted with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor its Subsidiaries has received a written notice of any pending audits with respect to Taxes or Tax Returns of the Company, and neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (e) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted against the Company or any of its Subsidiaries any material deficiency or material claim for Taxes not reserved under the Company's most recent balance sheet as set forth in its most recent Quarterly Report on Form 10-Q;

    (f) There are no liens for Taxes upon any Assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings, except for liens which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and no written power of attorney that has been granted by the Company or its Subsidiaries (other than to the Company or a Subsidiary) currently is in force with respect to any matter relating to Taxes except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (g) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held by any of them, agreed to have Section 341(f)
  (2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) (4) of the Code) owned by the Company or any of its Subsidiaries;

    (h) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code;

    (i) None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section
  897(c)(1)(A)(ii) of the Code;

    (j) None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement; and

    (k) None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common Parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than such Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

  SECTION 3.12. Employee Benefit Plans.

    (a) Section 3.12 of the Company Disclosure Schedule contains a complete list of all Company Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States) as of the date hereof. To the extent in the Company's or its Subsidiaries' possession, true and complete copies or descriptions of the Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States), including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to Acquiror and its counsel.

    (b) Except as described in Section 3.12 of the Company Disclosure Schedule, each of the Company Employee Plans (other than any Multiemployer
  Plan) has been administered and is in material compliance with the terms of such Company Employee Plan and all applicable laws, rules and regulations.

    (c) No material "reportable event" (as such term is used in Section 4043 of ERISA) for which the notice requirements to the Pension Benefit Guaranty Corporation have not been waived, "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the Code) for which no exemption exists, or material "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code) has heretofore occurred with respect to any Pension Plan (other than any Multiemployer Plan) of the Company or its Subsidiaries.

    (d) There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Company Employee Plan that is pending or, to the Company's knowledge, threatened against the Company, any of its ERISA Affiliates, or any Company Employee Plan, other than routine claims for benefits or which are not reasonably likely to result in a material liability.

    (e) Except as set forth in Section 3.12 of the Company Disclosure Schedule, none of the Company, its Subsidiaries or ERISA Affiliates have incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied.

    (f) Except as set forth in Section 3.12 of the Company Disclosure Schedule, any termination of, or withdrawal from, any Pension Plans or Multiemployer Plan of the Company any Subsidiaries or any ERISA Affiliate, on or prior to the Closing Date, will not subject the Company to any liability under Title IV of ERISA.

    (g) Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any current or former employee of the Company or any of its Subsidiaries to benefits under any Company Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

    (h) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit material obligations for which material contributions have not been made or properly accrued and there are no unfunded material benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company.

  SECTION 3.13. Assets.

    (a) Section 3.13(a) of the Company Disclosure Schedule identifies all real property owned by the Company and its Subsidiaries (the "Company Owned Property") and all real property leased or operated by the Company and its Subsidiaries and providing for occupancy of more than 20,000 square feet (the "Company Leased Property" and, together with the Company Owned Property, the "Company Real Property").

    (b) The Company and its Subsidiaries have good and marketable fee simple title to the Company Owned Property, and a valid leasehold interest in the Company Leased Property, sufficient to allow each of the Company and its Subsidiaries to conduct, and to continue to conduct, its business as and where currently conducted, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Such title and leasehold interest is free and clear of any and all Encumbrances, except for the exceptions described in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.13(b) of the Company Disclosure Schedule and such other Encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect. Prior to the date hereof, the Company has delivered to Acquiror true and correct copies of all title reports and surveys for each parcel of Company Real Property.

    (c) True and correct copies of all of the principal documents under which the Company Owned Property and the Company Leased Property is leased or operated (the "Lease and Operational Documents") have been delivered or made available for review to Acquiror. The Lease and Operational Documents are unmodified and in full force and effect. None of the Company, its Subsidiaries or any other party is in material default under the Lease and Operational Documents, and, to the best knowledge of the Company, no defaults (whether or not subsequently cured) by the Company, its Subsidiaries or any other party have been alleged thereunder, except for such defaults that, individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (d) To the best knowledge of the Company, the Company and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as and where currently conducted. Such material tangible personal assets and properties are sufficiently free of Encumbrances to allow each of the Company and its Subsidiaries to conduct, and continue to conduct, its business as currently conducted and, to the best knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. There are no defects in the physical condition or operability of such material tangible personal assets and properties which would impair the use of such assets and properties as such assets and properties are currently used, except for such defects which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

  SECTION 3.14. Contracts.

    (a) Section 3.14(a) of the Company Disclosure Schedule contains a complete and accurate list of all contracts (written or oral), plans, undertakings, commitments or agreements ("Contracts") of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement:

      (i) (A) with respect to officers with annual base compensation equal to or in excess of $100,000: all employment contracts, severance, change in control or similar arrangements that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to the foregoing following either the consummation of the transactions contemplated hereby, termination of employment, or both and (B) all other contracts (that are not available to officers, directors, employees or agents generally) with any officer, director, employee or agent that provides for compensation based on operating results or other financial performance of the Company;

      (ii) contracts with labor unions;

      (iii) material exclusive distribution agreements not terminable by the Company without penalty upon 90 days or less notice;

      (iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $5,000,000;

      (v) Contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location which are not terminable by the Company without penalty upon 90 days or less notice;

      (vi) any material Contract with any federal, state or local government other than such Contracts relating to the sales of goods in the ordinary course of business;

      (vii) other than license agreements and distribution agreements, Contracts involving annual expenditures or liabilities in excess of $10,000,000 which are not terminable by the Company without penalty upon 90 days or less notice;

      (viii) the principal documents (excluding escrow agreements, affiliate agreements and other ancillary documents) relating to any merger, consolidation, business combination, share exchange, business acquisition, or for the purchase, acquisition, sale or disposition of any material assets of the Company or any of its Subsidiaries outside the ordinary course of business which (A) (1) involves consideration to any party in excess of $20,000,000, and (2) were entered into after January 1, 1995, or (B) under which the Company remains obligated to make "earnout" payments or other conditional payments of cash or stock based on the operating results or other financial performance of the Company or a portion of its business; and

      (ix) other than as set forth in Section 3.12 of the Company
    Disclosure Schedule, any other Contract to be performed after the date hereof which would be a material contract (as defined in Item 601(b)
    (10) of Regulation S-K of the SEC).

    True copies of the written Contracts identified in Section 3.14(a) of the Company Disclosure Schedule (collectively with the Material Licenses, the "Company Contracts") have been delivered or made available to Acquiror.

    (b) Except as disclosed in Schedule 3.14(a) of the Company Disclosure Schedule, as of the date of this Agreement, (i) each of the Company Contracts is valid and binding upon the Company or any of its Subsidiaries (and, to the Company's best knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) there is no material breach or violation of or default by the Company or any of its Subsidiaries under any of the Company Contracts, whether or not such breach, violation or default has been waived, and (iii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Company Contracts, which breach, violation or default referred to in clauses (ii) or (iii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (ii) or (iii), would be reasonably likely to have a Material Adverse Effect.

  SECTION 3.15. Labor Relations. Except as disclosed in Schedule 3.15 of the Company Disclosure Schedule or as would not be reasonably likely to have a Material Adverse Effect, (i) to the knowledge of the Company, there are no activities or proceedings of any labor union to organize any non-unionized employees; (ii) neither the Company nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or contract and there are no grievances outstanding against the Company or any of its Subsidiaries under any such agreement or contract; (iii) there are no unfair labor practice charges and/or complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of the Company or any of its Subsidiaries; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries are not parties to any collective bargaining agreements, except for collective bargaining agreements disclosed in Schedule
3.15 of the Company Disclosure Schedule. To the knowledge of the Company, there are no controversies pending or threatened between the Company or any of its Subsidiaries and any of their respective employees, except for such controversies that would not be reasonably likely to have a Material Adverse Effect.

  SECTION 3.16. Intellectual Property.

    (a) The Company and its Subsidiaries own, or are licensed or otherwise possess, legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, tangible or intangible proprietary information or material, waivers or licenses of publicity or privacy rights or any other third party licenses that are necessary to conduct the business of Company and its Subsidiaries as currently conducted, the absence of which would be reasonably likely to have a Material Adverse Effect (the "Company Intellectual Property Rights").

    (b) (i) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Company or any of its Subsidiaries is a party and pursuant to which Company or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets, likeness or other proprietary rights, including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries (collectively, "Licenses"), the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted to and enjoyed by the Company even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a Material Adverse Effect.

      (ii) Except as set forth in Section 3.16(b) (i) of the Company Disclosure Schedule, the execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any License the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted to and enjoyed by the Company even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a material adverse effect on any Company Material Product. "Company Material Product" means any product of the Company which accounted for more than $3,000,000 of revenues in the United States during the nine month fiscal period ending September 30, 1998.

      (iii) Schedule 3.16(b) (iii) sets forth each License relating to Company Material Products.

    (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries the loss or invalidity of which would cause a Material Adverse Effect or would have a material adverse effect on any Company Material Product ("Material Intellectual Property Rights"), are valid and subsisting. Section 3.16(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all registered copyrights, registered tradenames, patents, patent applications and the unregistered tradenames for the twenty-five highest revenue producing products included in the Material Intellectual Property Rights. Except as would not be reasonably expected to have a Material Adverse Effect, the Company (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of (w) infringement or violation of any patents, trademarks, service marks, copyrights, trade secrets, right of privacy or publicity or any other proprietary right of any third party or (x) libel or defamation; and
  (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes or violates any patent, trademark, service mark, copyright, trade secret, right of privacy or publicity, or other proprietary right of any third party.

  SECTION 3.17. Affiliate Transactions. Except as set forth in the Company SEC Reports and as set forth in Section 3.17 of the Company Disclosure Schedule, from January 1, 1998 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliates (other than wholly owned Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

  SECTION 3.18. Environmental Matters. Except as set forth in Section 3.18 of the Company Disclosure Schedule or the Company SEC Reports and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: the Company and each of its Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by the Company or its Subsidiaries; (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorization, and also are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws, or of any spill, release, event, incident, condition or action or failure to act which is reasonably likely to prevent continued compliance with such Environmental Laws, or which would give rise to any common law environmental liability or liability under Environmental Laws, or which would otherwise form the basis of any claim, action, suit or proceeding against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any Hazardous Material by any Person; and (iv) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by the Company or its Subsidiaries thereunder.

  SECTION 3.19. Joint Proxy Statement Prospectus; Registration Statement. None of the information supplied by the Company or its Subsidiaries to be included or incorporated by reference in the joint proxy statement/prospectus to be sent to the stockholders of Acquiror and the Company in connection with the meeting of the Company's stockholders (the "Company Stockholder Meeting") and the meeting of Acquiror's stockholders (the "Acquiror Stockholder Meeting") to consider the Agreement and the Merger (the "Joint Proxy Statement/Prospectus") or any amendment thereof or supplement thereto, will, on the date it becomes effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement, at the time of the Company Stockholder Meeting and the Acquiror Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; provided, however, that the Company makes no representations with respect to any information supplied or to be supplied by the Acquiror for inclusion or incorporation by reference from Acquiror SEC Filings in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto. None of the information supplied by the Company or its Subsidiaries to be included or incorporated by reference from Company SEC filings in the registration statement on Form S-4 pursuant to which shares of Acquiror Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), of which the Joint Proxy Statement/Prospectus will form a part, will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  SECTION 3.20. Opinion of Financial Advisor. The Company has received the written opinion of Merrill Lynch & Co., Inc. (the "Company Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio is fair to the holders of Company's Common Stock (including shares of Common Stock issued upon conversion of the Company's Preferred Stock) from a financial point of view. The Company has been authorized by the Company Financial Advisor to permit, subject to prior review and consent by such Company Financial Adviser, the inclusion of such opinion (or a reference thereto) in the Joint Proxy Statement/Prospectus.

  SECTION 3.21. Brokers. No broker, finder or investment banker (other than the Company Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Acquiror a complete and correct copy of all agreements between the Company and the Company Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

  SECTION 3.22. Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Company Common Stock, Company Preferred Stock and Company Special Voting Stock entitled to vote thereon, and voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and, if necessary for the consummation of the Merger, an amendment to the Company's Certificate of Incorporation; provided, however, that if an amendment to the certificate of designations relating to the Company Preferred Stock is required to consummate the Merger as contemplated in this Agreement, the approval (i) by the holders of 66 2/3% of the shares of Company Preferred Stock, voting as a single class, and (ii) the approval by a majority of the voting power represented by the outstanding shares of Company Common Stock, Company Preferred Stock and Company Special Voting Stock entitled to vote thereon, and voting as a single class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve such amendment to such certificate of designations ("Company Stockholder Approval"). No separate approval by the holders of the Exchangeable Shares is necessary to approve the Merger, this Agreement or any of the transactions contemplated hereby. The Company Board, at a meeting duly called and held, by unanimous vote of the directors present (i) determined that this Agreement and the Merger are fair to, and in the best interests of, the stockholders of the Company, (ii) approved this Agreement, the Merger, the Stock Option Agreement, the Stockholder Support Agreement and the Employment Agreements, (iii) declared advisable and resolved to recommend that the holders of the shares of the Company Stock approve this Agreement and the Merger, and (iv) adopted any necessary resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement. The Company hereby agrees to the inclusion in the Joint Proxy Statement/Prospectus of the recommendations of the Company Board described in this Section 3.22 (subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 6.3(d) ). The Board of Directors of Canadian Sub has determined, in accordance with the provisions of Section 2.7(b) of the Old Support Agreement, that the changes to the rights of the holders of Exchangeable Shares resulting from the Merger are economically equivalent to the changes to the rights of the holders of Company Common Stock resulting from the Merger.

  SECTION 3.23. Accounting and Tax Matters. To the Company's knowledge, neither the Company nor any of its Affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Acquiror or any of its Affiliates) would (i) prevent Acquiror from accounting for the business combination to be effected by the Merger as a "pooling of interests" under GAAP and the applicable rules and regulations of the SEC, or (ii) prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a) of the Code.

  SECTION 3.24. No Other Agreements to Sell the Company or Its Assets; No Existing Discussions. The Company has no legal obligation, absolute or contingent, to any other Person to sell any material portion of the assets of the Company, to sell any material portion of the capital stock or other ownership interests of the Company or any of its Subsidiaries, or to effect any merger, consolidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal or Acquisition Transaction.

  SECTION 3.25. Insurance. The Company has made available to Acquiror accurate and complete copies of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (collectively, "Company Insurance Policies"). All Company Insurance policies are with reputable insurance carries, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and substantially equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

  SECTION 3.26. Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Effective Time, the restrictions of Section 203 of the DGCL are, and shall be, inapplicable to the Merger, this Agreement, the Stock Option Agreement, the Stockholder Support Agreement and the transactions contemplated by this Agreement.

  SECTION 3.27. Accounts Receivable. To the Company's knowledge, as of the date hereof, the accounts receivable of the Company and its Subsidiaries as reflected in the most recent financial statements contained in the Company SEC Reports, to the extent uncollected on the date hereof, and the accounts receivable reflected the books of the Company and its Subsidiaries as of the date hereof are valid and existing and represent monies due, and the Company as of the date hereof, has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights or setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

  SECTION 3.28. Inventory. To the Company's knowledge, as of the date hereof, the inventories of the Company and its Subsidiaries as reflected in the most recent financial statements contained in the Company SEC Reports, except for normal year-end adjustments made in accordance with GAAP applied consistently with prior periods, (i) are carried as provided in the Company SEC Reports not in excess of the lower of cost or net realizable value and (ii) do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of the Company and its Subsidiaries as heretofore conducted, in each case net of reserves provided therefor, except in the cases of clauses (i) and (ii) as would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 3.29. Product Liability. The Company is not aware of any claim against the Company or any of its Subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its Subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which could, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries have, and at the Effective Time will have, full and adequate insurance coverage for potential product liability claims against it.

  SECTION 3.30. Standstill Agreement. Except as set forth in Section 3.30 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any material standstill agreement.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

  Acquiror represents and warrants to the Company that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedule delivered by the Acquiror to the Company on or before the date of this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

  SECTION 4.1. Organization and Qualification. Acquiror is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own and operate its businesses as presently conducted, except for any failure of any Subsidiaries to be in good standing that would not have a Material Adverse Effect. Acquiror is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures of Acquiror to be so qualified as would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror has previously made available to the Company true and correct copies of the certificate of incorporation and bylaws of Acquiror, as currently in effect.

  SECTION 4.2. Authorization; Validity and Effect of Agreement. Acquiror has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the performance by Acquiror of its obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by the Acquiror Board and, other than the adoption and approval of this Agreement by the holders of the Acquiror Common Stock and Acquiror Preferred Stock, voting together as a single class, no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquiror and constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

  SECTION 4.3. Capitalization.

    (a) The authorized capital stock of Acquiror consists of (i) 1,000,000,000 shares of Acquiror Common Stock, (ii) 3,000,000 shares of Preferred Stock, par value $1.00 per share, of which 772,800 shares have been designated as Series C Mandatorily Convertible Redeemable Preferred Stock ("Acquiror Preferred Stock") and (iii) 20,000,000 shares of Preference Stock, par value $.01 per share, of which 2,000,000 shares have been designated as Series E Junior Participating Preference Stock ("Acquiror Series E Preference Stock"). As of December 8, 1998, (i) 286,283,375 shares of Acquiror Common Stock, (ii) 771,920 shares of Acquiror Preferred Stock (which are represented by 19,298,000 Series C Depositary Shares, each representing one twenty-fifth of a share of Acquiror Preferred Stock) and (iii) no shares of Acquiror Series E Preference Stock, were issued and outstanding. As of the date hereof, 14,098,106 shares of Acquiror Common Stock are held in the Acquiror treasury. Schedule 4.3(a) of the Acquiror Disclosure Schedule sets forth the number of shares of Acquiror Common Stock reserved for future issuance upon exercise of any unexpired and unexercised outstanding option, whether or not vested or exercisable in accordance with its terms, to purchase shares of Acquiror Common Stock ("Acquiror Options") granted and outstanding as of the date hereof under any Acquiror stock option plan (the "Acquiror Option Plans"). As of the date of this Agreement, Acquiror has not granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of Acquiror or the value of shares of Acquiror Common Stock. Except as disclosed in
  Schedule 4.3(a) of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock or ownership interests of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Acquiror's domestic Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Schedule 4.3(a) of the Acquiror Disclosure Schedule, all such shares (other than director's qualify shares and similar shares in the case of foreign Subsidiaries) are owned by the Acquiror or another Subsidiary of Acquiror free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Acquiror's voting rights, charges or other encumbrances or restrictions on transfer of any nature (other than restrictions imposed by law).

    (b) There is no Voting Debt of Acquiror or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 4.3(b) of the Acquiror Disclosure Schedule or as reserved for future grants of options under the Acquiror Stock Plans as of the date hereof, (i) there are no shares of capital stock of any class of, or any security exchangeable into or exercisable for such capital stock, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Acquiror or any of its Subsidiaries is a party (or by which it is bound) obligating Acquiror or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests (including Voting Debt) of Acquiror or any of its Subsidiaries or obligating Acquiror or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Acquiror to which Acquiror or any of its Subsidiaries is a party. All shares of Acquiror Common Stock subject to issuance as specified in this Section 4.3(b) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

  SECTION 4.4. Subsidiaries. The only Subsidiaries of Acquiror are those set forth in Section 4.4 of the Acquiror Disclosure Schedule. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any domestic Subsidiary of Acquiror or which would require any domestic Subsidiary of Acquiror to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

  SECTION 4.5. Other Interests. Except as set forth in Schedule 4.5 of the Acquiror Disclosure Schedule, neither Acquiror nor any of Acquiror's Subsidiaries owns, directly or indirectly, any material interest or investment in the equity or debt for borrowed money of any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Acquiror's Subsidiaries).

  SECTION 4.6. No Conflict; Required Filings and Consents.

    (a) Except as set forth in Section 4.6 of the Acquiror Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by Acquiror of Acquiror's obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with Acquiror's certificate of incorporation or bylaws or the comparable charter or organizational documents of any of its material Subsidiaries;
  (ii) assuming satisfaction of the requirements set forth in Section 4.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Acquiror or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Acquiror or any of its Subsidiaries under, or result in the creation of imposition of any lien upon any properties, assets or business of Acquiror or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract (including, without limitation, Parent Contracts), instrument or other agreement or commitment or any order, judgment or decree to which Acquiror or any of its Subsidiaries is a party or by which Acquiror or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require Acquiror or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (b) Except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (ii) for the pre-merger notification requirements of the HSR Act, (iii) for the filing of the Certificate of Merger pursuant to the DGCL, (iv) for other governmental approvals and filings required under the applicable laws of any foreign jurisdiction, and (v) with respect to matters set forth in Section 4.6(a) or 4.6(b) of the Acquiror Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person or entity is required to be made or obtained by Acquiror in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 4.7. Compliance. Acquiror and each of its Subsidiaries are in compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Acquiror, neither Acquiror nor any of its Subsidiaries has received any notice asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which notice has not been resolved as required thereby or otherwise to the satisfaction of the party sending the notice, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and its Subsidiaries hold all permits, licenses and franchises from governmental agencies required to conduct their respective businesses as they are now being conducted, except for such failures to have such permits, licenses and franchises that would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 4.8. SEC Documents.

    (a) Acquiror has filed and made available to the Company true and complete copies of each registration statement, proxy or information statement, form, report and other documents required to be filed by it with the SEC since January 1, 1995 (collectively, the "Acquiror SEC Reports"). As of their respective dates, the Acquiror SEC Reports (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated balance sheets included in or incorporated by reference into Acquiror SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Acquiror and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of Acquiror included in or incorporated by reference into Acquiror SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

    (c) Except as set forth in Section 4.8(c) of the Acquiror Disclosure Schedule and except as set forth in the Acquiror SEC Reports, neither Acquiror nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Acquiror as of September 30, 1998, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since September 30, 1998, and (iii) liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

  SECTION 4.9. Absence of Certain Changes. Except as set forth in Section 4.9 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports, and except for the transactions expressly contemplated hereby, since September 30, 1998, Acquiror and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and there has not been any change in Acquiror's business, operations, condition (financial or otherwise), results of operations, assets or liabilities, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had or are reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.9 of the Acquiror Disclosure Schedule, from September 30, 1998 through the date of this Agreement, neither Acquiror nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

  SECTION 4.10. Litigation. Except as set forth in Section 4.10 of the Acquiror Disclosure Schedule or in the Acquiror SEC Reports there is no Action instituted, pending or, to the knowledge of Acquiror, threatened, in each case against Acquiror or any of its Subsidiaries, which, individually or in the aggregate, directly or indirectly, could reasonably be expected to have a Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Acquiror or any of its Subsidiaries, or any statute, rule or order of any domestic or foreign court, governmental department, commission or agency applicable to Acquiror or any of its Subsidiaries which has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

  SECTION 4.11. Taxes. Except as set forth in Section 4.11 of the Acquiror Disclosure Schedule:

    (a) Acquiror and its Subsidiaries have (A) duly filed (or there have been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them and such Tax Returns are true, correct and complete in all respects, except for any such filings which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and (B) duly paid in full all Taxes, whether or not shown to be due on such Tax Returns, except for which the failure to pay would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

    (b) No claim has ever been made by an authority in a jurisdiction where any of Acquiror and its non-foreign Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction which is reasonably likely to have a Material Adverse Effect;

    (c) Each of Acquiror and its non-foreign Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (d) All federal income Tax Returns of Acquiror and its non-foreign Subsidiaries for periods through the taxable year ended in 1991 have been audited, and no federal or state, local or foreign audits or other administrative proceedings or court proceedings are presently being conducted with regard to any Taxes or Tax Returns of Acquiror or its Subsidiaries and neither Acquiror nor its Subsidiaries has received a written notice of any pending audits with respect to Taxes or Tax Returns of Acquiror, and neither Acquiror nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (e) Neither the Internal Revenue Service nor any other taxing authority (whether domestic or foreign) has asserted against Acquiror or any of its Subsidiaries any material deficiency or material claim for Taxes not reserved for on the most recent balance sheet of the Acquiror as set forth in its most recent Quarterly Report on Form 10-Q;

    (f) There are no liens for Taxes upon any Assets of Acquiror or any Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings, except for liens which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and no written power of attorney that has been granted by Acquiror or its Subsidiaries (other than to Acquiror or a Subsidiary) currently is in force with respect to any material matter relating to Taxes except with respect to Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

    (g) Neither Acquiror nor any of its Subsidiaries has, with regard to any assets or property held by any of them, agreed to have Section 341(f) (2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) (4) of the Code) owned by Acquiror or any of its Subsidiaries;

    (h) None of Acquiror and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code;

    (i) None of Acquiror and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c) (2) of the Code during the applicable period specified in Section 897(c) (1) (A)
  (ii) of the Code;

    (j) None of Acquiror and its Subsidiaries is a party to any Tax allocation or sharing agreement; and

    (k) None of Acquiror and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Acquiror) or (B) has any Liability for the Taxes of any Person (other than any of Acquiror and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than such Taxes which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

  SECTION 4.12. Employee Benefit Plans.

    (a) Section 4.12 of the Acquiror Disclosure Schedule contains a complete list of all Acquiror Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States) as of the date hereof. To the extent in the Acquiror's or its Subsidiaries' possession, true and complete copies or descriptions of the Acquiror Pension Plans, Welfare Plans and material Benefit Arrangements (other than those maintained outside the United States), including, without limitation, trust instruments, if any, that form a part thereof, and all amendments thereto have been furnished or made available to the Company and its counsel.

    (b) Except as described in Section 4.12 of the Acquiror Disclosure Schedule, each of the Acquiror Employee Plans (other than any Multiemployer
  Plan) has been administered and is in compliance with the terms of such Acquiror Employee Plan and all applicable laws, rules and regulations except for noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (c) No "reportable event" (as such term is used in section 4043 of ERISA) for which the notice requirements to the Pension Benefit Guaranty Corporation have not been waived, "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) for which no exemption exists, or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Pension Plan (other than any Multiemployer Plan) of Acquiror or any of its Subsidiaries except for such events which, individually or in the aggregate, are not reasonably like to have a Material Adverse Effect.

    (d) There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Acquiror Employee Plan that is pending or, to Acquiror's knowledge, threatened against Acquiror, any of its ERISA Affiliates, or any Acquiror Employee Plans (collectively, "Claims"), other than routine claims for benefits or Claims which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

    (e) Except as set forth in Section 4.12 of the Acquiror Disclosure Schedule, Acquiror has not incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA which remains unsatisfied, except for such liabilities as would not, individually or in the aggregate, have a Material Adverse Effect.

    (f) With respect to the Acquiror Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Acquiror, except for obligations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Acquiror.

  SECTION 4.13. Title to Assets. The Assets of Acquiror and its Subsidiaries, taken as a whole, are sufficient to permit Acquiror and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as would not have a Material Adverse Effect. All of the material Assets owned by Acquiror are owned free and clear of all Encumbrances, except as described in Section 4.13 of the Acquiror Disclosure Schedule or Permitted Encumbrances or when the failure to have such ownership would not have a Material Adverse Effect.

  SECTION 4.14. Contracts. Each Acquiror Contract is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a Material Adverse Effect, and there are no material defaults thereunder by Acquiror or its Subsidiaries or, to the best knowledge of Acquiror, by any other party thereto which could reasonably be expected to have a Material Adverse Effect.

  SECTION 4.15. Labor Relations. Except as set forth on Section 4.15 of the Acquiror Disclosure Schedule, there is no labor strike, slowdown or work stoppage or lockout against Acquiror or any of its Subsidiaries, there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board which if decided adversely could reasonably be expected to have a Material Adverse Effect on Acquiror and its Subsidiaries, taken as a whole, and there is no representation claim or petition pending before the National Labor Relations Board and no question concerning representation exists with respect to the employees of Acquiror or its Subsidiaries.

  SECTION 4.16. Intellectual Property.

    (a) Acquiror and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, tangible or intangible proprietary information or material, waivers or licenses of publicity or privacy rights or any other third party licenses that are necessary to conduct the business of Acquiror and its Subsidiaries as currently conducted, the absence of which would be reasonably likely to have a Material Adverse Effect (the "Acquiror Intellectual Property Rights").

    (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Acquiror Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Acquiror or any of its Subsidiaries is a party and pursuant to which Acquiror or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets, likeness or other proprietary rights, including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Acquiror or any of its Subsidiaries, the termination, modification (including without limitation any modification to the scope of any license from the scope as currently granted by Acquiror even if such modification is contemplated by the agreement) or breach of which would be reasonably likely to have a Material Adverse Effect.

    (c) All patents, registered trademarks, service marks and copyrights which are held by Acquiror or any of its Subsidiaries the loss or invalidity of which would cause a Material Adverse Effect, are valid and subsisting. Except as would not be reasonably expected to have a Material Adverse Effect, Acquiror (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of (w) infringement or violation of any patents, trademarks, service marks, copyrights, trade secrets, right of privacy or publicity or any other proprietary right of any third party or (x) libel or defamation; and
  (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes or violates any patent, trademark, service mark, copyright, trade secret, right of privacy or publicity, or other proprietary right of any third party.

  SECTION 4.17. Environmental Matters. Except as set forth in Section 4.17 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, Acquiror and each of its Subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by Acquiror or its Subsidiaries; (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorization, and also are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws; (iii) have not received notice of any past or present violations of Environmental Laws, or of any spill, release, event, incident, condition, action or failure to act which is reasonably likely to prevent continued compliance with such Environmental Laws, or which would give rise to any common law environmental liability or liability under Environmental Laws, or which would otherwise form the basis of any claims, action, suit or proceeding against Acquiror or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any Hazardous Material by any Person; and (iv) have taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by Acquiror or its Subsidiaries thereunder.

  SECTION 4.18. Joint Proxy Statement Prospectus; Registration Statement. None of the information supplied by Acquiror to be included or incorporated by reference in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date it became effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto to the stockholders of Acquiror or the Company, at the time of the Acquiror Stockholder Meeting and the Company Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; provided, however, that Acquiror makes no representation with respect to any information supplied or to be supplied by the Company for inclusion or incorporated by reference from Company SEC filings in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto. None of the information supplied by Acquiror to be included or incorporated by reference from Acquiror SEC filings in the Registration Statement will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  SECTION 4.19. Opinion of Financial Advisor. Acquiror has received the written opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that the consideration to be paid by Acquiror in connection with the Merger is fair to Acquiror from a financial point of view.

  SECTION 4.20. Ownership of Company Common Stock. To the best knowledge of Acquiror, neither Acquiror, nor any of its affiliates, beneficially or of record, owns any shares of Company Stock or Exchangeable Shares, other than such securities, if any, held by or for the account of employees or former employees of Acquiror, or any of its respective affiliates pursuant to any Acquiror Employee Plan.

  SECTION 4.21. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, the fees and expenses of which shall be paid by Acquiror) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

  SECTION 4.22. Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Acquiror Common Stock and Acquiror Preferred Stock entitled to vote thereon, voting together as a single class, is the only vote of the holders of any class or series of Acquiror's capital stock necessary to approve this Agreement, the Merger and, if necessary for the consummation of the Merger, an amendment to Acquiror's Certificate of Incorporation, ("Acquiror Stockholder Approval"). The Acquiror Board, at a meeting duly called and held, by unanimous vote of the directors present (i) determined that this Agreement, the Stock Option Agreement, the Stockholder Support Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the stockholders of Acquiror, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) declared advisable and resolved to recommend that the holders of the shares of the Acquiror Common Stock approve this Agreement and the transactions contemplated hereby, including the Merger.

  SECTION 4.23. Tax and Accounting Matters. To Acquiror's knowledge, neither Acquiror nor any of its Affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) would (i) prevent Acquiror from accounting for the business combination to be effected by the Merger as a "pooling of interests" under GAAP and the applicable rules and regulations of the SEC or (ii) prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a) of the Code.

  SECTION 4.24. Rights Plan. As of the Effective Time, each share of Acquiror Common Stock received by holders of Company Common Stock pursuant to Section 2.7(a), or holders of Company Preferred Stock pursuant to Section 2.7(b), shall evidence and entitle the holder thereof to Acquiror Rights under the Acquiror Rights Agreement.

                                  ARTICLE V.

                    CONDUCT OF BUSINESS PENDING THE MERGER

  SECTION 5.1. Conduct of Business of the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and each of its Subsidiaries (except to the extent that Acquiror shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed in Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this

Agreement or the Effective Time, without the written consent of Acquiror (which will not be unreasonably withheld or delayed), the Company shall not and shall not permit any of its Subsidiaries to:

    (a) adopt or propose any amendment to its certificate of incorporation or bylaws or comparable charter or organizational documents except as contemplated by this Agreement;

    (b) (i) issue, pledge or sell, or propose or authorize the issuance, pledge or sale of, additional shares of capital stock of any class (other than upon exercise of Company Stock Rights outstanding on the date of this Agreement upon payment of the exercise price thereof or upon any exchange of Exchangeable Shares), or securities convertible into capital stock of any class, or any subscriptions, rights, warrants or options to acquire any convertible securities or capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares of Company Stock outstanding on the date hereof, (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company or any of its Subsidiaries, including without limitation, the Company Stock Rights and the Company Stock Plans, or authorize cash payments in exchange for any options granted under any of such plans, or (iii) adopt or implement any stockholder rights plan;

    (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between any wholly-owned Subsidiary of the Company (or the Canadian Sub) and the Company or any other wholly-owned Subsidiary of the Company (or the Canadian Sub), or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than the Exchangeable Shares pursuant to the exchange rights thereof);

    (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities (other than the Exchangeable Shares pursuant to the exchange rights thereof);

    (e) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies previously disclosed in writing to Acquiror, which shall be interpreted and implemented in a manner consistent with past practice), or enter into any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except (i) to the extent required by applicable law or regulation, (ii) pursuant to any collective bargaining agreements or Company Employee Plan as in effect on the date of this Agreement consistent with past practices, (iii) for salary and benefit increases in the ordinary course of business consistent with past practice to employees other than executive officers of the Company, (iv) pursuant to Section 2.8 or (v) the grant of options consistent with past practice to new or promoted employees other than executive officers, which options represent in the aggregate the right to acquire no more than 500,000 shares (net cancellations) of Company Common Stock;

    (f) (i) sell, pledge, lease, dispose of, grant, encumber, or otherwise authorize the sale, pledge, disposition, grant or encumbrance of any of the properties or assets of the Company or any of its Subsidiaries (including stock of Subsidiaries), except for (A) sales of assets in the ordinary course of business, (B) sales of assets aggregating less than $5,000,000,
  (C) sales of accounts receivable under agreements with Fleet Bank and Sanwa Bank in effect as of the date hereof consistent with past practice, (D) sales of marketable securities aggregating less than $20,000,000, and (E) sales of assets under sale/leaseback arrangements with Fleet Bank in effect as of the date hereof consistent with past practice, or (ii) acquire (including, without limitation, by merger, consolidation, lease or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof (or a substantial portion of the assets thereof) or any other assets, except for acquisitions of assets in the ordinary course of business and except for acquisitions involving an aggregate purchase price not in excess of $10,000,000;

    (g) (i) incur, assume or pre-pay any debt for borrowed money, other than pursuant to credit agreements, accounts receivable facilities, factoring arrangements and sale/leaseback arrangements in effect as of the date hereof consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than wholly-owned subsidiaries), (iii) make any loans, advances or capital contributions to, or investments in, any other person (including advances to employees), except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company or which are reasonable, necessary, in the ordinary course and consistent with past practice, or (iv) enter into any "keep well" or other agreement to maintain the financial condition of another entity (other than the Company or any of its wholly-owned Subsidiaries);

    (h) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries, other than in connection with the dissolution, merger or liquidation of inactive Subsidiaries;

    (i) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, amend any material Tax Return except in the ordinary course of business consistent with past practice, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending January 3, 1998;

    (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company;

    (k) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company or of any of its Subsidiaries before the same comes due in accordance with its terms;

    (l) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

    (m) enter into any collective bargaining agreement (other than as required by law or extensions of existing agreements in the ordinary course of business);

    (n) change its methods of accounting as in effect on October 3, 1998 except as required by GAAP, or take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, unless required by GAAP or the SEC;

    (o) modify, amend or terminate any of the Company Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice;

    (p) take, or agree to commit to take, any action that would cause the representations and warranties of the Company contained herein, individually or in the aggregate, not to be true and correct in all material respects;

    (q) close, shut down, or otherwise eliminate any facility or office containing more than 20,000 square feet;

    (r) make or commit to make any capital expenditures that exceed $10,000,000 in the aggregate or, except as required pursuant to commitments existing on the date hereof or made without violation of this Section 5.1, make any cash disbursement not in the ordinary course of business exceeding $5,000,000 for any single item or related series of items;

    (s) initiate, compromise, or settle any material litigation or arbitration proceeding except in connection with the Agreement or the transactions contemplated hereby;

    (t) enter into an agreement, contract, commitment or arrangement to do any of the foregoing; and

    (u) modify, amend, restate or terminate the Amended and Restated Employment Agreement, dated as of the date hereof, between the Company and Michael J. Perik or the Amended and Restated Employment Agreement, dated as of the date hereof, between the Company and Kevin O'Leary, or waive, release or assign any material rights or claims thereunder.

  SECTION 5.2. Conduct of Business of Acquiror Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror agrees as to itself and each of its Subsidiaries (except to the extent that the Company shall otherwise consent in writing) to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, or as specifically disclosed in Section 5.2 of the Acquiror Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of the Company, Acquiror shall not and shall not permit any of its Subsidiaries to:

    (a) adopt or propose any amendment to its certificate of incorporation or bylaws or comparable charter or organizational documents, except as contemplated by this Agreement;

    (b) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities; and

    (c) enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

  SECTION 6.1. Preparation of Form S-4 and the Proxy Statement; Stockholder Meeting.

    (a) As promptly as practicable after the execution of this Agreement, the Company and Acquiror shall cooperate, prepare and file with the SEC, the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, provided that Acquiror may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/Prospectus by the SEC. The Company and Acquiror will cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Acquiror and the Company shall use reasonable best efforts to have or cause the Joint Proxy Statement/Prospectus to be cleared by the SEC and to cause the Registration Statement to become effective as promptly as practicable. Without limiting the generality of the foregoing, each of the Company and Acquiror shall, and shall cause its respective Representatives to, fully cooperate with the other party and its respective Representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. The Joint Proxy Statement/Prospectus with respect to the Merger shall include the determination and recommendation of the Company Board (subject to Section 6.3(d)) and the Acquiror Board that their respective stockholders vote in favor of the approval and adoption of this Agreement and the Merger. The Company and Acquiror shall use reasonable best efforts to take all actions required under any applicable foreign, federal or state securities or Blue Sky Laws in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement with respect to the Merger shall have become effective, the Company and Acquiror shall cause the Joint Proxy Statement/Prospectus with respect to the Merger to be mailed to their respective stockholders.

    (b) Without limiting the generality of the foregoing, (i) the Company and Acquiror shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, and (ii) the Company and Acquiror shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings.

    (c) The Company shall take all action necessary to convene and hold a meeting of its stockholders as promptly as practical for the purpose of obtaining the Company Stockholder Approval. Subject to Section 6.3, the Company shall, through the Company Board, recommend to its stockholders the adoption of this Agreement and the transactions contemplated hereby and shall use its best efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and to take all other lawful action necessary to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.1(c) shall not be affected by the commencement, public proposal or communication to the Company of any Acquisition Proposal, subject to Section 6.3 below.

    (d) Acquiror shall take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene and hold a meeting of its stockholders as promptly as practical for the purpose of obtaining the Acquiror Stockholder Approval. Acquiror shall, through the Acquiror Board, recommend to its stockholders the adoption of this Agreement and the transactions contemplated hereby and shall use its best efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and to take all other lawful action necessary to secure the Acquiror Stockholder Approval. Neither the Acquiror Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Acquiror Board of this Agreement or the transactions contemplated hereby.

    (e) The Company and Acquiror shall coordinate and cooperate with each other with respect to the timing of the Company Stockholder Meeting and the Acquiror Stockholder Meeting and shall use their best efforts to hold such meeting on the same day and as soon as practicable after the date hereof.

  SECTION 6.2. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. Each of Acquiror and the Company shall promptly notify the other in writing of, and will use reasonable best efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Acquiror or the Company, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Acquiror or the Company contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

  SECTION 6.3. No Solicitation.

    (a) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Acquisition Transaction.

    (b) From and after the date hereof, without the prior written consent of Acquiror, the Company will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause any and all of its or their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") not to, directly or indirectly, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to an Acquisition Proposal, or (ii) engage in negotiations or discussions with any person (or group of persons) other than Acquiror or its respective affiliates (a "Third Party") concerning, provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (iii) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 6.3(b) shall prevent the Company or the Company Board from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that
  (1) such Third Party has made a written proposal to the Company Board to consummate an Acquisition Proposal, (2) the Company Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of Company Common Stock than the transaction contemplated by this Agreement (a "Superior Proposal"), (3) the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Company Board receives from such person or entity an executed confidentiality and standstill agreement with material terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean, with respect to the Company, any proposal or offer from any Person (other than Acquiror or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business of the Company or any of its Subsidiaries, that constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the capital stock of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries. Each of the transactions referred to in clauses (i)-
  (iv) of the definition of Acquisition Proposal, other than any such transaction to which Acquiror or any of its Subsidiaries is a party, is referred to as an "Acquisition Transaction."

    (c) The Company shall notify Acquiror promptly after receipt by the Company or the Company's knowledge of the receipt by any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep Acquiror informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

    (d) The Board of Directors of the Company may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror the approval or recommendation by the Company Board of this Agreement or the Merger unless, following the receipt of a Superior Proposal, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided however, that, the Board of Directors of the Company shall submit this Agreement to the Company's stockholders for approval, whether or not the Board of Directors of the Company at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or otherwise modifies or withdraws its recommendation. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the DGCL and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

    (e) Nothing contained in this Agreement shall prohibit the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or from making any other disclosures to its stockholders to the extent required by law.

  SECTION 6.4. Access to Information. Upon reasonable notice, each of Acquiror and the Company (and each of their respective Subsidiaries) shall afford to the other party and its Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Acquiror and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (a) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. Each party making such requests will hold any such information furnished to it by the other party which is nonpublic in confidence in accordance with the Confidentiality Agreement dated as of November 10, 1998, between Acquiror and the Company (the "Confidentiality Agreement"). No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

  SECTION 6.5. Governmental Approvals.

    (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, consents, variances, exemptions, orders, approvals and authorizations of all third parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement, including, without limitation, all filings required under the HSR Act or any applicable foreign anti-trust law or regulation ("Governmental

  Approvals"), and to comply with the terms and conditions of all such Governmental Approvals. Each of the parties hereto shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their respective officers, directors and affiliates to, file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Acquiror and the Company shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Acquiror and the Company, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Acquiror and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals.

    (b) Acquiror and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Acquiror and the Company shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

    (c) Notwithstanding the foregoing or any other provision of this Agreement, Acquiror shall have no obligation or affirmative duty under this
  Section 6.5 to cease or refrain from the ownership of any assets or properties, or the association with any person or entity which association is material to the operations of Acquiror, whether on the date hereof or at any time in the future.

  SECTION 6.6. Publicity. Acquiror and the Company shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other written public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such written public statement or filings prior to such consultation, except as may be required by law.

  SECTION 6.7. Indemnification.

    (a) From and after the Effective Time, Acquiror agrees that it will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative (a "Proceeding") ), arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law. The obligations of Acquiror under this Section 6.7(a) shall include the obligation to advance expenses as incurred prior to the final disposition of the Proceeding.

    (b) Acquiror shall, until the fifth anniversary of the Effective Time (or such earlier date as may be mutually agreed upon by Acquiror, and the applicable Indemnified Party) cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related events. In lieu of the purchase of such insurance by the Acquiror, Acquiror may purchase a five year extended reporting period endorsement ("Reporting Tail Coverage") under the Company's existing directors' and officers' liability insurance coverage, providing that such Reporting Tail Coverage shall extend the directors' and officers' liability coverage in force as of the date hereof for a period of at least five (5) years from the Effective Time for any claim based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving wrongful acts or omissions occurring or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving the Merger or any and all related events. In no event shall the Acquiror be obligated to expend in order to maintain or procure insurance coverage pursuant to this Section 6.7(b) an amount per year in excess of $727,500 per annum. The Company represents and warrants that the current premium on its directors' and officers' liability insurance for the three year period commencing June, 1997 is $1,091,850.

    (c) The provisions of this Section 6.7 are intended to be an addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

  SECTION 6.8. Employee Benefits Matters. From the Effective Time until December 31, 1999, the Surviving Corporation shall provide the employees of the Surviving Corporation and its Subsidiaries (who were, prior to the Merger, employees of the Company or its Subsidiaries) Employee Benefits which, in the aggregate, are no less favorable to such employees, than the Employee Benefits provided to the employees of the Company and its Subsidiaries immediately prior to the Effective Time. Acquiror and the Company agree that the Company and the Surviving Corporation shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect and disclosed to Acquiror as of the date hereof. For all Employee Benefits (including, without limitation, Employee Plans and other programs of Acquiror and its affiliates after the Effective Time), all service with the Company or any of its Subsidiaries prior to the Effective Time of employees (excluding employees covered by collective bargaining agreements) shall be treated as service with Acquiror and its affiliates for purposes of eligibility, vesting, benefits accrued (other than for the purposes of any pension plan) and determination of benefit levels to the same extent that such service is taken into account by the Company and its Subsidiaries as of the date hereof, except to the extent such treatment will result in duplication of benefits. Acquiror will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company's employees under any Employee Plans that such employees may be eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any Employee Plan maintained for such employees immediately prior to the Effective Time and (ii) use its reasonable best efforts to provide such employees credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out of pocket requirements under any Welfare Plans that such employees are eligible to participate in after the Effective Time. "Employee Benefits" shall mean the following benefits: any medical, health, dental, life insurance, long-term disability, severance, pension, retirement or savings plan, policy or arrangement, including those such plans for which coverage is generally limited to officers or a select group of highly compensated employees of the Company or any of its Subsidiaries. Nothing herein shall require the continued employment of any person or prevent the Company and/or the Surviving Corporation from taking any action or refraining from taking any action which the Company could take or refrain from taking prior to or after the Effective Time, including, without limitation, any action the Company or the Surviving Corporation could take to terminate any plan under its terms as in effect as of the date hereof. Immediately at the Effective Time, Acquiror shall and hereby does, assume those employment agreements, Company Employee Plans and Employee Benefits arrangements as are set forth in Section 6.8 of the Company Disclosure Schedule.

  SECTION 6.9. Affiliate Agreements. Upon the execution of this Agreement, the Company and Acquiror shall provide each other a list identifying, to the Company's or Acquiror's respective best knowledge, those persons who are "affiliates" of the Company or Acquiror, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is referred to as a "Company Affiliate" and each such person who is an "affiliate" of the Acquiror is referred to as an "Acquiror Affiliate") promulgated under the Securities Act ("Rule 145"). The Company and Acquiror shall provide each other such information and documents as each shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company and Acquiror shall each use their respective reasonable best efforts to deliver or cause to be delivered to each other prior to the Effective Time an executed Affiliate Agreement from each of its Affiliates substantially in the Form attached hereto as Exhibit C (in the case of the Company Affiliates) and Exhibit D (in the case of the Acquiror Affiliates).

  SECTION 6.10. Pooling Accounting. The parties shall use their reasonable best efforts to cause the Merger to be accounted for as a pooling of interests under GAAP and the applicable rules and regulations of the SEC. Notwithstanding anything to the contrary in this Agreement, from and after the date hereof and until the Effective Time, neither the Company nor Acquiror, nor any of their respective Subsidiaries or other Affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP and the applicable rules and regulations of the SEC. Acquiror and the Company shall each provide reasonable cooperation to PricewaterhouseCoopers LLP to enable it to issue the pooling letters referenced in Sections 6.14 and 6.15. As soon as is reasonably practicable but in no event later than 45 days after the end of the first month ending at least 30 days after the Effective Time, Acquiror will publish results including at least 30 days of combined operations of Acquiror and the Company as referred to in the written agreements provided for by Section 6.9.

  SECTION 6.11. Tax Treatment of Reorganization.

    (a) The parties intend the Merger to qualify as a reorganization under
  Section 368(a) of the Code and shall use their best efforts (and shall cause their respective Subsidiaries to use their best efforts) to cause the Merger to so qualify. Neither the Company nor Acquiror, nor any of their respective Subsidiaries or other affiliates, shall take any action, or fail to take any action, that is not specifically provided for by this Agreement that would or would be reasonably likely to adversely affect the treatment of the Merger as a reorganization under Section 368(a) of the Code. Acquiror and the Company shall, and shall cause their respective Subsidiaries to, take the position for all purposes that the Merger qualifies as a reorganization under that Section of the Code.

    (b) Acquiror and the Company shall cooperate and use their best efforts in obtaining the opinions of Hale and Dorr LLP, counsel to the Company, and Latham & Watkins, counsel to Acquiror, dated as of the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

  SECTION 6.12. Further Assurances and Actions.

    (a) Subject to the terms and conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each party hereto as are necessary for consummation of the transactions contemplated by this Agreement, and
  (ii) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

    (b) In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Merger, the proper officers and/or directors of Acquiror and the Company shall take all such necessary action.

  SECTION 6.13. Stock Exchange Listing. Acquiror shall use its best efforts to list on the NYSE prior to the Effective Time, subject to official notice issuance, the shares of Acquiror Common Stock to be issued as Merger Consideration and to be issued from time to time upon exchange of the Exchangeable Shares.

  SECTION 6.14. Letter of the Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Acquiror a letter of PricewaterhouseCoopers LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror, in form reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

  SECTION 6.15. Letter of Acquiror's Accountants. Acquiror shall use all reasonable efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Acquiror's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                                 ARTICLE VII.

                             CONDITIONS OF MERGER

  SECTION 7.1. Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) this Agreement and the Merger shall have been approved by the stockholders of the Company and the stockholders of Acquiror in the manner required under the DGCL and the certificate of incorporation of the Company and Acquiror, respectively;

    (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted;

    (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

    (d) the Registration Statement and any required post-effective amendment thereto shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material Blue Sky Laws applicable to the registration of the Acquiror Common Stock to be exchanged for Company Stock shall have been complied with;

    (e) the shares of Acquiror Common Stock issuable to the holders of Company Stock pursuant to this Agreement, and upon exchange of the Exchangeable Shares from time to time, shall have been approved for listing on the NYSE, subject to official notice of issuance; and

    (f) Acquiror and the Company shall have each received letters from PricewaterhouseCoopers LLP to the effect that the Merger qualifies for "pooling of interests," accounting treatment if consummated in accordance with this Agreement.

  SECTION 7.2. Conditions to Obligations of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects, as of the Effective Time as though made on and as of the Effective Time, except
  (i) for changes specifically permitted or required by this Agreement, and
  (ii) that those representations and warranties which address matters only as of a particular date (other than the date of this Agreement) shall remain true and correct as of such particular date, and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Acquiror;

    (b) Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time;

    (c) the Company shall have received a certificate executed on behalf of the Acquiror by the Chief Executive Officer or Chief Financial Officer of the Acquiror to the effect set forth in clauses (a) and (b) of this Section 7.2; and

    (d) the Company shall have received an opinion of Hale and Dorr LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; in rendering such opinion, Hale and Dorr LLP may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the parties hereto and others.

  SECTION 7.3. Conditions to Obligations of Acquiror to Effect the Merger. The obligations of Acquiror to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective, Time, except (i) for changes specifically permitted or required by this Agreement, (ii) that those representations and warranties which address matters only as of a particular date (other than the date of this Agreement) shall remain true and correct as of such particular date, and (iii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect;

    (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time;

    (c) Acquiror shall have received a certificate executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in clauses (a) and (b) of this Section 7.3;

    (d) Acquiror shall have received an opinion of Latham & Watkins, dated as of the Closing Date, in form and substance reasonably satisfactory to Acquiror, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Latham & Watkins may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the parties or others;

    (e) all consents, appeals, releases or authorizations from, and all filings and registrations ("Consents") to or with, any Person, including but not limited to any Governmental Entity set forth in Section 7.3(e) of the Acquiror Disclosure Schedule shall have been made or obtained;

    (f) Acquiror shall have received an opinion of Davies, Ward & Beck, in form and substance reasonably satisfactory to Acquiror, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, no approval of the holders of the Exchangeable Shares is required by the Old Support Agreement, the Old Voting and Exchange Trust Agreement or the provisions attaching to the Exchangeable Shares or the Business Corporations Act (Ontario) (being the statute by which Canadian Sub is governed) in order for the Company to effect the Merger or for Acquiror to enter into the Support Agreement Amendment or the Voting and Exchange Trust Supplement or for either to them to perform their other obligations hereunder and that, on and after the Effective Time, the Exchangeable Shares will be, by their terms, exchangeable for Acquiror Common Shares rather than Company Common Shares without any approval of the holders of the Exchangeable Shares; and

    (g) No holder of Company Special Voting Stock shall have exercised and not withdrawn any appraisal rights under the DGCL. The holders of no more than 12,500 shares of Company Preferred Stock shall have exercised and not withdrawn any appraisal rights under the DGCL.

                                 ARTICLE VIII.

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 8.1. Termination. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

    (a) by mutual written consent of each of Acquiror and the Company;

    (b) by either the Company or Acquiror, if the Effective Time shall not have occurred on or before September 30, 1999 (the "Termination Time"); provided however, that the right to terminate this Agreement under this
  Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

    (c) by either the Company or Acquiror, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable (but only if the terminating party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

    (d) by either the Company or Acquiror, if there shall have been a material breach by the other of any of its (x) representations or warranties contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by Acquiror) or Section 7.3(a) (in the case of a breach by the Company), or (y) covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(b) (in the case of a breach by Acquiror) or Section 7.3(b) (in the case of a breach by the Company), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

    (e) by either the Company or Acquiror, if the required approvals of the stockholders of the Company or Acquiror shall not have been obtained at a duly held stockholders' meeting, including any adjournments or postponements; or

    (f) by Acquiror (i) if the Board of Directors of the Company fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or modifies (or publicly announces an intention to withdraw or modify) in any adverse manner its approval or recommendation of this Agreement or the Merger; (ii) if the Board of Directors of the Company makes any public recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal or as may be required to comply with Rule 14e-2 under the Exchange Act; (iii) if the Company engages in a solicitation of an Acquisition Proposal prohibited by Section 6.3; or (iv) if the Board of Directors of the Company resolves to take any of the actions specified above.

  SECTION 8.2. Effect of Termination.

    (a) In the event of termination of this Agreement pursuant to this
  Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its Representatives); provided, however, no such termination shall relieve any party hereto from (x) any liability for damages resulting from any willful or intentional breach of this Agreement (whether or not any fees contemplated by this Section 8.2 are payable) or
  (y) any obligation to pay the termination fees provided for below or Fees and Expenses (as defined) pursuant to this Section 8.2.

    (b) In the event that (i) this Agreement is terminated by Acquiror pursuant to Section 8.1(f) or (ii) prior to the meeting of the Company's stockholders duly convened and held to vote in respect of this Agreement and the Merger, a bona fide Acquisition Proposal shall have been made to the Company and made known to its stockholders generally or shall have been made directly to its stockholders generally, or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal (whether or not such proposal shall have been rejected or shall have been withdrawn), and thereafter (x) this Agreement is terminated pursuant to Section 8.1(e) by reason of the failure of the stockholders of the Company to approve this Agreement or the Merger at such meeting or (y) this Agreement is terminated by Acquiror pursuant to 8.1(d)
  (y) by reason of a breach by the Company of its covenants or agreements hereunder, then, in the case of either clause (i) or clause (ii), the Company shall, simultaneously with such termination, pay to Acquiror a fee equal to $35,000,000 (the "Initial Termination Fee"). In addition, in the event that this Agreement is terminated under circumstances in which the Initial Termination Fee becomes payable, and within twelve months of such termination, the Company enters into an agreement with any Person with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then, upon the signing of such agreement, or if no agreement is signed, then at the closing (and as a condition to the closing, which condition may not be waived without the express written consent of Acquiror) of such Acquisition Proposal, the Company shall pay to Acquiror an additional termination fee equal to $75,000,000 (the "Additional Termination Fee").

    (c) In the event that this Agreement is terminated by Acquiror pursuant to Section 8.1(f) or pursuant to Section 8.1(e) by reason of the failure of the Company's stockholders to approve this Agreement or the Merger at the Company Stockholder Meeting, or pursuant to Section 8.1(d), the Company shall promptly upon such termination (following receipt of a statement therefor) reimburse Acquiror for all fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants, consultants and other advisors and Representatives) ("Fees and Expenses"), up to a maximum of $3,000,000, incurred and paid by Acquiror in connection with this Agreement and the Merger. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(e) by reason of the failure of Acquiror's stockholders to approve this Agreement or the Merger at the Acquiror Stockholder Meeting, or pursuant to Section 8.1(d), Acquiror shall promptly upon such termination (following receipt of a statement therefor) reimburse the Company for all Fees and Expenses, up to a maximum of $3,000,000, incurred by the Company in connection with this Agreement and the Merger.

    (d) Reimbursements of Fees and Expenses hereunder and any Initial Termination Fee or Additional Termination Fee payable hereunder shall be payable by wire transfer of immediately available funds.

    (e) The parties acknowledge that the agreements contained in this Section
  8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Section 8.2, and, if in order to obtain such payment, Acquiror commences a suit which results in a judgment against the Company for such amount (or any portion thereof), the Company shall pay the costs and expenses (including attorneys' fees) of Acquiror in connection with such suit, together with interest on such amount in respect of the period from the date such amount became due until the date such amount is paid at the prime rate of The Chase Manhattan Bank in effect from time to time during such period.

  SECTION 8.3. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article II. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

  SECTION 8.4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  SECTION 8.5. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE IX.

                              GENERAL PROVISIONS

  SECTION 9.1. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.1, as the case may be, except that (a) the agreements set forth in Sections 2.10, 2.11(b), 2.11(c), 2.11(e), 2.11(f), 2.13, 2.14, 6.7, 6.8, 6.12
and 9.6 shall survive the Effective Time and (b) the agreements set forth in the Confidentiality Agreement and in Sections 8.2 and 9.6 shall survive termination indefinitely.

  SECTION 9.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice) :

    if to Acquiror:

      333 Continental Boulevard
      El Segundo, CA 90245-5012
      Attention: Ned Mansour, Esq.
      Fax: (310) 252-3671
    with an additional copy to:

      Latham & Watkins
      633 West Fifth Street, Suite 4000
      Los Angeles, California 90071
      Attention: Thomas C. Sadler, Esq.
      Fax: (213) 891-8763

    if to the Company:

      One Athenaeum
      Cambridge, MA 02142
      Attention: Neal Winneg, Esq.
      Fax: (617) 494-5660

    with a copy to:

      Hale and Dorr LLP
      60 State Street
      Boston, MA 02109
      Attention: Mark G. Borden, Esq.
      Fax: (617) 526-5000

  SECTION 9.3. Severability. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

  SECTION 9.4. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule and the Acquiror Disclosure Schedule), together with the Confidentiality Agreement and the Stock Option Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any party by operation of law or otherwise without the express written consent of each of the other parties.

  SECTION 9.5. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for Section 6.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  SECTION 9.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

  SECTION 9.7. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 9.8. Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

  SECTION 9.9. Alternative Transaction Structure. At the request of Acquiror, the transactions contemplated by this Agreement may be restructured in the form of a "butterfly" reorganization or similar structure, or such other form as Acquiror may determine to be appropriate, provided that any such alternative transaction structure does not (i) delay the consummation of the Merger in any material respect, or (ii) result in any adverse consequences (tax or otherwise) to the Company or its shareholders.

  SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          MATTEL, INC.

                                                    /s/ Ned Mansour
                                          By: _________________________________
                                          Name:         Ned Mansour
                                          Title: President, Corporate Operations


                                          THE LEARNING COMPANY, INC.

                                                  /s/ Michael J. Perik
                                          By: _________________________________
                                          Name:       Michael J. Perik
                                          Title:  Chief Executive Officer

                                                   /s/ Kevin O'Leary
                                          By: _________________________________
                                          Name:        Kevin O'Leary
                                          Title:         President

                                                                        ANNEX B

PERSONAL AND CONFIDENTIAL

December 13, 1998

Board of Directors
Mattel, Inc.
333 Continental Blvd.
El Segundo, CA 90245

Ladies and Gentlemen:

  You have requested our opinion as to the fairness from a financial point of view to Mattel, Inc. (the "Company") of the Exchange Ratio (as defined below) of shares of Common Stock, par value $1.00 per share, of the Company (the "Company Common Stock") to be exchanged for shares of Common Stock, par value $.01 per share (the "Shares"), of The Learning Company, Inc. ("TLC") pursuant to the Agreement and Plan of Merger, dated December 13, 1998, between the Company and TLC (the "Agreement"). Pursuant to the Agreement, TLC will merge with and into Mattel (the "Merger"), and each of the outstanding Shares will be exchanged for the number of shares (the "Exchange Ratio") of Company Common Stock determined by dividing $33.00 by the average closing price of the Company Common Stock for ten randomly selected trading days out of the twenty trading days ending on and including the fifth trading day prior to the Effective Time (as defined in the Agreement) of the Merger; provided that in no event shall the Exchange Ratio be less than 1.000 or greater than 1.200.

  Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to TLC from time to time, including having acted as its financial advisor in connection with the issuance of 750,000 shares of its Series A Convertible Participating Preferred Stock, par value $.01 per share, in December 1997 and having acted as an agent on its bank revolver and liquidity facility since that time. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or TLC for its own account and for the accounts of customers.

  In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and TLC for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and TLC; certain other communications from the Company and TLC to their respective stockholders; and certain internal financial analyses and forecasts for the Company and TLC prepared by their respective managements, including certain cost savings and operating synergies (the "Synergies") projected by the managements of the Company and TLC to result from the Merger. We have also held discussions with members of the senior management of the Company and TLC regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Company Common Stock and the Shares, compared certain financial and stock market information for the Company and TLC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the interactive software industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

  We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the financial forecasts prepared by the managements of the Company and TLC, including the Synergies, have been reasonably prepared on a basis reflecting the best available estimates and judgements of the Company and TLC, and that such forecasts and Synergies will be realized in the amounts and time periods contemplated thereby. We have also assumed, with your consent, that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or TLC or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such transaction.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

                                          Very truly yours,

                                                                        ANNEX C

                               December 13, 1998

Board of Directors
The Learning Company
1 Athenaeum Street
Cambridge, MA 02142

Members of the Board of Directors:

  The Learning Company ("TLC") and Mattel, Inc. ("Mattel") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which TLC will be merged with and into Mattel (the "Merger") and (i) each outstanding share of the common stock, par value $0.01 per share, of TLC (the "TLC Common Stock"), will be converted into the right to receive that number of shares (the "Exchange Ratio") of the common stock, par value $1.00 per share, of Mattel (the "Mattel Common Stock") equal to the number determined by dividing $33.00 by the average of the closing share prices of the Mattel Common Stock on the New York Stock Exchange, Inc. for the ten trading days selected by lot, by TLC and Mattel, out of the twenty trading days ending on and including the fifth trading day preceding the closing date, provided, however, that the Exchange Ratio shall in no event be less than 1.0 and greater than 1.2; (ii) each outstanding share of Series A Convertible Participating Preferred Stock, par value $0.01 per share, of TLC (the "TLC Preferred Stock") will be converted into the right to receive that number of shares of Mattel Common Stock equal to the product of (x) the Exchange Ratio and (y) the number of shares of Mattel Common Stock issuable upon conversion of such shares of TLC Preferred Stock immediately prior to the closing date and (iii) each outstanding share of TLC Special Voting Stock will be converted into the right to receive one share of Mattel Special Voting Stock.

  You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of TLC Common Stock.

  In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed certain publicly available business and financial information relating to TLC and Mattel that we deemed to be relevant;

    (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of TLC and Mattel, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by TLC and Mattel;

    (3) Conducted discussions with members of senior management and representatives of TLC and Mattel concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

    (4) Reviewed the market prices and valuation multiples for the TLC Common Stock and the Mattel Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (5) Reviewed the results of operations of TLC and Mattel and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

    (7) Participated in certain discussions and negotiations among representatives of TLC and Mattel and their respective financial and legal advisors;

    (8) Reviewed the potential pro forma impact of the Merger;

    (9) Reviewed the December 12, 1998 draft of the Agreement; and

    (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of TLC or Mattel. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of TLC or Mattel. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by TLC or Mattel, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of TLC or Mattel as to the expected future financial performance of TLC or Mattel, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

  Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

  In connection with the preparation of this opinion, we have not been authorized by TLC or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of TLC.

  We are acting as financial advisor to TLC in connection with the Merger and will receive a fee from TLC for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, TLC has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to TLC and Mattel and may continue to do so and have received, and may receive, compensation for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade TLC Common Stock, as well as Mattel Common Stock and other securities of Mattel, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Board of Directors of TLC in its evaluation of the Merger and may not be used for any other purpose. Our opinion does not address the merits of the underlying decision by TLC to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

  We are not expressing any opinion herein as to the prices at which Mattel Common Stock will trade following the announcement or consummation of the Merger.

  On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of TLC Common Stock (including shares of TLC Common Stock issued upon conversion of TLC Preferred Stock).

                                          Very truly yours,

                                                                        ANNEX D

                       DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                        ANNEX E

                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of December 13, 1998 (the "Agreement"), between MATTEL, INC., a Delaware corporation (the "Grantee"), and THE LEARNING COMPANY, INC., a Delaware corporation (the "Grantor").

  WHEREAS, Grantor and Grantee are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, and upon the terms and subject to the conditions thereof, Grantor is to merge (the "Merger") with and into Grantee, with Grantor continuing as the surviving corporation after the Merger;

  WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantor is granting to the Grantee an option to purchase 15,673,160 shares of common stock, par value $.01 per share, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof;

  WHEREAS, in order to induce the Grantee to enter into the Merger Agreement the Grantor is willing to grant the Grantee the requested option; and

  WHEREAS, the Board of Directors of the Grantor has approved the grant by Grantor of the Option (defined below) pursuant to this Agreement.

  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

  1. The Option; Exercise; Adjustments.

    (a) Contemporaneously herewith, the Grantee and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 15,673,160 (as adjusted as provided herein) shares of Common Stock (the shares issuable upon exercise of this Option being referred to as the "Shares") at a per Share cash purchase price (the "Purchase Price") equal to the lesser of (i) $28.3125 and (ii) the product of (A) the closing price of a share of the Grantee's common stock, par value $1.00, per share, on the New York Stock Exchange Composite Tape (the "NYSE Composite Tape") on the trading day (the "Prior Trading Day") immediately prior to the day on which the Grantee delivers a Stock Exercise Notice, multiplied by (B) the Exchange Ratio (as defined in the Merger Agreement) in effect on the Prior Trading Day. The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of a Triggering Event (as defined below) and prior to the termination of the Option in accordance with the terms of this Agreement.

    (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date (subject to the HSR Act (as defined below)) not later than 10 business days and not earlier than the next business day following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, reclassification, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Shares representing 18% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 15,673,160. In the event that any additional shares of Common Stock are issued after the date of this Agreement upon (i) the conversion of any currently issued Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Grantor, (ii) the exchange of any

  Exchangeable Non-Voting Shares of SoftKey Software Products Inc., (iii) the conversion of any amount of the 5 1/2% Senior Convertible Notes due 2000 of the Grantor, or (iv) the issuance of 828,054 shares of Common Stock in connection with the Grantor's acquisition of Palladium Interactive, Inc., the number of Shares subject to this Option shall be increased by 18% of the number of the additional shares of Common Stock so issued (and such additional Shares shall have a purchase price equal to the Purchase Price); provided, however, that in no event will the number of shares issued upon exercise of the Option exceed the maximum amount permitted to be issued without shareholder approval under the rules of the New York Stock Exchange ("NYSE").

  2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

    (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

    (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated and all other consents, approvals, orders, notifications or authorizations, the failure of which to obtain or make would have the effect of making the issuance of the Shares illegal (collectively, the "Regulatory Approvals") shall have been obtained or made; and

    (c) A Triggering Event has occurred. A "Triggering Event" shall have occurred at such time at which Grantee becomes entitled to receive the Additional Termination Fee from Grantor pursuant to Section 8.2(b) of the Merger Agreement.

  3. The Closing.

    (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice, at 8:00 A.M., local time, at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

    (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

  4. Representations And Warranties of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act and other than any filings required under the blue sky laws of any states or by the NYSE, the execution and delivery of this Agreement by the

Grantor and the issuance of Shares upon exercise of the Option do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or bylaw or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; and (e) none of the restrictions of any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, the restrictions on "business combinations" set forth in
Section 203 of the Delaware General Corporation Law) is or shall be applicable to the acquisition of Shares pursuant to this Agreement (and the Board of Directors of Grantor has taken all action to approve the acquisition of the Shares to the extent necessary to avoid such application). Additionally, Grantor will not avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by Grantor and Grantor will not take any action which would cause any of its representations or warranties not to be true in any material respect.

  5. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and will constitute a valid and binding obligation of the Grantee; and (b) the Grantee is acquiring the Option after the Grantee has been afforded the opportunity to obtain, and has obtained, sufficient information regarding the Grantor to make an informed investment decision with respect to the Grantee's purchase of the Shares issuable upon the exercise thereof, and, if and when the Grantee exercises the Option, it will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

  (a) 6. Listing of Shares; HSR Act Filings; Regulatory Approvals. Subject to applicable law and the rules and regulations of the NYSE, the Grantor will promptly file an application to list the Shares on the NYSE and will use its best efforts to obtain approval of such listing and to file all necessary filings by the Grantor under the HSR Act; provided, however, that if the Grantor is unable to effect such listing on the NYSE by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Grantor will use its best efforts to obtain consents of all third parties and all Regulatory Approvals, if any, necessary to the consummation of the transactions contemplated.

  7. Registration Rights.

    (a) In the event that the Grantee shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, based on advice of counsel to Grantee, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days in any twelve month period if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise materially interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

    (b) If the Common Stock is registered pursuant to the provisions of this
  Section 7, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and
  (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep effective for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers, directors and controlling persons from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates and its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

  8. Right of First Refusal. If the Grantee, at any time prior to the earlier of (a) the occurrence of a Change in Control Event (as defined below) or (b) the second anniversary of the termination of the Merger Agreement, seeks to sell all or any part of the Shares (i) in a transaction registered under the Securities Act (other than in a registered public offering in which the underwriters are instructed to make a broad public distribution) or (ii) in a transaction not required to be registered under the Securities Act (other than in a transfer (a) by operation of law upon consummation of a merger or (b) as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of the Grantor), it shall give the Grantor (or a designee of the Grantor) the opportunity, in the following manner, to purchase such Shares:

    (a) The Grantee shall give notice to the Grantor in writing of its intent to sell Shares (a "Disposition Notice"), specifying the maximum number of Shares to be sold, the price and, if applicable, the material terms of any agreement relating thereto. For purposes of this Section 8, if the Disposition Notice is given with respect to the sale of the Shares pursuant to a tender or exchange offer, it shall be assumed that all Shares tendered will be accepted for payment. The Disposition Notice may be given at any time, including prior to the giving of any Stock Exercise Notice.

    (b) The Grantor or its designee shall have the right, exercisable by written notice given to the Grantee within five business days after receipt of a Disposition Notice (or, if applicable, in the case of a proposed sale pursuant to a tender or exchange offer for shares of Common Stock, by written notice given to the Grantee at least two business days prior to the then announced expiration date of such tender or exchange offer (the "Expiration Date") if such Disposition Notice was given at least four business days prior to such Expiration Date), to purchase all, but not less than all, of the Shares specified in the Disposition Notice at the price set forth in the Disposition Notice. If the purchase price specified in the Disposition Notice includes any property other than cash, the purchase price to be paid by the Grantor shall be an amount of cash equal to the sum of (i) the cash included in the purchase price plus (ii) the fair market value of such other property at the date of the Disposition Notice. If such other property consists of securities with an existing public trading market, the average closing price (or the average closing bid and asked price if closing prices are unavailable) for such securities on their principal public trading market for the five trading days ending five days prior to the date of the Disposition Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and at the time of the closing referred to in paragraph (c) below, agreement on the value of such other property has not been reached, the higher of (i) the cash included in the purchase price and (ii) the average closing price of the Common Stock on the NYSE for the five trading days ending five days prior to the date of the Disposition Notice shall be used as the per share purchase price; provided, however, that promptly after the closing, the Grantee and the Grantor or its designee, as the case may be, shall settle any additional amounts to be paid or returned as a result of the determination of fair market value of such other property made by a nationally recognized investment banking firm selected by the Grantor and approved by the Grantee within thirty (30) days of the closing. Such determination shall be final and binding on all parties hereto. If, at the time of the purchase of any Shares by the Grantor (or its designee) pursuant to this Section 9, a tender or exchange offer is outstanding, then the Grantor (or its designee) shall agree at the time of such purchase to promptly pay to Grantee from time to time such additional amounts, if any, so that the consideration received by Grantee with respect to each Share shall be equal to the highest price paid for a share of Common Stock pursuant to such tender or exchange, or pursuant to any other tender or exchange offer outstanding at any time such tender or exchange offer is outstanding.

    (c) If the Grantor exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within five business days after the notice of such exercise (or, if applicable, in the case of a tender or exchange offer, no later than one business day prior to the expiration date of the offer if written notice was given within the time set forth in the parenthetical in the first sentence of paragraph (b) above); provided, however, that at any time prior to the closing of the purchase of Shares hereunder, the Grantee may determine not to sell the Shares and revoke the Disposition Notice and, by so doing, cancel the Grantor's right of first refusal with respect to the disposition in question. The Grantor (or its designee) shall pay for the Shares in immediately available funds.

    (d) If the Grantor does not exercise its right of first refusal hereunder within the time specified for such exercise, the Grantee shall be free for ninety (90) days following the expiration of such time for exercise to sell up to the maximum number of Shares specified in the Disposition Notice, at the price specified in the Disposition Notice or any price in excess thereof and otherwise on substantially the same terms set forth in the Disposition Notice; provided, that if such sale is not consummated within such 90-day period, then the provisions of this Section 9 will again apply to the sale of such shares.

    (e) For purposes of the Agreement, a "Change in Control Event" shall be deemed to have occurred if (i) any person has acquired beneficial ownership of more than 50% (excluding the Shares) of the outstanding shares of Common Stock or (ii) the Grantor shall have entered into an agreement, including without limitation an agreement in principle, providing for a merger or other business combination involving the Grantor or the acquisition of 30% or more of the assets of the Grantor and its subsidiaries, taken as a whole.

  9. Repurchase of Shares. If a Change in Control Event has not occurred prior to the first anniversary of the date on which the Option terminates pursuant to Section 20 hereof, then beginning on such anniversary date, and continuing for a period of 30 days thereafter, the Grantor shall have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price, or (ii) the average closing price of the Common Stock on the NYSE Composite Tape for the five trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within the thirty (30) day period following the first anniversary of the date on which the Option terminates, the Repurchase Right shall terminate. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than ten (10) business days and not earlier than two business days following the date such notice is given) for the closing of such purchase.

  10. Profit Limitation.

    (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $125,000,000 (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall, within five business days, either (i) deliver to the Grantor for cancellation Shares (valued, for the purposes of this Section 10(a), at the average closing sales price of the Common Stock on the NYSE Composite Tape for the twenty consecutive trading days preceding the day on which the Grantee's Total Profit exceeds $125,000,000) previously purchased by the Grantee, (ii) pay cash or other consideration to the Grantor or refund in cash Liquidation Amounts previously paid or reduce or waive the amount of any Liquidation Amount payable pursuant to Section 8.2(b) of the Merger Agreement, or (iii) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

    The term "Liquidation Amounts" means the aggregate amount of any Initial Termination Fee and Additional Termination Fee (each as defined in the Merger Agreement) payable or paid to Grantee pursuant to Section 8.2 of the Merger Agreement and not repaid or refunded to the Grantor pursuant to this
  Section 10 or otherwise.

    (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Shares that would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit and, if exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

    (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash Liquidation Amounts received by Grantee pursuant to Section 8.2(b) of the Merger Agreement, (ii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

    (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by the Grantee and its subsidiaries as of such date, were sold for cash at the closing market price for the Common Stock on the NYSE Composite Tape of the close of business on the preceding trading day (less customary brokerage commissions).

  11. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

  12. Specific Performance. The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

  13. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

    If to the Grantor:

    The Learning Company, Inc.
    One Athenaeum Street
    Cambridge, MA 02142
    Attn: Neal Winneg, Esq.
    Telecopy: (617) 494-5660

    With a copy to:

    Hale and Dorr LLP
    60 State Street
    Boston, MA 02109
    Attn: Mark G. Borden, Esq.
    Telecopy: (617) 526-5000

    If to the Grantee:

    Mattel, Inc.
    333 Continental Boulevard
    El Segundo, CA 90245-5012
    Attn: Ned Mansour, Esq.
    Telecopy: (310) 252-3671

    With a copy to:

    Latham & Watkins
    633 West Fifth Street, Suite 4000
    Los Angeles, California 90071-2007
    Attn: Thomas C. Sadler, Esq.
    Telecopy: (213) 891-8763

  14. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective permitted successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Except as set forth in Section 7, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

  15. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

  16. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations. Any assignment made in violation of this Section 16 shall be void.

  17. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

  18. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

  19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

  20. Termination. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date on which the Grantee realizes a Total Profit equal to the Profit Limit, (iii) the date on which the Merger Agreement is terminated if no Initial Termination Fee or Additional Termination Fee (each as defined in the Merger Agreement) could be payable to Grantee pursuant to the terms of the Merger Agreement upon the occurrence of certain events or the passage of time, and (iv) if no Triggering Event shall have occurred, the date that is twelve months after the termination of the Merger Agreement, and (v) 180 days following the occurrence of a Triggering Event (the date referred to in this clause (v) being referred to as the "Option Expiration Date"); provided, however, that if the Option cannot be exercised or the Shares cannot be delivered to the Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Expiration Date shall be extended for a period of up to an additional sixty (60) days; and provided, further, that, if at any time the Grantee seeks to exercise the Option by delivery of a Stock Exercise Notice but is unable to do so with respect to all of the Shares subject to the Option at the Purchase Price because of the limitation on profit contained in Section 10(b) hereof, the Option Termination Date shall be extended for an additional 30 days from the date of such Stock Exercise Notice (but in no event shall the Option Termination Date be more than 240 days after the occurrence of a Triggering Event). "Notice Date" shall mean the date, if any, upon which the Grantee delivers a Stock Exercise Notice to the Grantor.

  All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

  21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                   SIGNATURE PAGE FOR STOCK OPTION AGREEMENT

  IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                          THE LEARNING COMPANY, INC.

                                                 /s/ Michael J. Perik
                                          -------------------------------------
                                          By:Michael J. Perik
                                          Its:Chief Executive Officer

                                          MATTEL, INC.

                                                    /s/ Ned Mansour
                                          -------------------------------------
                                          By:Ned Mansour
                                          Its:President, Corporate Operations

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify, subject to the standards set forth therein, any person who was or is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving as such with respect to another entity at the request of such corporation. The Delaware General Corporation Law also provides that a Delaware corporation may purchase insurance on behalf of any such director, officer, employee or agent.

  Mattel, Inc. (the "Registrant") has adopted provisions in Article Seventh of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which require the Registrant to indemnify any and all persons whom it has the power to indemnify pursuant to the Delaware General Corporation Law against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by the Delaware General Corporation Law.

  Article Seventh of the Certificate of Incorporation also empowers the Registrant by action of its Board of Directors to purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not the Registrant would have the power to indemnify any such individual under the Delaware General Corporation Law.

  In addition, Section 1 of Article VI of the Registrant's Bylaws requires that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except for claims by such persons for non-payment of entitled indemnification claims against the Registrant, the Registrant shall indemnify such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Registrant's Board of Directors. Article VI of the Bylaws specifies that the right to indemnification so provided is a contract right, sets forth certain procedural and evidentiary standards applicable to the enforcement of a claim under Article VI of the Bylaws, entitles the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Registrant and entitles them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the Certificate of Incorporation.

  The Registrant has entered into indemnity agreements (the "Indemnity Agreements") with certain directors of the Registrant, including directors who are also officers and employees of the Registrant, and certain senior officers of the Registrant. The Indemnity Agreements provide that the Registrant will pay any costs which an indemnitee actually and reasonably incurs because of claims made against him or her by reason of the fact that he or she is or was a director or officer of the Registrant. The payments to be made under the Indemnity Agreements include, but are not limited to, expenses of investigation, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement, and attorneys' fees and disbursements, except the Registrant is not obligated to make any payment under the Indemnity Agreements which the Registrant is prohibited by law from paying as indemnity, or where (a) indemnification is provided to an indemnitee under an insurance policy, except for amounts in excess of insurance coverage, (b) the claim is one for which an indemnitee is otherwise indemnified by the Registrant, (c) final determination is rendered in a claim based upon the indemnitee obtaining a personal profit or advantage to which he or she is not legally entitled, (d) final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or similar state or common law provisions, or (e) the indemnitee was adjudged to be deliberately dishonest.

  Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability
(1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or
(4) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Registrant's Certificate of Incorporation eliminates the liability of a director of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

  The directors and officers of the Registrant and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of the Registrant and its subsidiaries.

  Under Section 6.7 of the Merger Agreement, from and after the Effective Time the Registrant is required to indemnify and hold harmless each present and former director and officer of TLC and its subsidiaries against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law. For a period of five years after the Effective Time, the Registrant is required to maintain in effect the policies of directors' and officers' liability insurance maintained by TLC and its subsidiaries as of the date of the Merger Agreement (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims arising out of the Merger Agreement. In the alternative, the Registrant may purchase a five year extended reporting period endorsement under TLC's existing directors' and officers' liability insurance coverage. See "The Merger Agreement--Additional Agreements--Indemnification."

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits


 Exhibit
 Number                                Description of Exhibit
 -------                               ----------------------
   2.1   Agreement and Plan of Merger, dated as of December 13, 1998, between Mattel, Inc.
         and The Learning Company, Inc. (incorporated by reference to Exhibit 2.1 of
         Mattel, Inc.'s Current Report on Form 8-K, dated December 15, 1998).
   2.2   Stock Option Agreement, dated as of December 13, 1998, between Mattel, Inc. and
         The Learning Company, Inc. (incorporated by reference to Exhibit 99.1 of Mattel,
         Inc.'s Current Report on Form 8-K, dated December 15, 1998).
   3.1   Restated Certificate of Incorporation of Mattel, Inc. (incorporated by reference to Exhibit 3.0 to Mattel, Inc.'s Annual Report on Form 10-K for the year ended
         December 31, 1993).
   3.2   Certificate of Amendment of Restated Certificate of Incorporation of Mattel, Inc.
         (incorporated by reference to Exhibit B to Mattel, Inc.'s Proxy Statement dated
         March 23, 1996).
   3.3   Certificate of Amendment of Restated Certificate of Incorporation of Mattel, Inc.
         (incorporated by reference to Exhibit B to Mattel, Inc.'s Proxy Statement dated
         March 30, 1998).
   3.4   By-laws of Mattel, Inc., as amended to date (incorporated by reference to Exhibit
         4.3 to Mattel, Inc.'s Registration Statement on Form S-3 dated September 26,
         1997).
  +3.5   Form of Certificate of Designations, Preferences, Rights and Limitations of
         Special Voting Preferred Stock of Mattel, Inc.
   4.1   Rights Agreement, dated as of February 7, 1992, between Mattel, Inc. and The
         First National Bank of Boston, as Rights Agent (incorporated by reference to
         Exhibit 1 to Mattel, Inc.'s Registration Statement on Form 8-A, dated February
         12, 1992).
   4.2   Specimen Stock Certificate with respect to Mattel, Inc. Common Stock
         (incorporated by reference to Mattel, Inc.'s Report on Form 8-A, dated February
         28, 1996).
         (Mattel, Inc. has not filed certain long-term debt instruments under which the principal amount of securities authorized to be issued does not exceed 10% of the total assets of Mattel, Inc. Copies of such agreements will be provided to the
         Securities and Exchange Commission upon request.)
  +5.1   Opinion of Lee B. Essner as to the validity of the securities being registered.
  +8.1   Opinion of Latham & Watkins as to tax matters.
  +8.2   Opinion of Hale and Dorr LLP as to tax matters.
  +8.3   Opinion of Davies, Ward & Beck as to tax matters.
 *12.1   Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to
         Combined Fixed Charges and Preferred Stock Dividends.
 *23.1   Consent of PricewaterhouseCoopers LLP.
 *23.2   Consent of Deloitte and Touche LLP.
 *23.3   Consent of PricewaterhouseCoopers LLP.
 *23.4   Consent of PricewaterhouseCoopers LLP.
 +23.5   Consent of Latham & Watkins (included in Exhibit 8.1 above).
 +23.6   Consent of Hale and Dorr LLP (included in Exhibit 8.2 above).
 +23.7   Consent of Davies, Ward & Beck (included in Exhibit 8.3 above).
  24.1   Power of Attorney with respect to Mattel, Inc. (contained in signature page hereto).
 +99.1   Form of Proxy Card of Mattel, Inc.

 Exhibit
 Number                                Description of Exhibit
 -------                               ----------------------
 +99.2   Forms of Proxy Cards of The Learning Company, Inc.
 +99.3   Voting and Exchange Trust Agreement, dated as of February 4, 1994 among The
         Learning Company, Inc., Softkey Software Products Inc. and R-M Trust Company, as
         Trustee (incorporated by reference to Exhibit 4.3 to The Learning Company, Inc.'s
         Registration Statement on Form S-3 dated December 3, 1997).
 +99.4   Support Agreement, dated as of February 4, 1994 between The Learning Company,
         Inc. and Softkey Software Products Inc.
 +99.5   Form of Voting and Exchange Trust Supplement to be entered into by Mattel, Inc.,
         The Learning Company, Inc., Softkey Software Products Inc. and       , as
         Trustee.
 +99.6   Form of Support Agreement Amending Agreement to be entered into by Mattel, Inc.,
         The Learning Company, Inc. and Softkey Software Products Inc.
 +99.7   Form of Rights Agreement to be entered into by Softkey Software Products Inc.,
         Mattel, Inc. and         , as Trustee.
 +99.8   Consent of Goldman, Sachs & Co.
 +99.9   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

--------
*Filed herewith.
+To be filed by amendment.

Item 22. Undertakings.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on February 2, 1999.

                                          MATTEL, INC.

                                                   /s/ Harry J. Pearce
                                          By: _________________________________
                                             Name:  Harry J. Pearce
                                             Title: Chief Financial Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jill E. Barad, Ned Mansour, Robert Normile, Lee B. Essner and John L. Vogelstein, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ Jill E. Barad             Chairman of the Board,          February 2,
____________________________________  President and Chief               1999
           Jill E. Barad              Executive Officer

      /s/ Harry J. Pearce            Chief Financial Officer         February 2,
____________________________________  (Principal Financial              1999
          Harry J. Pearce             Officer)

       /s/ Kevin M. Farr             Senior Vice President and       February 2,
____________________________________  Corporate Controller              1999
           Kevin M. Farr              (Principal Accounting
                                      Officer)

      /s/ Dr. Harold Brown           Director                        February 2,
____________________________________                                    1999
          Dr. Harold Brown

     /s/ Tully M. Friedman           Director                        February 2,
____________________________________                                    1999
         Tully M. Friedman

             Signature                           Title                  Date
             ---------                           -----                  ----

     /s/ Joseph C. Gandolfo          Director and President,         February 2,
____________________________________  Worldwide Manufacturing           1999
         Joseph C. Gandolfo           Operations

       /s/ Ronald M. Loeb            Director                        February 2,
____________________________________                                    1999
           Ronald M. Loeb

        /s/ Ned Mansour              Director and President,         February 2,
____________________________________  Corporate Operations and          1999
            Ned Mansour               General Counsel

     /s/ Dr. Andrea L. Rich          Director                        February 2,
____________________________________                                    1999
         Dr. Andrea L. Rich

    /s/ William D. Rollnick          Director                        February 2,
____________________________________                                    1999
        William D. Rollnick

    /s/ Pleasant T. Rowland          Vice Chairman of the Board      February 2,
____________________________________  and President, The Pleasant       1999
        Pleasant T. Rowland           Company

  /s/ Christopher A. Sinclair        Director                        February 2,
____________________________________                                    1999
      Christopher A. Sinclair

       /s/ Bruce L. Stein            Director, President, Mattel     February 2,
____________________________________  Worldwide and Chief               1999
           Bruce L. Stein             Operating Officer

     /s/ John L. Vogelstein          Director                        February 2,
____________________________________                                    1999
         John L. Vogelstein

                                 EXHIBIT INDEX

 Exhibit
 Number                       Description of Exhibit
 -------                      ----------------------
   2.1   Agreement and Plan of Merger, dated as of December 13, 1998, between Mattel, Inc. and The Learning Company, Inc.
         (incorporated by reference to Exhibit 2.1 of Mattel, Inc.'s
         Current Report on Form 8-K, dated December 15, 1998).
   2.2   Stock Option Agreement, dated as of December 13, 1998, between
         Mattel, Inc. and The Learning Company, Inc. (incorporated by reference to Exhibit 99.1 of Mattel, Inc.'s Current Report on
         Form 8-K, dated December 15, 1998).
   3.1   Restated Certificate of Incorporation of Mattel, Inc.
         (incorporated by reference to Exhibit 3.0 to Mattel, Inc.'s
         Annual Report on Form 10-K for the year ended December 31,
         1993).
   3.2   Certificate of Amendment of Restated Certificate of
         Incorporation of Mattel, Inc. (incorporated by reference to
         Exhibit B to Mattel, Inc.'s Proxy Statement dated March 23,
         1996).
   3.3   Certificate of Amendment of Restated Certificate of
         Incorporation of Mattel, Inc. (incorporated by reference to
         Exhibit B to Mattel, Inc.'s Proxy Statement dated March 30,
         1998).
   3.4   By-laws of Mattel, Inc., as amended to date (incorporated by reference to Exhibit 4.3 to Mattel, Inc.'s Registration
         Statement on Form S-3 dated September 26, 1997).
  +3.5   Form of Certificate of Designations, Preferences, Rights and
         Limitations of Special Voting Preferred Stock of Mattel, Inc.
   4.1   Rights Agreement, dated as of February 7, 1992, between Mattel,
         Inc. and The First National Bank of Boston, as Rights Agent
         (incorporated by reference to Exhibit 1 to Mattel, Inc.'s
         Registration Statement on Form 8-A, dated February 12, 1992).
   4.2   Specimen Stock Certificate with respect to Mattel, Inc. Common
         Stock (incorporated by reference to Mattel, Inc.'s Report on
         Form 8-A, dated February 28, 1996).
         (Mattel, Inc. has not filed certain long-term debt instruments under which the principal amount of securities authorized to be issued does not exceed 10% of the total assets of Mattel, Inc.
         Copies of such agreements will be provided to the Securities and
         Exchange Commission upon request.)
  +5.1   Opinion of Lee B. Essner as to the validity of the securities being registered.
  +8.1   Opinion of Latham & Watkins as to tax matters.
  +8.2   Opinion of Hale and Dorr LLP as to tax matters.
  +8.3   Opinion of Davies, Ward & Beck as to tax matters.
 *12.1   Computation of Ratio of Earnings to Fixed Charges and Ratio of
         Earnings to Combined Fixed Charges and Preferred Stock
         Dividends.
 *23.1   Consent of PricewaterhouseCoopers LLP.
 *23.2   Consent of Deloitte and Touche LLP.
 *23.3   Consent of PricewaterhouseCoopers LLP.
 *23.4   Consent of PricewaterhouseCoopers LLP.
 +23.5   Consent of Latham & Watkins (included in Exhibit 8.1 above).
 +23.6   Consent of Hale and Dorr LLP (included in Exhibit 8.2 above).
 +23.7   Consent of Davies, Ward & Beck (included in Exhibit 8.3 above).
  24.1   Power of Attorney with respect to Mattel, Inc. (contained in signature page hereto).
 +99.1   Form of Proxy Card of Mattel, Inc.

 Exhibit
 Number                       Description of Exhibit
 -------                      ----------------------
 +99.2   Forms of Proxy Cards of The Learning Company, Inc.
 +99.3   Voting and Exchange Trust Agreement, dated as of February 4,
         1994 among The Learning Company, Inc., Softkey Software Products
         Inc. and R-M Trust Company, as Trustee (incorporated by
         reference to Exhibit 4.3 to The Learning Company, Inc.'s
         Registration Statement on Form S-3 dated December 3, 1997).
 +99.4   Support Agreement, dated as of February 4, 1994 between The
         Learning Company, Inc. and Softkey Software Products Inc.
 +99.5   Form of Voting and Exchange Trust Supplement to be entered into by Mattel, Inc., The Learning Company, Inc., Softkey Software
         Products Inc. and       , as Trustee.
 +99.6   Form of Support Agreement Amending Agreement to be entered into by Mattel, Inc., The Learning Company, Inc. and Softkey Software
         Products Inc.
 +99.7   Form of Rights Agreement to be entered into by Softkey Software
         Products Inc., Mattel, Inc. and         , as Trustee.
 +99.8   Consent of Goldman, Sachs & Co.

 +99.9   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

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*Filed herewith.
+To be filed by amendment.